UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Under Rule 240.14a-12
FIRST CITIZENS BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF 2024 VIRTUAL ANNUAL

MEETING OF STOCKHOLDERS

The 2024 Annual Meeting of Stockholders of First Citizens BancShares, Inc. (the “Annual Meeting”) will be held in a virtual format at the time and in the manner described below.

Date and Time:

Wednesday, May 1, 2024

9:00 a.m. Eastern Daylight Time

Place:

The Annual Meeting will be a virtual stockholder meeting at www.virtualshareholdermeeting.com/FCNCA2024.

To attend the Annual Meeting, go to the website above at the meeting time and enter your unique 16-digit “Control Number.” Your Control Number appears on the portion of your proxy card or voting instruction form that you retain.

Help and technical support for accessing and participating in the virtual Annual Meeting will be available on the day of the meeting by calling 844-986-0822 (U.S.) or 303-562-9302 (International). You may begin to log into the meeting website at 8:45 a.m. EDT on the meeting date.

Matters to be Voted On:

Proposals Submitted by Board of Directors

1.	Election of 13 directors for one-year terms.

2.	Non-binding advisory resolution to approve compensation paid or provided to our named executive officers as disclosed in our Annual Meeting proxy statement (a “say-on-pay” resolution).

3.	Proposal to ratify the appointment of KPMG LLP as our independent accountants for 2024.

Proposal Submitted by a Stockholder

4.	Proposal requesting a report on the risks of politicized de-banking, if properly presented during the meeting by or on behalf of the stockholder.

Our Board of Directors unanimously recommends that you vote:

“FOR” each of the nominees named in Proposal 1;

“FOR” Proposals 2 and 3; and

“AGAINST” Proposal 4.

This notice and the enclosed proxy statement and proxy card are being mailed to our stockholders on or about March 15, 2024.

By the Order of the Board of Directors

Matthew G. T. Martin, Corporate Secretary

PROXY VOTING

INTERNET Visit www.proxyvote.com and follow the instructions on your proxy card.

TELEPHONE Call 1-800-690-6903 and follow the instructions on your proxy card.

MAIL Sign, date and mail your proxy card in the enclosed envelope.

DURING THE MEETING Vote online during the meeting by following the instructions on the virtual meeting platform.
To vote, you will need your 16-digit Control Number included on your proxy card or broker voting instruction form.

Record Date:

The record date for the determination of stockholders entitled to vote at the Annual Meeting is March 4, 2024 (the “Record Date”). You are entitled to participate remotely in the Annual Meeting if you were a holder of record, or the beneficial owner in “street name,” of shares of our Class A Common Stock or Class B Common Stock as of the close of business on the Record Date. Record holders may cast one vote for each share of our Class A Common Stock and 16 votes for each share of our Class B Common Stock they held on the Record Date.

PROXY STATEMENT TABLE OF CONTENTS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL STOCKHOLDER MEETING

TO BE HELD ON MAY 1, 2024.

The notice of meeting, proxy statement, and annual report to security holders are available at: www.proxyvote.com.

Cautionary Note Regarding Forward-Looking Statements and Website References

Certain statements in this proxy statement are “forward-looking statements” within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements included in the letter from Chairman and Chief Executive Officer Frank B. Holding, Jr., and in the section titled “2023 Business Highlights.” All statements other than statements of historical or current facts, including statements regarding our plans, targets, commitments, strategies, and goals made in this document, and the assumptions underlying those statements, are forward-looking. In some cases, forward-looking statements may be identified by the use of words like “believe,” “could,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “may,” “should,” “would,” “future,” “consider,” “project,” “forecast,” and similar expressions with references to the future. Forward-looking statements reflect our current expectations and good-faith evaluation of information available at the time the forward-looking statements were made and are inherently uncertain and subject to a number of risks and uncertainties, many of which are beyond our control, and they should not be relied upon as guarantees of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in our most recent Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Various factors, including future events, may cause our actual, results, performance, or achievement to differ materially from those expressed or implied by these forward-looking statements, and actual outcomes and results may differ materially. All forward-looking statements in this proxy statement are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

In connection with the solicitation of proxy appointments for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation, you should not rely on it as having been authorized by us.

Proxy Summary

Physical Address: 4300 Six Forks Road Raleigh, North Carolina 27609 Principal Office Mailing Address: Post Office Box 27131 Raleigh, North Carolina 27611-7131

PROXY STATEMENT

VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is dated March 8, 2024, and is being furnished to our stockholders on or about March 15, 2024, by the Board of Directors of First Citizens BancShares, Inc., in connection with our solicitation of proxy appointments in the form of the enclosed proxy card for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments of the meeting.

PROXY SUMMARY

This summary highlights information about our company and information contained elsewhere in this proxy statement, but it does not contain all the information you should consider before you vote. You should carefully read this entire proxy statement and the detailed financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”) which accompanies this proxy statement. Website references throughout this proxy statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2024 Annual Meeting of Stockholders

Time and Date Wednesday, May 1, 2024 9:00 a.m. EDT	Virtual Location www.virtualshareholdermeeting.com/FCNCA2024	Record Date March 4, 2024

If for any reason we are not able to convene the Annual Meeting, or if after being convened the meeting is interrupted and cannot be continued, including due to loss of internet connectivity or communications capabilities, power failure, or other technical difficulties, the meeting will be adjourned. If a verbal or written announcement of a later date and time for reconvening the meeting is made during the meeting or posted on the meeting website during the scheduled time for the meeting, the meeting will be reconvened on that date and at that time in a virtual meeting format at the same web address listed above, and no further notice of the date and time of the reconvened meeting will be given unless the adjournment is for more than 30 days or the Record Date is changed. The instructions described in this proxy statement for accessing, participating in, and voting at the original meeting will apply to any such reconvened meeting.

More detailed information about the Annual Meeting and instructions on how you can participate in and vote at the meeting are contained under the heading “FREQUENTLY ASKED QUESTIONS ABOUT THE VIRTUAL ANNUAL MEETING.”

Voting Securities

Our voting securities are the outstanding shares of our Class A Common Stock (“Class A Common”) and Class B Common Stock (“Class B Common”). On the Record Date for the meeting, there were 13,524,550 and 1,005,185 outstanding shares of Class A Common and Class B Common, respectively. You may cast one vote for each share of Class A Common, and 16 votes for each share of Class B Common, that you held of record on the Record Date on each director to be elected and on each other matter voted on by stockholders at the Annual Meeting. Votes may not be cumulated in the election of directors.

2024 Annual Proxy Statement	1

Proxy Summary

Proposals and Voting Recommendations

At the Annual Meeting, our stockholders will vote on the following proposals.

Proposal Number	Description	Votes Required for Approval	Board Recommendation	Page
		Proposals Submitted by our Board of Directors

1	Election of 13 directors	Plurality of votes cast in election by holders of Class A Common and Class B Common represented at the meeting and voting together as one class	✓ VOTE “FOR” EACH NOMINEE	10

2	Advisory vote on executive compensation	Majority of votes entitled to be cast with respect to shares of Class A Common and Class B Common represented at the meeting and voting together as one class	✓ VOTE “FOR” PROPOSAL 2	84

3	Ratification of appointment of independent accountants	Majority of votes entitled to be cast with respect to shares of Class A Common and Class B Common represented at the meeting and voting together as one class	✓ VOTE “FOR” PROPOSAL 3	86
		Proposal Submitted by a Stockholder

4	Proposal requesting a report on the risks of politicized de-banking, if properly presented during the meeting by or on behalf of the stockholder	Majority of votes entitled to be cast with respect to shares of Class A Common and Class B Common represented at the meeting and voting together as one class	× VOTE “AGAINST” PROPOSAL 4	88

Stockholders also will vote on such other matters as may properly come before the meeting. However, our Board of Directors currently knows of no matters that may be voted on at the Annual Meeting other than the matters listed above.

Proxy Voting Methods

Record holders of our common stock may vote in the following ways. More detailed instructions for voting are contained in this proxy statement under the heading “FREQUENTLY ASKED QUESTIONS ABOUT THE VIRTUAL ANNUAL MEETING.”

INTERNET Visit www.proxyvote.com and follow the instructions on your proxy card.	TELEPHONE Call 1-800-690-6903 and follow the instructions on your proxy card.	MAIL Mark, sign, and date your proxy card and mail it in the enclosed envelope.	DURING THE MEETING Vote online during the meeting by following the instructions on the virtual meeting platform.

Even if you plan to participate remotely in the virtual Annual Meeting, to ensure that your shares will be represented at the meeting we encourage record holders of shares to vote their shares in advance online, by phone, or by mail, and beneficial holders of shares held in “street name” to give their voting instructions in advance to their banks, brokers, or other nominees.

2	2024 Annual Proxy Statement

Proxy Summary

Who We Are

Our Mission, Vision, and Values. We help personal, business, commercial, and wealth clients build financial strength that lasts. Headquartered in Raleigh, N.C., we have built a unique legacy of strength, stability, and long-term thinking that has spanned generations. FCB was founded as the Bank of Smithfield in North Carolina in 1898 and served primarily agricultural customers. Today, we are a top-20 U.S. financial institution with more than $200 billion in assets and more than 500 branches and offices in 30 states coast to coast. We provide financial services to a wide range of consumer and commercial clients, with services including retail and mortgage banking, wealth management, commercial banking delivering best-in-class lending, leasing, and other financial services, as well as innovation banking serving businesses at every stage of their lifecycle. We also operate a nationwide digital bank (the “Direct Bank”) that provides access to core deposits. We continue to bring together some of the most talented bankers and associates to fulfill our Forever First® brand promise to our clients.

While we have experienced significant growth over the years, and the way we do banking has evolved over time, the timeless values and long-term approach that guide us remain steadfast. We are first and foremost a relationship bank, building long-term relationships with our clients and helping them reach their goals. We merged with CIT in January 2022 and acquired assets of SVB in 2023, adding scale and complementary capabilities, while accelerating our transformation into a full-service institution with an expanded, national footprint. Amidst change, we remain anchored in our longstanding values, including putting our clients first and building long-term value for our company and our stockholders.

Human Capital Management. Our ability to attract, retain, and develop associates who align with our purpose is key to our success. Our human capital strategy is predicated on ensuring the organization has the right people with the right skills in the right places at the right time for the right cost to fulfill our strategic objectives. We strive to provide robust compensation and benefits to our employees that emphasize a holistic approach to well-being and a thoughtful approach to performance management. Our key human capital initiatives include scaling and developing talent, enhancing performance, leadership/management and coaching, and supporting diversity, equity, and inclusion initiatives.

We believe it is important that our associates feel included, valued, and respected, and we strive to create a diverse and inclusive workplace environment. To foster inclusion, we start by embracing diversity, including gender, ethnicity/race, religion, national origin, age, disability, military service, sexual orientation, and gender identity, among others. We seek individuals with diverse backgrounds that reflect the markets we serve because we understand our differences contribute to a diversity of thought that enhances associate and customer relationships and drives innovation of our products and services.

Sustainability. We are focused on keeping the customer at the center and on making positive and lasting impacts on our communities through our business activities, volunteer and charitable efforts, and adherence to the highest ethical standards. While we recognize that sustainability is important for our future, we know it is also a smart way of doing business. We continue to evaluate our enterprise-wide approach to sustainability in a way that is aligned with regulatory requirements and our long-term business goals.

2024 Director Nominees

The 13 nominees for election as directors at the Annual Meeting are listed below. Further information regarding the nominees and their experience and qualifications is contained in this proxy statement under the heading “PROPOSAL 1. ELECTION OF DIRECTORS.” Nominees’ ages listed in the table are as of the date of this proxy statement.

Name and Age	Principal Occupation	Independent Director?	Committee Membership (C=Chair)	Board Tenure	2023 Board and Committee Meeting Attendance

Ellen R. Alemany 68	Retired; our former Vice Chairwoman and former CEO of CIT	—	Risk	2 Years	100%

John M. Alexander, Jr. 74	Manager, McKnitt and Associates, LLC	✔	Trust (C) Audit	34 Years	100%

Victor E. Bell III 67	Chairman and President, Marjan, Ltd.	✔	CNG Risk	22 Years	100%

Peter M. Bristow 58	Our and FCB’s President	—	None	10 Years	100%

Hope H. Bryant 61	Our and FCB’s Vice Chairwoman	—	Executive Trust	18 Years	100%

Michael A. Carpenter 76	Retired; former Chief Executive Officer, Ally Financial, Inc.	✔	Audit	2 Years	96%

2024 Annual Proxy Statement	3

Proxy Summary

Name and Age	Principal Occupation	Independent Director?	Committee Membership (C=Chair)	Board Tenure	2023 Board and Committee Meeting Attendance

H. Lee Durham, Jr. 75	Retired; former partner, Pricewaterhouse-Coopers LLP	✔	Audit (C) CNG Executive Audit Committee Financial Expert	21 Years	100%

Dr. Eugene Flood, Jr. 68	Managing Partner, A Capella Partners; retired President and Chief Executive Officer, Smith Breeden Associates	✓	Risk Trust	1 Year	100%

Frank B. Holding, Jr. 62	Our and FCB’s Chairman and Chief Executive Officer	—	Executive (C)	31 Years	100%

Robert R. Hoppe 72	Retired; former partner, Pricewaterhouse-Coopers LLP	✔	Risk (C) Executive Risk Management Expert	10 Years	100%

David G. Leitch 63	Retired legal counsel; former Global General Counsel, Bank of America Corporation	✔	Audit CNG	Since 01/01/2024	—

Robert E. Mason IV 65	Chairman, Robert E. Mason and Associates, Inc.	✔	CNG Risk	17 Years	100%

Robert T. Newcomb 63	Retired; former Owner and President, Newcomb and Company	✔ Lead Independent Director	CNG (C) Audit Executive	22 Years	98%

Current Board Profile

Board Ages	Diverse Board Representation

Board Refreshment	Board Independence

4	2024 Annual Proxy Statement

Proxy Summary

2023 Business Highlights

SVB Acquisition – We completed the acquisition of certain of the assets, and assumed certain of the liabilities, of SVB on March 27, 2023, our largest FDIC-assisted transaction to date. As of the acquisition date, we acquired consolidated total assets of approximately $107.54 billion, including $68.47 billion in loans, and assumed $56.01 billion in deposits. This transformational acquisition brought together complementary strengths of both organizations while accelerating our growth by building on our current capabilities and unlocking new business opportunities. The addition of SVB created valuable scale for FCB, while expanding our geographic footprint into attractive West Coast and Northeast markets. And importantly, FCB gained a dedicated group of professional bankers with deep experience supporting the innovation economy.

Financial Performance – For the year ended December 31, 2023, net income available to common stockholders was $11.41 billion, an increase of $10.36 billion from $1.05 billion for the prior year. Net income per diluted common share for the current year was $784.51, an increase from $67.40 for the prior year. Our return on average assets was 5.90% during 2023 compared to 1.01% during 2022. Our return on average common equity was 66.88% and 11.15% for 2023 and 2022, respectively. The increases over the prior year were primarily related to impacts from the SVB Acquisition, including a $9.81 billion preliminary after tax gain on acquisition.

Net Interest Income – We generated record full-year net interest income of $6.71 billion, an increase of $3.77 billion or 128% from 2022, due primarily to the loans and interest-earning deposits acquired in the SVB Acquisition, higher accretion income, higher income from organic loan growth, and higher yields on loans.

Net Interest Margin Expansion – Net interest margin was 3.92%, an increase of 76 basis points compared to the prior year. The increase in net interest margin was driven by an increase in earning assets from the SVB Acquisition, improved earning asset yields, and an improved mix of earning assets given loan growth, partially offset by higher funding costs.

Noninterest Income Improvement – Noninterest income for the year was $12.08 billion, an increase of $9.94 billion from the prior year. The increase was primarily related to the $9.81 billion preliminary after tax gain on acquisition recorded from the SVB Acquisition. We also saw increases in client investment fees, international fees, and fee income and other service charges driven primarily from the SVB Acquisition, while service charges on deposit accounts also increased, mainly from deposit growth.

Loan Growth – Total loans and leases at December 31, 2023, were $133.30 billion, an increase of $62.52 billion or 88% from December 31, 2022. The increase was primarily related to SVB segment loans of $55.01 billion as of December 31, 2023, along with organic loan growth in the General and Commercial Banking segments.

Asset Quality – Net charge-offs totaled 0.47% of average loans during 2023, up 35 basis points from 2022. The allowance for credit losses as a percentage of total loans was 1.31% at December 31, 2023, an increase of 1 basis point from 1.30% at December 31, 2022.

Maintained Solid Capital Position – We remain well-capitalized with all regulatory metrics at or above our target ranges, and with a total risk-based capital ratio of 15.75%, a Tier 1 risk-based capital ratio of 13.94%, a common equity Tier 1 ratio of 13.36%, and a Tier 1 leverage ratio of 9.83%.

Liquidity Remained Strong – We strive to maintain a strong liquidity position, and our risk appetite for liquidity is low. At December 31, 2023, we had $57.28 billion in liquid assets, or approximately 27% of total assets, consisting of cash and high-quality liquid securities.

2024 Annual Proxy Statement	5

Proxy Summary

2023 Executive Compensation Highlights

The table below describes the key objectives of our executive compensation program, the principal components of executive compensation, and actions by the Compensation, Nominations and Governance (“CNG”) Committee and the Boards during 2023 to align with those objectives.

Compensation Objectives	How Our Compensation Program Supports Our Compensation Objectives

Reward sustained long-term performance and long-term service and loyalty.

●  Long-Term Incentive Plan Awards. Approved the grant of new cash-based performance awards under FCB’s Long-Term Incentive Plan (the “LTIP”) for a three-year performance period (2023-2025) based on the same performance criteria as in prior years (growth in the tangible book value per share of our common stock plus cumulative dividends paid per share).

Balance business risk with sound financial policy and stockholders’ interests, and align the interest of executive officers with the long-term interests of stockholders by encouraging growth in the value of our company and our stockholders’ investments.

●  Continued Focus on Performance-Based Compensation Relative to Total Compensation. Recommended no increases for 2023 in the base salaries of our named executive officers, and continued to increase the percentages of our executive officers’ total compensation that is performance based.

●  LTIP Performance Goals. Continued to base LTIP performance awards for executive officers primarily on the growth in tangible book value, which the CNG Committee believes is a key driver of long-term value.

●  Merger Performance Plan. Approved awards under FCB’s Merger Performance Plan (“MPP”) to motivate and reward eligible associates, including executive officers, who have significant involvement in and responsibility for post-acquisition processes by offering them cash incentives dependent on realization of benefits to our company and stockholders of our merger with CIT and our acquisition of certain assets, and assumption of certain liabilities, of SVB, with performance objectives tied to one or more of the following: timely achievement of stabilization, integration, or optimization milestones, realization of merger or acquisition cost savings and synergies, risk management, individual performance, or other related specific goals as assigned.

●  Incentive Compensation Risk Management Program. Began implementation of enhancements to the Incentive Compensation Risk Management Program to include new risk-balancing mechanisms in order to help identify and mitigate risks that might arise from incentive compensation arrangements.

●  Adoption of Enhanced Clawback Policy. In accordance with Nasdaq’s listing rules, adopted a new “clawback” policy that, in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the securities laws, generally requires us (subject to certain exceptions) to recover the amount of any incentive-based compensation received by any current or former executive officer during the three completed fiscal years immediately preceding the date of the restatement that exceeds the amount he or she would have received had it been determined based on the restated amounts in the restatement.

Attract, motivate, and retain talented executive officers, and provide compensation to executive officers that is competitive with comparable financial services companies.

●  Future Pay Competitiveness. With the CNG Committee’s independent compensation consultant, continued to assess the future competitiveness of our executives’ compensation against comparably-sized regional financial institutions with which we compete following our acquisition transactions with CIT and SVB in order to provide competitive compensation programs that attract, retain, and motivate talented executives with strong track records of success, and to help assure a high performing and stable leadership team.

6	2024 Annual Proxy Statement

Proxy Summary

Key Corporate Governance Highlights

Board Composition and Independence

●  Independent Director Nominees. Nine of 13 director nominees are independent.

●  Annual Independence Determination. The CNG Committee reviews the independence of outside directors each year in connection with the Boards’ annual determination of director independence.

●  Annual Election of Lead Independent Director. Independent directors each year select a Lead Independent Director who has broad authority and responsibility over Board governance and operation.

●  Key Committees Independent. Independent directors comprise 100% of the membership of each of the Audit and CNG Committees, and 80% of the membership of the Risk Committee.

●  Regular Executive Sessions. Independent directors meet in executive session on a regular basis without members of management or non-independent directors present.

●  Interaction With and Access to Senior Executives, Associates, and Advisors. Independent directors and committees have significant interaction with senior executives and access to other associates and to our outside advisors.

●  Ability to Hire Outside Experts and Consultants. Independent directors and committees have the ability to hire separate outside experts and consultants, at our expense, and to conduct independent investigations.

Board Qualifications and Evaluations

●  Board Skills and Experience. Board skills and experience are aligned with our overall strategy.

●  Board Orientation and Continuing Education Program. Our Board orientation and continuing education program supports ongoing director development.

●  Board and Committee Self-Evaluation. The CNG Committee coordinates annual Board and committee self-assessments encompassing duties and responsibilities, performance, Board and committee structure, culture, process, and execution.

Board Structure, Refreshment and Diversity

●  Annual Election of Directors. Directors are elected annually for one-year terms.

●  Retirement Policy. No person is eligible to stand for election as a director at any stockholder meeting following the calendar year in which he or she reaches 75 years of age. The Board has the ability to waive the policy for compelling reasons, and it granted two waivers from the retirement policy in connection with the Annual Meeting.

●  Gender and Racial Diversity. Gender and racial diversity are represented on our Board.

●  Board Refreshment. Four of 10 current non-management directors have served for fewer than three years.

●  Diversity of Tenure. Diversity of tenure provides balance of historical knowledge and new perspectives.

2024 Annual Proxy Statement	7

Proxy Summary

Board Policies and Practices

●  CEO Evaluations. The CNG Committee conducts annual evaluations of our CEO’s performance.

●  Stock Ownership. Each director is encouraged to own an amount of our stock that is significant in light of his or her financial means.

●  No Hedging of our Common Stock. Our hedging policy prohibits our directors and executive officers from hedging any shares of our common stock.

●  No Pledging of our Common Stock. Our pledging policy generally prohibits any director or executive officer from pledging any shares of our common stock that he or she owns or controls, subject to “grandfathered” pledges and exceptions approved by the Audit Committee for pledge arrangements that the Committee concludes are not reasonably likely to pose a material risk to our company or the market for our common stock.

●  Clawback Policy. In the event we are required to prepare an accounting restatement resulting from material noncompliance with financial reporting requirements under the securities laws, our “clawback” policy generally requires us (subject to certain exceptions) to recover the amount of any incentive-based compensation received by any current or former executive officer during the three completed fiscal years immediately preceding the date of the restatement that exceeds the amount he or she would have received had it been determined based on the restated amounts in the restatement.

●  Service on other Company Boards. Service on the boards of other companies is not restricted, but our Corporate Governance Guidelines state our expectation that such service not interfere with our directors’ abilities to devote the time and attention required to fulfill their duties and responsibilities to us and our stockholders.

●  Annual Review of Corporate Governance Guidelines. The CNG Committee and Board conduct an annual review of our Corporate Governance Guidelines to ensure alignment with best practices.

●  Independent Compensation Consultant. The CNG Committee retains an independent compensation consultant (which provides no other services to us or FCB) to assist each year in the evaluation of our executive and director compensation programs and in the committee’s executive and director compensation decisions and recommendations.

●  Insider Trading Policy. The Policy prohibits trading in our securities, or the securities of any other company with which we do business, by directors, executive officers, and associates while in possession or aware of material non-public information, and disclosing, communicating, other than in accordance with our policies, or otherwise misusing, material non-public information regarding our company or any other company with which we do business.

Board Oversight of Risk

●  Board’s Role in Risk Management. The Boards’ role in risk oversight is an integral part of our overall Risk Management Framework, with the Board administering its oversight function primarily through committees.

●  Risk Management Framework. Our Risk Management Framework and Risk Appetite Framework are managed by the Boards’ joint Risk Committee and approved by the Boards.

●  Human Capital Management. The Risk Committee, through the Operational Risk and Compliance Risk Committees, and with the Human Resources Department, oversees human capital management risks, including strategies and initiatives on workforce planning, associate well-being, talent acquisition, retention, and engagement.

●  Cyber Risk/Business Continuity. The Risk Committee periodically reviews information security policies and technology risk management programs and practices that are designed to protect data, records, and proprietary information, and also reviews reports on our business continuity and disaster recovery program that is designed to safeguard against disruptions from events such as cyberattacks, natural disasters, and man-made events.

●  Compensation Risk Management. The CNG Committee regularly reviews our compensation philosophy and practices to determine the overall risk profile of our compensation program, and it oversees an annual review of all compensation plans, including all incentive and variable pay plans, to help identify potential risks and provide continuing oversight and mitigation of risks.

8	2024 Annual Proxy Statement

Proxy Summary

Sustainability Practices

●  Sustainability. We are focused on keeping the customer at the center and on making positive and lasting impacts on our communities through our business activities, volunteer and charitable efforts, and adherence to the highest ethical standards. While we recognize that sustainability is important for our future, we know it is also a smart way of doing business. We continue to evaluate our enterprise-wide approach to sustainability in a way that is aligned with regulatory requirements and our long-term business goals.

Culture and Ethics

●  Code of Ethics. Our Board of Directors has adopted three Codes of Ethics that apply separately to our and FCB’s financial officers, directors, and all associates, respectively, as well as a Non-Employee Workers Code of Ethics that applies to all non-employees engaged on a temporary basis through a contractual agreement to provide services to FCB.

●  Diversity, Equity, and Inclusion. Our diversity, equity, and inclusion team is focused on helping all associates, including diverse associates, to develop in their careers and achieve our clients’ goals, raising awareness of the importance of inclusion in our workplace, and identifying and promoting educational and engagement opportunities.

Proxy Statement Definitions

In this proxy statement, except where the context indicates otherwise:

●	“you,” “your,” and similar terms refer to the stockholder receiving it;

●	“we,” “us,” “our,” and similar terms refer to First Citizens BancShares, Inc., and, as the context may require, collectively to us and First-Citizens Bank & Trust Company, our bank subsidiary;

●	“FCB” refers to First-Citizens Bank & Trust Company;

●	“our Board” or “the Board” refers to our Board of Directors;

●	“our Boards” or “the Boards” refers jointly to our Board of Directors and the Board of Directors of FCB;

●	“CNG Committee” refers to our Boards’ joint Compensation, Nominations and Governance Committee;

●

“FCB-SC” refers to the former First Citizens Bank and Trust Company, Inc., Columbia, South Carolina, which, along with its parent holding company, First Citizens Bancorporation, Inc., we acquired in a merger transaction during 2014;

●

“CIT” refers to CIT Group Inc. and, as the context may require, collectively to CIT and CIT Bank, N.A., OneWest Bank, and Mutual of Omaha Bank, CIT’s former bank subsidiaries, which we acquired in a merger;

●	“CIT Merger” refers to our merger with CIT effective on January 3, 2022.

●	“SVB” refers to Silicon Valley Bank from which, through the FDIC as receiver for Silicon Valley Bridge Bank, N.A. (“SVBB”), FCB acquired certain assets and assumed certain liabilities;

●	“SVB Acquisition” refers to FCB’s acquisition of certain assets and assumption of certain liabilities from FDIC as receiver for SVBB effective March 27, 2023;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and

●	“associates” refers to FCB’s employees.

2024 Annual Proxy Statement	9

Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees named below.

General

Our Bylaws provide that:

●

our Board of Directors will consist of not less than five nor more than 30 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and

●

subject to any limitations on service prescribed by the Boards, our directors are elected each year at the annual meeting of stockholders for terms extending to the next Annual Meeting at which directors are elected, or until their deaths, resignations, retirements, removals, or disqualifications, or until their successors have been duly elected and qualified.

Our company and FCB each has a board of directors. Historically, the membership of FCB’s Board has been the same as the membership of our Board, and we expect that to continue. Accordingly, we expect to appoint the nominees elected to our Board at the Annual Meeting to also serve as members of the Board of FCB for the year following the meeting.

Our Board has set the number of our directors at 13 for the year following the Annual Meeting. Following the recommendation of our CNG Committee, the Board has nominated our 13 current directors named below for election as directors for new terms. The nominees include David G. Leitch who was first appointed by the Board as a director effective January 1, 2024, to fill the vacancy on the Board following the death of Floyd L. Keels on October 30, 2023. If before the Annual Meeting any nominee becomes unable or unwilling to serve as a director for any reason, including without limitation death, resignation, withdrawal, or removal, and if a substitute nominee is not named by our Board, the number of directors to be elected at the Annual Meeting will be reduced accordingly.

In recommending nominees for election as directors at the Annual Meeting, the Board’s CNG Committee considered a number of factors, including the nominees’ experience, qualifications, and skills described in their biographies and other information below and the other factors described under the caption “COMMITTEES OF OUR BOARD — Compensation, Nominations and Governance Committee.” Additionally, with respect to nominees who were members of our Board during 2023, the Committee considered, among other factors, each director’s preparedness for, engagement in, and contributions to meetings and deliberations of the Boards and committees on which they serve.

In the biographies below, the nominees’ listed ages are as of the date of this proxy statement, and their biographical and diversity information, and information regarding their experience and qualifications, was provided by the nominees.

10	2024 Annual Proxy Statement

Proposal 1: Election of Directors

Summary of Director Nominee Skills

The chart below identifies skills that our director nominees indicate that they provide to our Board, developed either through past service on our Board or through other professional pursuits.

Audit, Financial Reporting or Accounting	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓

Banking Sector Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

ESG (Environmental, Social, Governance)						✓			✓		✓	✓

Executive Compensation and Benefits	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓

Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Government Affairs, Legal and Compliance		✓	✓	✓			✓			✓	✓	✓

Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Public Company Board Service or Corporate Governance	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓

Technology, Cybersecurity and Information Security		✓					✓		✓			✓

2024 Annual Proxy Statement	11

Proposal 1: Election of Directors

Board Diversity

The table below contains information required by Nasdaq’s listing rules regarding the diversity of our Board of Directors.

Board Diversity Matrix (as of March 8, 2024)
Total number of directors 13

	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Number of directors based on gender identity	2	11	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	9	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose demographic background	1

Board Diversity Matrix (as of March 6, 2023)
Total number of directors 14

	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Number of directors based on gender identity	2	12	—	—
Part II: Demographic Background
African American or Black	—	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	9	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose demographic background	1

12	2024 Annual Proxy Statement

Proposal 1: Election of Directors

Nominees

A listing of and information about each of the 13 nominees is set forth below.

Ellen R. Alemany

PRINCIPAL OCCUPATION

∎  Retired banking executive

∎  First Citizens BancShares and FCB

➢ Special Advisor to our Chairman and CEO (January 2023 through December 2023)

➢ Former Vice Chairwoman (January 2022 through December 2022)

➢ Employed by FCB from January 2022 to January 2024

∎  CIT Group Inc. and its subsidiary, CIT Bank, N.A.

➢ Chairwoman and Chief Executive Officer (2016-2022)

➢ Director, CIT Group Inc. (2014-2022)

∎  RBS Americas (“RBS”)

➢ Head of management structure that oversees Royal Bank of Scotland’s American business (2007-2013)

∎  RBS Citizens Financial Group, Inc. (subsidiary of RBS)

➢ Chief Executive Officer and Chairwoman (2008-2013)

∎  CitiGroup (1987-2007)

➢ Chief Executive Officer, Global Transaction Services (2006-2007)

➢ Executive Vice President, Commercial Business Group (2003-2006)

➢ President and Chief Executive Officer, CitiCapital (2001-2006)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Visible and active community leader: Extensive community and public leadership experience, including as a member of the Global Board of Advisors of Operation Hope, the Partnership for New York City, the March of Dimes, and the New York City Mayor’s Fund Board of Advisors.

∎  Management and financial experience: Over 45 years of management experience in banking and financial services, including chief executive experience with a large, multinational commercial bank, as well as global financial management and regulatory experience. Served on the boards of the Financial Services Roundtable, the Clearing House, the Equipment Leasing Association, and the Depository Trust and Clearing Corporation.

∎  Corporate governance expertise: Service on boards of directors and board committees of public companies and large nonprofits. Served on the Federal Reserve’s Federal Advisory Council.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director, Center for Discovery and Partnership for New York City

∎  Member, Board of Trustees for The Conference Board

∎  Director, Fidelity National Information Services, Inc.

∎  Director, Dun & Bradstreet Holdings, Inc.

Age: 68

Director Since: 2022

Independent Director: No

Current Board Committee Service:

∎  Risk Committee

Other Current Public Company Directorships

∎  Fidelity National Information Services, Inc.

∎  Dun & Bradstreet Holdings, Inc.

2024 Annual Proxy Statement	13

Proposal 1: Election of Directors

John M. Alexander, Jr.

PRINCIPAL OCCUPATION

∎  Manager, McKnitt and Associates, LLC (commercial real estate)

∎  Former Chairman and Chief Executive Officer, Cardinal International Trucks, Inc. (truck dealer)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Visible and active community leader: Extensive community and public leadership experience includes service as a member of the North Carolina State Senate.

∎  Management and financial experience: More than 50 years in managing and operating a successful truck dealership.

∎  Corporate governance expertise: Service on boards of directors and board committees of not-for-profit entities and foundations.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Former member, North Carolina State Senate

∎  Member, Board of Trustees, YMCA of the Triangle

Age: 74 Director Since: 1990 Independent Director: Yes Current Board Committee Service: ∎ Audit Committee ∎ Trust Committee of FCB’s Board (Chairman) Other Current Public Company Directorships ∎ None

Victor E. Bell III

PRINCIPAL OCCUPATION

∎  Chairman and President, Marjan, Ltd. (real estate and other investments)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Management and financial experience: More than 42 years managing, operating and growing a family-owned real estate and investment business.

∎  Market expertise: Familiarity with real estate, real estate-related investment, the medical community and area universities.

∎  Corporate governance expertise: Service on boards of directors and board committees of not-for-profit entities and foundations.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Chairman and President, North Carolina Museum of History Foundation

∎  Chairman and President, Ravenscroft School Foundation

∎  Vice Chairman, A. E. Finley Foundation

∎  Member, Board of Trustees, YMCA of the Triangle

∎  Chairman and President, White Memorial Presbyterian Church Foundation

∎  Past Trustee, North Carolina Retirement Systems division of the Department of State Treasurer

∎  Past Member, Board of Visitors, UNC Lineberger Comprehensive Cancer Center

∎  Past Member, Board of Visitors, Saint Mary’s School

Age: 67

Director Since: 2002

Independent Director: Yes

Current Board Committee Service:

∎  Compensation, Nominations and Governance Committee

∎  Risk Committee

Other Current Public Company Directorships

∎  None

14	2024 Annual Proxy Statement

Proposal 1: Election of Directors

Peter M. Bristow Our and FCB’s President

PRINCIPAL OCCUPATION

∎  First Citizens BancShares and FCB

➢ President (since 2014)

➢ Employed by FCB since 2014

∎  First Citizens Bancorporation, Inc. and its subsidiary bank, First Citizens Bank and Trust Company, Inc.

➢ President and Chief Operating Officer (2001-2014)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Strong leader with extensive management and financial experience:
More than 31 years in the banking industry in retail, wealth management, commercial and small business banking lines.

∎  Market and Operations Expertise: Intimate knowledge of FCB’s South Carolina and Georgia banking markets and operations including Information Technology, Commercial and Retail Credit, and Corporate Real Estate.

∎  Corporate governance expertise: Service on boards of directors and board committees of not-for-profit entities and foundations.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director, North Carolina Community Foundation

∎  Member, Board of Trustees, Saint Mary’s School

∎  Director, North Carolina Museum of Art Foundation

Age: 58

Director Since: 2014

Independent Director: No

Current Board Committee Service:

∎  None

Other Current Public Company Directorships

∎  None

Family Relationship:

∎ Mr. Bristow is the brother-in-law of Mr. Holding and Mrs. Bryant

Hope H. Bryant Our and FCB’s Vice Chairwoman

PRINCIPAL OCCUPATION

∎  First Citizens BancShares and FCB

➢ Vice Chairwoman (since 2011)

➢ Executive Vice President (2002-2011)

➢ Employed by FCB since 1986

KEY EXPERIENCE AND QUALIFICATIONS

∎  Strong leader with extensive management and financial experience: Over 35 years of experience with FCB, including managing expansion into new markets and as President of our former subsidiary, IronStone Bank.

∎  Visible and active community leader: Extensive community and industry leadership experience, including past service on the board of directors of the North Carolina Bankers Association.

∎  Corporate governance expertise: Service on boards of directors and board committees of not-for-profit entities and foundations and non-public community financial institutions.

∎  Other Financial Institution Experience: Serves as a director of Southern BancShares (N.C.), Inc., and Fidelity BancShares (N.C.), Inc., and their respective bank subsidiaries.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Board of Advisors, YMCA of the Triangle

∎  Member, Ambassador’s Committee, 2022 U.S. Women’s Open

∎  Member, Board of Trustees and Chair of Finance Committee, Woodberry Forest School

∎  Past Member, Ravenscroft School Advisory Board

∎  Past Director, North Carolina Bankers Association

Age: 61

Director Since: 2006

Independent Director: No

Current Board Committee Service:

∎  Executive Committee

∎  Trust Committee of FCB’s Board

Other Current Public Company Directorships

∎  None

Family Relationship:

∎  Mrs. Bryant is the sister of Mr. Holding and the sister-in-law of Mr. Bristow

2024 Annual Proxy Statement	15

Proposal 1: Election of Directors

Michael A. Carpenter

PRINCIPAL OCCUPATION

∎  Retired banking executive

∎  Ally Financial, Inc.

➢ Chief Executive Officer and Director (2009-2015)

∎  CitiGroup (1998-2006)

➢ Chairman and Chief Executive Officer, Citigroup Alternative Investments (2002-2006)

➢ Chairman and Chief Executive Officer, Citigroup’s Global Corporate and Investment Bank (1998-2002)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Management and financial experience: Nearly 40 years of executive leadership, including turnarounds and mergers and acquisitions, in a wide range of financial services businesses, including global commercial and investment banking, capital markets, insurance, wealth and asset management, specialty lending, and venture capital.

∎  Visible and active community leader: Extensive community and public leadership experience including as Chairman of the Pearce Foundation, Board Member of the Sutton Trust, former Chairman of Year Up South Florida, and former Director of the New York City Investment Fund.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director, Rewards Network

∎  Director, Validity Capital

∎  Director, Battea, Inc.

∎  Chairman, Law Finance Group

∎  Former Director, CIT Group Inc. and subsidiary CIT Bank, N.A.

∎  Former Board Member, New York Stock Exchange

∎  Former Director, General Signal Corp

∎  Former Director, Loews Cineplex

∎  Former Director, US Retirement Partners

Age: 76

Director Since: 2022

Independent Director: Yes

Current Board Committee Service:

∎  Audit Committee

Other Current Public Company Directorships

∎  AutoWeb, Inc.

∎  Symbotic, Inc. (formerly SVF Investment Corp. 3)

16	2024 Annual Proxy Statement

Proposal 1: Election of Directors

H. Lee Durham, Jr. Audit Committee Financial Expert

PRINCIPAL OCCUPATION

∎  Retired

∎  Former Certified Public Accountant and Partner, PricewaterhouseCoopers LLP

➢ Market and Regional Managing Partner

➢ National Leader of a practice line of business

KEY EXPERIENCE AND QUALIFICATIONS

∎  Extensive financial and accounting experience:  32 years in public accounting with a significant portion dedicated to bank and public company clients.

∎  Corporate governance experience:  Has served as director, chairman of the audit committee, chairman of the nominations and corporate governance committee, member of the compensation committee and lead independent director of another public financial services company.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Past Director, Charlotte Regional Sports Commission

∎  Past Member, North Carolina Innovation Council

Age: 75

Director Since: 2003

Independent Director: Yes

Current Board Committee Service:

∎  Audit Committee (Chairman)

∎  Compensation, Nominations and
Governance Committee

∎  Executive Committee

Other Current Public Company Directorships

∎  None

2024 Annual Proxy Statement	17

Proposal 1: Election of Directors

Dr. Eugene Flood, Jr.

PRINCIPAL OCCUPATION

∎  Managing Partner, A Cappella Partners (family office focused on business, for profit and not-for-profit board activity, community services and philanthropic efforts) (since 2013)

∎  Senior Advisor, 33 Capital Management, LTD (investment adviser in family office) (since 2023)

∎  Managing Partner, Flood Mason Holdings (consulting and investment platform) (since 2023)

∎  Director, Chairman of Risk Committee and Member of Human Capital and Compensation Committee of Janus Henderson Group plc Board of Directors (since 2017)

∎  Director, Grubb Properties (real estate investment manager) (since 2022)

∎  Member, Advisory Board of C Street Advisory Group (since 2022)

∎  President and Chief Executive Officer, Smith Breeden Associates (asset management firm) (2000-2011)

∎  TIAA-CREF (asset management and retirement planning firm)

➢ Executive Vice President (2011-2012)

➢ Member, CREF Board of Trustees and CREF Mutual Fund Board of Trustees (2004-2011)

∎  Morgan Stanley (investment banking and financial services firm) (1987-1999)

∎  Assistant Professor of Finance, Stanford Business School (1982-1987)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Extensive investment management and financial expertise: 35 years in the financial service and asset management industries.

∎  Academic background: With a PhD from MIT, has an academic background in economics, which enables him to provide valuable insights on global macroeconomic trends, business strategy, business expansion and financial matters.

∎  Corporate governance: Service on board of directors and its committees for a publicly traded company; prior board of trustees experience for large organization; service on nonprofit advisory and foundation boards

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Chairman, Advisory Board, Institute for Global Health and Infectious Diseases, University of North Carolina at Chapel Hill

∎  Member, Board of Trustees, Research Corporation for Science Advancement

∎  Member, Investment Committee, Boston Children’s Hospital

∎  Member, Advisory Council of the Milken Center for Advancing the American Dream

∎  Former Trustee, Financial Accounting Foundation

∎  Former Director, The Foundation of the Carolinas

∎  Former Member, Steering Board, Eshelman Institute

Age: 68

Director Since: 2023

Independent Director: Yes

Current Board Committee Service:

∎  Risk Committee

∎  Trust Committee of FCB’s Board

Other Current Public Company Directorships

∎  Janus Henderson Group plc

18	2024 Annual Proxy Statement

Proposal 1: Election of Directors

Frank B. Holding, Jr. Our and FCB’s Chairman and Chief Executive Officer

PRINCIPAL OCCUPATION

∎  First Citizens BancShares and FCB

➢ Chairman (since 2009)

➢ Chief Executive Officer (since 2008)

➢ President (1994-2009)

➢ Employed by FCB since 1983

KEY EXPERIENCE AND QUALIFICATIONS

∎  Strong leader with extensive management and financial experience: Over 39 years of experience with FCB. Has an intimate knowledge of our business and its culture, values, goals, and strategic operations.

∎  Visible and active community leader: Service on boards of directors and board committees of not-for-profit entities and foundations.

∎  Corporate governance expertise: Extensive public and business leadership experience including serving as a director and member of various committees of other public and non-public companies.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Member, Advisory Board, Duke Energy Corporation

∎  Chairman, Board of Trustees, Blue Cross and Blue Shield of North Carolina

∎  Director, Global Transpark Foundation

∎  Director, Mount Olive Pickle Company

∎  Trustee, Wake Forest University

∎  Past Director (former Chairman), North Carolina Chamber Foundation

∎  Past Director (former Chairman), North Carolina Chamber of Commerce

∎  Past Vice Chairman and Director, Institute for Defense and Business

Age: 62

Director Since: 1993

Independent Director: No

Current Board Committee Service:

∎  Executive Committee (Chairman)

Other Current Public Company Directorships

∎  flyExclusive, Inc.

Family Relationship:

∎  Mr. Holding is the brother of Mrs. Bryant and the brother-in-law of Mr. Bristow

Robert R. Hoppe Risk Management Expert

PRINCIPAL OCCUPATION

∎  Retired

∎  Former Certified Public Accountant and partner, PricewaterhouseCoopers LLP

KEY EXPERIENCE AND QUALIFICATIONS

∎  Extensive financial and accounting experience: 34 years in public accounting serving clients in the public, private, nonprofit and governmental sectors and industries, including manufacturing, healthcare, distribution, utilities and smaller financial service clients.

∎  Corporate governance experience: Prior service as director and vice chairman of the audit and risk committees for another financial institution. Active in civic and professional organizations throughout his career.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director (past Chairman), Salvation Army of Greater Charlotte

∎  Former director of First Citizens Bancorporation, Inc. and First Citizens Bank and Trust Company, Inc., Columbia, S.C.

Age: 72 Director Since: 2014 Independent Director: Yes Current Board Committee Service: ∎ Executive Committee ∎ Risk Committee (Chairman) Other Current Public Company Directorships ∎ None

2024 Annual Proxy Statement	19

Proposal 1: Election of Directors

David G. Leitch

PRINCIPAL OCCUPATION

∎  Retired legal counsel

∎  Bank of America (2016-2022)

➢ Global General Counsel (2016-2021)

➢ Vice Chair (2021-2022)

∎  Ford Motor Company

➢ Group Vice President and General Counsel (2005-2015)

∎  Executive Office of the President, The White House

➢ Deputy Counsel to the President of the United States (2002-2005)

∎  Federal Aviation Administration

➢ Chief Counsel (2001-2002)

∎  Hogan and Hartson L.L.P. (now Hogan Lovells US LLP) (1987-1990 and 1993-2001)

➢ Associate (1987-1990)

➢ Counsel (1993)

➢ Partner (1994-2001)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Extensive Management and Business Experience. Over 35 years of business experience, including 6 years at a large financial institution, overseeing the company’s legal functions and relationships with regulatory and law enforcement authorities around the world.

∎  Visible and Active Community Leader. Championed pro bono service by bank attorneys, including co-founding the Charlotte Triage project, which supports Legal Aid of North Carolina-Charlotte and the Charlotte Center for Legal Advocacy.

∎  Corporate Governance Experience. Extensive corporate governance experience, having served as chief legal advisor to boards of directors and senior management for over 17 years; as co-chair of Disclosure Committee for Ford Motor Company; and on various nonprofit and public company boards.

∎  Regulatory and Governmental Experience. Significant experience in regulatory and governmental roles, including as Chief Counsel at the Federal Aviation Administration and Deputy Counsel to the President of the United States.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Member, American Law Institute

∎  Member, Association of General Counsel

∎  Member, Virginia State Bar

∎  Member, District of Columbia Bar

∎  Member; Michigan State Bar

∎  Member, Bar of U.S. Supreme court and various federal circuit and district courts

∎  Member, Fourth Circuit Judicial Conference

∎  Member, Executive Committee of United States Golf Association

∎  Former Director, Talmer Bank (now a part of Huntington Bank)

Age: 63

Director Since: 2024

Independent Director: Yes

Current Board Committee Service:

∎  Audit Committee

∎  Compensation, Nominations and Governance Committee

Other Current Public Company Directorships

∎  None

20	2024 Annual Proxy Statement

Proposal 1: Election of Directors

Robert E. Mason IV

PRINCIPAL OCCUPATION

∎  Chairman and past Chief Executive Officer, Robert E. Mason and Associates, Inc. (industrial automation and engineering services)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Extensive management and business experience: Over 36 years of experience in managing, operating, and growing a successful industrial automation and engineering services business serving industries, including heavily regulated industries, with a national and international business perspective.

∎  Corporate governance experience: Service on boards of directors and board committees of not-for-profit entities and foundations.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Board Member, Crosland Foundation

∎  Past Member, Board of Trustees, Episcopal High School, Alexandria, VA

∎  Former Member, Advisory Board of UNC Charlotte Lee College of Engineering

Age: 65

Director Since: 2007

Independent Director: Yes

Current Board Committee Service:

∎  Compensation, Nominations and Governance Committee

∎  Risk Committee

Other Current Public Company Directorships

∎  None

Robert T. Newcomb Lead Independent Director

PRINCIPAL OCCUPATION

∎  Retired

∎  Former President and owner, Newcomb and Company (mechanical contractors)

KEY EXPERIENCE AND QUALIFICATIONS

∎  Extensive management and business experience: Over 32 years of experience in managing, operating and growing a successful mechanical contracting company.

∎  Corporate governance experience: Service on boards of directors and board committees of not-for-profit entities.

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

∎  Director, Raleigh Cemetery Association (Oakwood Cemetery)

∎  Member, Board of Trustees (former Annual Campaign Chair), YMCA of the Triangle

Age: 63

Director Since: 2002

Independent Director: Yes

Current Board Committee Service:

∎  Compensation, Nominations and Governance Committee (Chairman)

∎  Audit Committee

∎  Executive Committee

Other Current Public Company Directorships

∎  None

Our Board of Directors unanimously recommends that you vote “FOR” each of the 13 nominees named above.

The 13 nominees who receive the highest numbers of votes will be elected.

2024 Annual Proxy Statement	21

Corporate Governance

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that, together with our Bylaws, establish various processes related to the structure and leadership of our Board and the governance of our organization, including those processes described in the following sections. Our Corporate Governance Guidelines and our Bylaws are available on our website at ir.firstcitizens.com/corporate-governance/governance-documents.

Board Leadership Structure

As described under the heading “COMMITTEES OF OUR BOARDS,” the Boards perform their oversight roles through various committees whose members are appointed by the Boards after consideration of the recommendations of our independent CNG Committee. Board committees may be established as separate committees of our or FCB’s Board or as joint committees of the Boards. Each Board annually elects a Chairman whose duties are described in our and FCB’s Bylaws. Under our Corporate Governance Guidelines, if the Chairman elected by our Board is not an independent director, then each year our CNG Committee will nominate and our independent directors will select a separate “Lead Independent Director.”

CHAIRMAN AND CEO FRANK B. HOLDING, JR.	LEAD INDEPENDENT DIRECTOR ROBERT T. NEWCOMB

Chairman and Chief Executive Officer. Our Chief Executive Officer, Frank B. Holding, Jr., has served as Chairman of both Boards since 2009. Although our Bylaws contemplate that our Chairman will be considered an officer, under our Corporate Governance Guidelines our Board will exercise its judgment and discretion in the selection of its Chairman and may select any of its members as Chairman. The Board has no formal policy as to whether our Chief Executive Officer will or may serve as Chairman or whether any other director, including an independent director, may be elected to serve as Chairman.

In practice, our Board has found that having a combined Chairman and Chief Executive Officer role allows for more productive board meetings. As Chairman, Mr. Holding is responsible for leading board meetings and meetings of stockholders, generally setting the agendas for board meetings (subject to the requests from our Lead Independent Director and other directors), and providing information to the other directors in advance of meetings and between meetings. The Boards believe Mr. Holding’s direct involvement in our operations makes him best positioned to lead strategic planning sessions and determine the time allocated to each agenda item in discussions of our short- and long-term objectives. As a result, our Board currently believes that maintaining a structure that combines the roles of Chairman and Chief Executive Officer is the appropriate leadership structure for our company.

Our independent directors meet regularly in executive session, giving them opportunities to discuss any concerns without the Chairman or other members of management being present, and, as described below under the heading “COMMITTEES OF OUR BOARDS,” all matters pertaining to executive compensation, the selection of nominees for election as directors, the appointment of members of Board committees, the approval of transactions with related persons, and various other governance matters, are subject to the review and approval or recommendation of Board committees made up entirely of independent directors.

Our Corporate Guidelines also provide that:

●

all independent directors have full access to any member of management and to our and FCB’s independent accountants and internal auditors for the purpose of discussing and understanding issues relating to our business;

●

upon request, our management will arrange for our outside advisors to be made available for discussions with the Board, any Board committee, our independent directors as a group, or individual directors; and

●

the Boards, each Board committee, and our independent directors as a group, have the authority to retain independent advisors from time to time, at our expense, who are separate from and unrelated to our regular advisors.

22	2024 Annual Proxy Statement

Corporate Governance

Our Board believes the provisions described above enhance the effectiveness of our independent directors and provide for a leadership structure that is appropriate for our company, without regard to whether our Chairman is an independent director.

Lead Independent Director. Robert T. Newcomb, who currently serves as Chairman of our CNG Committee, has been designated by our independent directors, and currently serves, as our Lead Independent Director.

Because our Chief Executive Officer currently serves as Chairman of the Boards, and members of our management beneficially own large percentages of our voting stock, our Boards recognize the potential for management’s influence over the Boards and the Boards’ processes to diminish the effectiveness of our independent directors and the independent directors’ ability to influence our policies and the Boards’ decisions. Our Corporate Governance Guidelines provide that, if the Chairman elected by the Boards is not an independent director, then each year our CNG Committee will nominate and our independent directors will select from among the independent directors a separate Lead Independent Director who has the duties and authority listed in the table.

LEAD INDEPENDENT DIRECTOR DUTIES

●  Convening and presiding at executive sessions and separate meetings of our independent directors, and serving as the liaison between the independent directors and our Chairman and management.

●  Consulting with the Chairman regarding decisions reached, or suggestions made, at executive sessions and separate meetings of independent directors.

●  Consulting with the Chairman regarding the schedule, agenda, and information for Board meetings.

●  Consulting with the Chairman with respect to consultants who may report directly to the Boards.

●  Consulting with the Chairman and management as to the quality, quantity, and timeliness of information provided to the Boards by management.

●  Being available, as appropriate, for communications with our stockholders.

●  Performing such other duties and exercising such other authority as is described elsewhere in the Corporate Governance Guidelines and as our Boards may from time to time determine.

A special meeting of the Board or any committee of the Board, or of the independent directors, will be called at the Lead Independent Director’s request. Also, while our Chairman sets the agenda for each Board meeting and any director may propose agenda items, a matter will be placed on the agenda for any Board or committee meeting at the Lead Independent Director’s request.

Director Independence

Our Corporate Governance Guidelines require that a majority of the members of our Board be “independent” and that each year our Board review transactions, relationships, and other arrangements involving our directors and determine which of the directors the Board considers to be independent. In making those determinations, the Board applies the independence criteria contained in the listing requirements of The Nasdaq Stock Market.

Listed below are persons who served as directors during all or part of 2023, and nominees for election as directors at the Annual Meeting, whom our Board believes were during their terms of office, and will be if elected at the Annual Meeting, “independent” directors under Nasdaq’s criteria.

John M. Alexander, Jr.	Dr. Eugene Flood, Jr.	Robert E. Mason IV
Victor E. Bell III	Robert R. Hoppe	Robert T. Newcomb
Michael A. Carpenter	David G. Leitch	Vice Admiral John R. Ryan, USN (Ret.) (1)
H. Lee Durham, Jr.	Floyd L. Keels (1)
(1)

Mr. Keels served as a director until his death on October 30, 2023. Vice Admiral Ryan was reelected as a director at our 2022 Annual Meeting and served until his term ended at our 2023 Annual Meeting held on April 25, 2023.

2024 Annual Proxy Statement	23

Corporate Governance

Determination of Independent Directors. The Board has directed our CNG Committee to assess each director’s and nominee’s independence each year and report its findings to the Board in connection with the Board’s annual determinations. In addition, between those annual determinations, the Committee is directed to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment in carrying out his or her duties as a director.

In addition to specific Nasdaq independence criteria, in assessing each director’s or nominee’s independence, the CNG Committee and the Board consider whether they believe transactions that are disclosable in our proxy statements as

DIRECTOR INDEPENDENCE DETERMINATION

The CNG Committee:

●  applies the independence criteria contained in listing requirements of Nasdaq;

●  performs an annual assessment to determine each outside director’s independence;

●  continually monitors director independence on an ongoing basis; and

●  informs the Board of any changes in factors or circumstances that may affect a director’s ability to exercise independent judgment in carrying out his or her duties as a director.

“related person transactions,” as well as any other transactions, relationships, arrangements, or other factors known to the Committee or the Board, could impair that director’s or nominee’s ability to exercise independent judgment in carrying out his or her duties as a director. In its determination that the individuals named above who served as directors during 2023, and/or who are nominees for election as directors at the Annual Meeting, were and will be independent, the Committee and the Board considered FCB’s lending relationships with directors or nominees who are loan customers and whose loans are subject to laws and regulations pertaining to loans to directors of banks (including the requirement that those loans be approved by a majority of FCB’s full Board), as well as other transactions and relationships between our company or FCB and those directors or their related interests described or referenced below under the heading “TRANSACTIONS WITH RELATED PERSONS.”

Executive Sessions of Independent Directors. Our independent directors meet separately in executive session, without the Chairman, other members of management, or non-independent directors, in conjunction with each regular quarterly meeting of our Board. At their discretion, they may hold additional separate meetings, and such a meeting will be held at the request of any independent director.

Director Retirement Policy

The Boards have a director retirement policy under which a director is not eligible to stand for reelection to the Board at any stockholder meeting following the calendar year in which he or she reaches age 75. The Board has waived the retirement policy in certain instances for compelling reasons. In considering nominees for election at the Annual Meeting, the CNG Committee recommended, and the Board approved, one-year waivers under the retirement policy with respect to Michael A. Carpenter and H. Lee Durham, Jr.

Mr. Carpenter, age 76, served as a director of CIT and was appointed to serve as our director following the CIT Merger during 2022. Mr. Carpenter’s extensive large bank and public company governance experience, including as Chief Executive Officer and a director of two large financial institutions, and as a director of other public companies, gives him experience in corporate governance and knowledge of the risk and regulatory environment for similarly situated, large financial institutions, including in the areas of finance, asset management, and structuring, as well as expertise in capital markets and capital management.

Mr. Durham, age 75, has served as Chairman of our Audit Committee since 2003 and is designated as our Audit Committee Financial Expert. He is a former Certified Public Accountant who retired from the public accounting firm of PricewaterhouseCoopers LLP with 32 years of public accounting and audit experience, much of which involved financial institutions and other public companies.

We believe Mr. Carpenter’s and Mr. Durham’s experience and insights are critical to the Boards and our stockholders, and that their continued service will provide continuity and consistency in the Boards’ oversight role, following the significant increases in the size and complexity of our company following the CIT Merger and the SVB Acquisition and as new directors are onboarded.

Service on Other Public Company Boards

Our Corporate Governance Guidelines do not restrict directors’ abilities to serve on the boards of other companies. However, the Guidelines state our expectation that our directors’ service as directors of other companies may not interfere with their ability to devote the time and attention required to fulfill their duties and responsibilities to us and our stockholders. As indicated in the table below, during the past five years certain of our current directors and nominees have served, and continue to serve, on the boards of other public companies.

24	2024 Annual Proxy Statement

Corporate Governance

Director	Service as Director of Another Public Company Within Past Five Years
Ellen R. Alemany (1)	Fidelity National Information Services, Inc. (since 2014) Dun & Bradstreet Holdings, Inc. (since 2021)
Michael A. Carpenter (1)	Symbotic, Inc. (formerly SVF Investment Corp 3) (2021 to 2022) AutoWeb, Inc. (2012 to 2022)
Dr. Eugene Flood, Jr.	Janus Henderson Group plc (since 2017)
Frank B. Holding, Jr.	flyExclusive, Inc. (since December 2023)
(1)	Mrs. Alemany and Mr. Carpenter also served as directors of CIT until consummation of the CIT Merger effective January 3, 2022.

Boards’ Role in Risk Management

Risk is inherent in any business. As a financial institution, we are subject to extensive regulation specific to the banking industry that requires us to assess and manage the risks we face, and, during their periodic examinations, our banking regulators assess our and the Boards’ performance in that regard. As more fully described in our 2023 Annual Report which accompanies this proxy statement, the CIT Merger and the SVB Acquisition have significantly increased the breadth and complexity of our business and increased regulatory oversight of our risk management process. Our Boards strive to ensure that risk management is a part of our business culture and that our policies and procedures for identifying, assessing, monitoring, and managing risk are part of the decision-making process. As is the case with other management functions, and with accountability and support from all company associates, our senior management has primary responsibility for day-to-day management of the risks we face. However, the Boards’ role in risk oversight is an integral part of our overall Risk Management Framework. The Boards administers their risk oversight function primarily through committees, including the Audit, Risk, Trust, and CNG Committees. Each committee’s oversight responsibilities are described in the table below.

AUDIT COMMITTEE	RISK COMMITTEE	TRUST COMMITTEE	CNG COMMITTEE

●  Independent accountants

●  Accounting and financial reporting

●  Internal controls

●  Financial management and disclosure

●  Internal audit

●  Legal exposure

●  Review and approval of related person transactions

●  Financial Officers, Associates, and Non-Employee Workers Codes of Ethics

●  Hedging and Pledging Policy

●  Risk Management Framework and Risk Appetite Framework

●  Market risk

●  Credit risk

●  Asset risk

●  Liquidity risk

●  Capital adequacy

●  Operational risk (including Human Capital and Cyber risks)

●  Reputational risk

●  Compliance risk

●  Legal risk

●  Strategic risk

●  Trust Department policies

●  Application of conduct and ethical standards to Trust Department

●  Oversight of administration of client accounts

●  Compliance related to records of Trust Department

●  Oversight of vendors, services, and products by Trust Department

●  Executive and director compensation and incentives

●  Board and CEO succession planning

●  Governance structure

●  Review and recommendation of changes to Corporate Governance Guidelines

●  Risk review of incentive compensation arrangements

●  Directors Code of Ethics

●  CEO evaluation and Board and committee self-evaluations

●  Recommendations of nominees, committee members, and Lead Independent Director

The Risk Committee’s work enhances the Boards’ ability to fulfill their risk oversight responsibility. The Committee has adopted and approved our Risk Management Framework and has approved our Risk Appetite Framework and Statement (which was approved by our Boards). The Risk Committee structure is designed to allow for information flow and escalation of risk-related issues. The Risk Committee monitors adherence to our Risk Management Framework and Risk Appetite Framework and Statement and provides a report on risk management to the Boards on at least a quarterly basis, and our Chief Risk Officer provides regular reports to the Boards and our Executive Committee. Management and independent risk functions make regular reports to the Risk Committee on key risk areas, such as capital, asset, liquidity, market, credit, compliance, strategic, and operational risks, including human capital and cyber risks. In addition, the Risk Committee may request reports or information from the Audit Committee and the CNG Committee regarding matters relevant to the Risk Committee’s oversight responsibility for our Risk Management Framework. Further information regarding the function and responsibilities of these three committees is contained below under the heading “COMMITTEES OF OUR BOARDS.”

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Corporate Governance

We believe our regulatory environment and our committee structure result in our Boards being more active in risk management oversight than the boards of companies that are not regulated, or that are not regulated as extensively, as financial institutions. The involvement of our committees in the Boards’ oversight function enhances our Boards’ effectiveness and leadership structure by providing opportunities for outside directors to become more familiar with our and FCB’s critical operations and more engaged in the Boards’ activities with respect to risk management.

Attendance by Directors at Meetings

Board of Directors Meetings. Our Board met 17 times during 2023. Our Corporate Governance Guidelines provide that directors are expected to regularly attend meetings of the Boards and of the committees on which they serve (subject to circumstances that make their absence unavoidable), to review materials provided to them in advance of meetings, and to participate actively in discussions at meetings and in the work of the committees on which they serve. During 2023, 10 of our then-current directors attended 100%, while four directors attended 98%, 96%, 92%, and, due to an extended illness, 83%, respectively, of the aggregate number of meetings held during their terms of office by our Board and any committees of the Boards on which they served.

Number of Board and

Committee Meetings Held in 2023

Board	17
Audit Committee	11
Risk Committee	12
Trust Committee	4
CNG Committee	10
Executive Committee	8

Annual Meetings. Attendance by our directors at Annual Meetings of our stockholders gives directors an opportunity to hear the concerns expressed in questions submitted by stockholders who participate in those meetings. In order to facilitate directors’ attendance, we schedule our Annual Meetings on the same dates as regular meetings of the Boards. Our Board recognizes that our outside directors have their own business interests and are not our associates, and that it is not always possible for them to attend Annual Meetings. However, our Board believes that attendance by directors at our Annual Meetings is beneficial to us and to our stockholders, and our Corporate Governance Guidelines provide that our directors are strongly encouraged to attend each Annual Meeting. Thirteen of our 14 then-current directors participated in our last Annual Meeting, which was held virtually in April 2023.

Communications with Our Board

Our Board of Directors encourages our stockholders to communicate their concerns and other matters related to our business, and the Board has established a process described below by which you may send written communications to our Board, committees, or independent directors as a group, or to one or more individual directors, including our Lead Independent Director.

Mail your correspondence to:	Email your correspondence to:
Board of Directors First Citizens BancShares, Inc. Attention: Corporate Secretary Post Office Box 27131 (Mail Code FCC22) Raleigh, North Carolina 27611-7131	fcbdirectors@firstcitizens.com

You should indicate whether your communication is directed to the entire Board, to a particular committee of the Board or its chairperson, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers to be unrelated to a director’s duties and responsibilities or our business, forwarded to the intended recipients.

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Corporate Governance

Codes of Ethics

Our Boards have adopted three codes of ethics that apply separately to our and FCB’s financial officers, directors, and all associates (including our financial officers), respectively. Copies of the three Codes are posted on FCB’s website and may be found at ir.firstcitizens.com/corporate-governance/governance-documents. We have a separate Non-Employee Workers Code of Ethics that applies to all non-associates engaged on a temporary basis through a contractual agreement to provide services to FCB. Both the Financial Officers Code of Ethics and Associates Code of Ethics cover our Chief Executive Officer, Chief Financial Officer, Treasurer, and other senior financial officers who have primary responsibility for our financial reporting and accounting functions.

OUR CODES OF ETHICS ARE INTENDED TO PROMOTE:

●  honest and ethical conduct;

●  the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●  full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and banking regulators and in other public communications we make;

●  compliance with applicable governmental laws, rules, and regulations;

●  prompt internal reporting of violations of the Ethics Codes and accounting issues to the Boards’ Audit Committee and, in the case of violations of the Directors Code of Ethics, also to the CNG Committee; and

●  accountability for adherence to the Codes.

In addition to its other purposes listed in the table, the Associates Code of Ethics includes provisions which prohibit all associates from engaging in investment practices that violate securities laws or regulations, or our policies, or that otherwise are illegal, improper, or unethical. Those prohibited practices include purchasing or selling our securities, or the securities of any other company with which we do business, while in possession or aware of material non-public information, and disclosing, communicating, other than in accordance with our policies, or otherwise misusing material non-public information regarding our company or any other company with which we do business. The Directors Code of Ethics provides that our and FCB’s directors who are not associates are subject to the above provisions of the Associates Code of Ethics.

Officers, associates, customers, suppliers, stockholders, or others may submit confidential and anonymous reports regarding ethical or other concerns about our company, FCB, or any of our directors or associates in any of the ways described below.

REPORTING ETHICAL CONCERNS
ONLINE THROUGH FCB’S WEBSITE: ONLINE THROUGH A THIRD PARTY PROVIDER: BY TELEPHONE:	www.firstcitizens.com/privacy-security/report-ethical-concerns secure.ethicspoint.com/domain/media/en/gui/14505/index.html 800-UREPORT (or 800-873-7678)

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of our Financial Officers Code of Ethics by posting that information on our Internet website at ir.firstcitizens.com/corporate-governance/governance-documents.

Insider Trading Policy

Our Boards have adopted an Insider Trading Policy for Directors, Officers and Other Restricted Persons which applies to our and FCB’s directors, executive officers, and associates. In addition, as described above under the caption “Codes of Ethics,” we have adopted Codes of Ethics that apply to associates, directors, and executive officers. The Insider Trading Policy and the Associates and Directors Codes of Ethics contain provisions that prohibit trading in our securities, or the securities of any other company with which we do business, while in possession or aware of material non-public information, and disclosing, communicating, other than in accordance with our policies, or otherwise misusing material non-public information regarding our company or any other company with which we do business. Additionally, the Insider Trading Policy requires that directors, executive officers, and other associates designated by FCB’s Chief Compliance Officer “pre-clear” any purchases or sales, and certain gifts, of our securities and not trade our securities at times when we have closed the “trading window” in our securities. The Insider Trading Policy and the Codes of Ethics are intended to promote compliance with insider trading laws, rules and regulations, and the listing standards of Nasdaq.

2024 Annual Proxy Statement	27

Corporate Governance

Our Mission, Vision, and Values

We help personal, business, commercial, and wealth clients build financial strength that lasts. Headquartered in Raleigh, N.C., we have built a unique legacy of strength, stability, and long-term thinking that has spanned generations. FCB was founded as the Bank of Smithfield in North Carolina in 1898 and served primarily agricultural customers. Today, we are a top-20 U.S. financial institution with more than $200 billion in assets and more than 500 branches and offices in 30 states coast to coast. We provide financial services to a wide range of consumer and commercial clients, with services including retail and mortgage banking, wealth management, commercial banking delivering best-in-class lending, leasing, and other financial services, as well as innovation banking serving businesses at every stage of their lifecycle. We also operate a nationwide digital Direct Bank that provides access to core deposits. We continue to bring together some of the most talented bankers and associates to fulfill our Forever First® brand promise to our clients.

The SVB Acquisition in March 2023 and the CIT Merger in January 2022 have greatly enhanced our scale, geography, products, services, expertise, and ability to serve customers and clients of all types and sizes. The SVB Acquisition marked a major milestone in our history. The transaction helped stabilize the U.S. financial system, provided new markets and capabilities for our franchise, and accelerated our transformation into a full-service institution with a national footprint. It also resulted in significant increases in total assets, total deposits, and loans and leases, as well as an expansion of our network of branches and private banking offices that enhanced our franchise in attractive West Coast and Northeast markets.

The SVB Acquisition came on the heels of the CIT Merger that added scale in commercial banking and railcar leasing, as well as a branch network in California and the Direct Bank. It united the complementary strengths of each bank’s middle market, commercial, and private banking capabilities, and it took advantage of common platforms, vendor partners, and technologies. And importantly, from both the SVB Acquisition and the CIT Merger we gained a dedicated group of professional bankers, including those with deep experience in supporting the innovation economy.

While we have experienced significant growth over the years, and the way we do banking has evolved over time, the timeless values and long-term approach that guide us remain steadfast. We stand on a foundation of strength and integrity. We are first and foremost a relationship bank, building long-term relationships with our clients and helping them reach their goals. We care deeply about our associates, who work hard every day to help the people, companies, and institutions that rely on us – and who deliver deep expertise in consumer, business and commercial banking, and in wealth management. In an ever-evolving banking system, where risks are abundant and Americans’ trust in banks may have waned, we believe FCB stands as a solid pillar of stability, safety, and unwavering commitment to its stakeholders that has spanned generations. Amidst change, we remain anchored in our longstanding values, including putting our clients first and building long-term value for our company and our stockholders.

Human Capital Management

Our ability to attract, retain, and develop associates who align with our purpose is key to our success. Our human capital strategy is predicated on ensuring that our organization has the right people with the right skills in the right places at the right time for the right cost to fulfill our strategic objectives. Our human resources team works to formalize the process of defining and deploying the mission-critical talent needed to align our program with our financial and strategic goals and objectives. Our key human capital initiatives include scaling and developing talent, enhancing performance, leadership/management and coaching, and supporting diversity, equity, and inclusion initiatives.

We believe it is important that associates feel included, valued, and respected, and that they have equal access to resources and opportunities enabling them to reach their full business potential. We focus on building positive relationships across the bank by celebrating and learning about all the dimensions that make each of us unique.

Our diversity, equity, and inclusion team is focused on helping all associates, including diverse associates, to develop in their careers and achieve our clients’ goals, raising awareness of the importance of inclusion in our workplace, and identifying and promoting educational and engagement opportunities. We currently offer six business resource groups for associates at FCB: Asian & Pacific Islanders, Black & African Americans, Hispanic, LGBTQ+, Veterans & Military, and Women. These groups are provided guidance and support by a group of senior leaders representing diverse associates and organizations across FCB. We understand that formalized groups such as these play a key role in attracting and retaining diverse talent, as well as helping us meet key business objectives. Our commitment to diversity, equity, and inclusion helps to enhance associate and customer experiences, build relationships, and drive innovation of our products and services, and it helps the bank meet its business objectives.

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Corporate Governance

The following table reflects the gender and ethnic/racial diversity of our workforce as of December 31, 2023.

	FCB		Financial Services Median (1)
Female associates as percent of workforce	56.1%		58.3%
Ethnically/racially diverse associates as percent of workforce	37.1	%*	33.8%
Percent of managers who are female	51.9%		48.8%
Percent of managers who are ethnically/racially diverse	28.7	%*	24.7%
(1)	Source: 2022 PwC Saratoga Benchmark for Financial Services, which includes asset management, banking, and insurance.
*

As of December 31, 2023, 2.7% of the total associate population had not declared their ethnic/racial diversity as this is a voluntary declaration. The total percentage of ethnically/racially diverse associates and managers may be higher than the table reflects.

We also recognize that diversity is broader than gender or race. It includes all the demographics of our associates — religion, national origin, age, disability, military service, sexual orientation, and gender identity, among others. Diversity is also broader than our demographics. It contemplates diversity of thought, perspective, experience, and interests. We seek individuals with diverse backgrounds that reflect the markets we serve because we understand our differences contribute to diversity of thought that enhances associate and customer relationships and drives innovation of our products and services. Information about our commitment, focus, and strategies are available on our website at http://www.firstcitizens.com/about-us/diversity-equity-inclusion.

In addition to striving to create a diverse and inclusive workplace environment for associates, we strive to provide competitive compensation and benefits to our associates. We make talent attraction and retention a priority by offering, among other things, internal career mobility and a total rewards package that emphasizes a holistic approach to well-being and a thoughtful approach to performance management. Our competitive benefits offerings include Section 401(k) plans with employer matching opportunities, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, and other employee assistance programs.

From December 31, 2021 through December 31, 2023, our associate population has grown by approximately 134%, due in large part to the CIT Merger and the SVB Acquisition, requiring us to focus our efforts on scaling talent capabilities to meet our future needs. We achieved this with an enhanced focus on recruiting talent with large bank and large firm experience, building manager capability, and promoting diversity, equity, and inclusion initiatives, among other things. We are continuing to make progress in developing a workplace for the future.

Our overall Risk Management Framework includes processes for the oversight and management of risks related to our human capital and the escalation of related risk issues to the Risk Committee. Our Operational Risk and Compliance Risk committees (management subcommittees of the Enterprise Risk Oversight Committee (“EROC”), which is a management committee of the Boards’ Risk Committee), monitor various human capital metrics through our human resources department, including associate voluntary and involuntary turnover, hiring, succession, associate demographics, and other metrics. Reports and trends are provided to EROC, with further escalation to the Risk Committee as appropriate. See “CORPORATE GOVERNANCE – Boards’ Role in Risk Management” and “COMMITTEES OF OUR BOARDS — Risk Committee.”

2024 Annual Proxy Statement	29

Committees of Our Boards

COMMITTEES OF OUR BOARDS

Board Committee Structure

The Boards have four standing committees that assist the Boards in oversight, governance, and risk management matters. Those committees include the Audit Committee, the Risk Committee, and the CNG Committee, which are joint committees of the Boards, and the Trust Committee, which is a separate committee of FCB’s Board. Each committee operates under a written charter approved by the Boards that sets out the committee’s composition, authority, duties, and responsibilities. Our Board has determined that all members of the Audit and CNG Committees, four of the five members of the Risk Committee, and two of the three members of the Trust Committee, are “independent directors” as that term is defined by Nasdaq’s listing standards. A copy of the current charter of each committee is posted on FCB’s website and may be found at ir.firstcitizens.com/investor-relations/corporate-governance.

H. Lee Durham, Jr. Audit Committee Chairman	Robert R. Hoppe Risk Committee Chairman	Robert T. Newcomb CNG Committee Chairman	John M. Alexander, Jr. Trust Committee Chairman	Frank B. Holding, Jr. Executive Committee Chairman

The Boards also have an Executive Committee which includes the chairperson of our Audit Committee, the chairperson of our Risk Committee, and the chairperson of our CNG Committee (who also currently serves as the Board’s Lead Independent Director), in addition to our Chairman, Frank B. Holding, Jr., and Vice Chairwoman, Hope H. Bryant. A majority of the members are independent directors. Under North Carolina banking law, FCB’s Board of Directors is required to have an executive committee that meets as often as required by the Board, but at least once during each month in which the full Board does not meet. The Executive Committee is a joint committee of the Boards and meets each month in which there is no regularly scheduled meeting of the Boards and at other times as needs arise. Under our and FCB’s Bylaws, the Executive Committee is authorized to exercise all of the powers of the Boards in the management of our affairs when the Boards are not in session, subject to certain statutory limitations and the ability of the full Boards to limit the Executive Committee’s authority. The Executive Committee met eight times during 2023.

Under their charters, each member of the Audit and CNG Committees must be an independent director, and members must satisfy requirements of Nasdaq’s listing standards and other laws and regulations (including banking and securities laws and regulations) applicable to service on those committees. The chairperson of the Risk Committee must be an independent director. The Trust Committee must be comprised of not less than three members of FCB’s Board, including at least one independent director, one of whom will be appointed as the Committee chairperson. In addition, the Committee may include no more than one director who also serves as an officer of FCB (who may not be an officer who participates significantly in the administration of FCB’s fiduciary responsibilities).

The Audit Committee, Risk Committee, CNG Committee, and Trust Committee each is required to meet at least quarterly, and each may meet more frequently as it and/or its chairperson considers necessary. Each committee also will meet when requested by the Chairman of the Boards or by our Lead Independent Director. In addition to their duties and responsibilities set forth in their respective charters, each committee is authorized to undertake such other duties and responsibilities within the scope of its primary functions as the committee or the Boards may from time to time deem necessary or appropriate. In discharging its duties, each committee may:

●

at its discretion and without the prior approval of management or the Boards, retain or obtain the advice of separate, outside consultants or advisors (including legal counsel and other advisors), at our or FCB’s expense, in accordance with procedures established from time to time by the committee, and oversee and approve all terms of the engagement of any such consultants or advisors, including their fees or other compensation;

●

conduct investigations and request and consider information (from management or otherwise) as the committee considers necessary, relevant, or helpful in its deliberations and the formulation of its decisions or recommendations;

●

seek any information from our or FCB’s associates (who are directed to cooperate with each committee’s requests), or from external parties, and consult to the extent it deems appropriate with the Chairman of the Boards, the Chief Executive Officer, the Lead Independent Director, other directors, and other officers and associates; and

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Committees of Our Boards

●

delegate any of its responsibilities to subcommittees or to individual members to the extent not inconsistent with other sections of its charter (including applicable independence requirements) or applicable laws or regulations.

Each committee member may rely on the advice, expertise, and integrity of persons (including our and FCB’s officers and associates) and organizations that provide information to the committee, and the accuracy and completeness of the financial and other information provided to the committee, absent actual knowledge that such reliance is not reasonable or warranted. In the performance of each committee’s responsibilities, each committee member (and the committee as a whole) is under a continuing duty to exercise independent judgment on an informed basis, in good faith, and in a manner each considers to be in our and FCB’s best interests.

Audit Committee

H. Lee Durham, Jr. Chairman and Audit Committee Financial Expert Committee Meetings in 2023: 11

Other Committee Members (1):

John M. Alexander, Jr., Michael A. Carpenter, David G. Leitch, and

Robert T. Newcomb

(1) Floyd L. Keels served as a member of the Committee until his death on October 30, 2023. Mr. Leitch was appointed as a member of the Committee upon his appointment as a director effective January 1, 2024.

Our Audit Committee is a joint committee of the Boards. In addition to being independent directors under the SEC’s rules and Nasdaq’s listing standards, under the Committee’s charter all members must be able to read and understand fundamental financial statements, and at least two members must have banking or related financial management expertise sufficient to comply with applicable regulations of the FDIC. At least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background, that will fulfill Nasdaq’s applicable financial sophistication requirements.

In addition to its other responsibilities, including those listed in the table, the Audit Committee annually reviews and approves our Regulation Fair Disclosure (FD) Policy, and it annually reviews and approves our accounting policies to determine that they are in accordance with accounting principles generally accepted in the United States of America. The Committee also is responsible for establishing procedures for the receipt, retention, and treatment of complaints from associates, customers, suppliers, stockholders, or others related to accounting and financial processes and reporting, internal controls, and auditing matters, including procedures for the confidential, anonymous submission by associates of concerns regarding those matters, and for evaluating any fraud, whether or not material, that involves management or other associates who have a significant role in our internal controls.

AUDIT COMMITTEE RESPONSIBILITIES

In addition to its other duties and responsibilities under its charter or as may be assigned from time to time by the Boards, the Audit Committee is responsible for:

●  appointing, determining the compensation and terms of engagement of, and monitoring and overseeing the work, independence, and performance of, our independent accountants and any other accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services;

●  pre-approving all audit and permitted non-audit services proposed to be provided by our independent accountants in accordance with approval policies and procedures adopted by the Committee from time to time;

●  monitoring and overseeing the quality and integrity of our accounting and financial reporting process, and reviewing our annual audited and quarterly unaudited financial statements and quarterly earnings releases, and any significant accounting and financial reporting issues, with management and our independent accountants;

●  monitoring our systems of internal controls regarding finance, accounting, and associated legal compliance, and reviewing and discussing any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect our ability to record, process, summarize, and report financial data;

●  monitoring and overseeing the audit program, budget, and resources of our Internal Audit Department. and approving the hiring, annual performance, and compensation of our Chief Internal Audit Officer;

●  annually reviewing our Associates Code of Ethics, Financial Officers Code of Ethics, and Non-Employee Workers Code of Ethics, recommending to the Boards any changes to the Codes that the Committee considers necessary or advisable, and overseeing management’s processes and procedures for enforcement of the Codes;

●  fostering free and open communication among our independent accountants, management, Internal Audit Department, and the Boards; and

●  monitoring our and FCB’s compliance with laws, rules, regulations, or other governmental or regulatory requirements as they affect accounting and financial processes and reporting, internal controls, and auditing matters.

2024 Annual Proxy Statement	31

Committees of Our Boards

The Committee reviews waivers approved by our Chief Risk Officer related to associates under the Associates Code of Ethics and Non-Employee Workers Code of Ethics, but only the full Board may approve a waiver under the Financial Officers Code of Ethics or related to an executive officer or member of the Board. Under the Boards’ written policies described below under the heading “TRANSACTIONS WITH RELATED PERSONS,” the Committee is responsible on an ongoing basis for reviewing and approving certain transactions, arrangements, or relationships with us or FCB in which one of our related persons has a material interest. The Committee annually reviews and approves our Hedging and Pledging Policy described below under the captions “BENEFICIAL OWNERSHIP OF OUR COMMON STOCK – Hedging Policy” and “– Pledging Policy,” and it is responsible for reviewing any requests by an executive officer or director for an exception to our pledging policy and monitoring any outstanding pledges of our stock by any of them.

The Committee selects and appoints, and reviews various reports from, our independent accountants (including their annual report on our audited consolidated financial statements), financial reports we file under the Exchange Act, and reports of examinations by our regulatory agencies. Our Chief Internal Audit Officer reports directly to our Audit Committee. At least quarterly, the Committee reviews reports on the work performed by FCB’s Corporate Finance Department. Our Chief Compliance Officer reports to the Committee regarding transactions with our related persons, as well as all reports of internal suspicious activity, and reports of external suspicious activity above certain amounts, filed by FCB. The Disclosure Committee and the Allowance Committee are management committees comprised of members selected from our management which report directly to the Audit Committee and assist it in the performance of its duties.

Information regarding the process for and factors considered in the Audit Committee’s selection of our independent accountants is contained under the heading “PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.”

Audit Committee Financial Expert. H. Lee Durham, Jr., the Committee Chairman and one of our independent directors, is a retired partner in the accounting firm of PricewaterhouseCoopers LLP. Upon his retirement from public accounting, he had 32 years of public accounting and audit experience, much of which involved financial institutions and other public companies. Our Board of Directors has designated Mr. Durham as the Committee’s “Audit Committee Financial Expert,” as that term is defined by the rules of the SEC.

Audit Committee Report

This report is furnished by the Audit Committee, the members of which, on the date of the filing of our 2023 Annual Report, are named below.

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2023, the Committee has:

●	reviewed and discussed our audited consolidated financial statements for 2023 with our management;

●	discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

●

received the written disclosures and the letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence; and

●	discussed with our independent accountant the independent accountant’s independence.

Based on the above reviews and discussions, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our 2023 Annual Report.

The Audit Committee:

H. Lee Durham, Jr.	John M. Alexander, Jr.	Michael A. Carpenter	David G. Leitch	Robert T. Newcomb

32	2024 Annual Proxy Statement

Committees of Our Boards

Risk Committee

Robert R. Hoppe Chairman and Risk Management Expert Committee Meetings in 2023: 12

Other Committee Members (1):

Ellen R. Alemany, Victor E. Bell III, Dr. Eugene Flood, Jr., and Robert E. Mason IV

(1) Vice Admiral John R. Ryan, USN (Ret.), served as a member of the Committee during 2023 until the 2023 Annual Meeting.

Our Risk Committee is a joint committee of the Boards. Under the Federal Reserve Board’s rules and the Risk Committee’s charter, the Committee must be chaired by an independent director and must include at least one member having experience in identifying, assessing, and managing risk exposures of large, complex financial firms. Our Board has determined that Robert R. Hoppe, the Committee’s Chairman, has that experience and has designated him as the Committee’s Risk Management Expert. Mr. Hoppe is a retired partner in the accounting firm of PricewaterhouseCoopers LLP with 34 years of public accounting and audit experience. In addition to Mr. Hoppe, the Board has determined that two other members of the Committee, Ellen R. Alemany and Dr. Eugene Flood, Jr., also have experience in identifying, assessing, and managing risk exposures of large, complex financial firms that satisfies the requirements of the Federal Reserve Board’s rule.

In addition to its other responsibilities, including those listed in the table, the Risk Committee was established to review, provide effective challenge, and approve our enterprise-wide Risk Management Framework and Risk Appetite Framework and to assist the Boards in fulfilling their responsibility to oversee our risk management practices. Our Enterprise Risk Oversight Committee (“EROC”), whose voting members are selected from our management and which is chaired by our Chief Risk Officer, is a management committee that reports directly to the Risk Committee. EROC’s function is to oversee the operation of our Risk Management Framework

RISK COMMITTEE RESPONSIBILITIES

In addition to its other duties and responsibilities under its charter or as may be assigned from time to time by the Boards, the Risk Committee is directed to:

●  monitor and advise the Boards regarding our and FCB’s risk exposures, including, without limitation, capital adequacy, credit, market, liquidity, operational (including human capital and information technology), compliance, legal, strategic, asset, and reputational risks and the control processes with respect to those risks;

●  evaluate, monitor, effectively challenge, and oversee the adequacy and effectiveness of our and FCB’s risk management program and supporting framework (within which our management is responsible for defining and executing enterprise-wide risk management programs) which are intended to ensure appropriate identification, assessment, monitoring, and reporting of significant risks;

●  review and assess our and FCB’s strategy to validate that it is aligned with our risk profile and financial objectives;

●  monitor the work of and receive and challenge reports from management and our Enterprise Risk Oversight Committee to determine whether risks are being identified (including top and emerging risks) and managed within approved risk tolerances;

●  review, approve, challenge, and monitor adherence to our and FCB’s risk appetite and supporting risk tolerance levels;

●  monitor the work of and receive and challenge reports from Credit Risk Review to determine whether credit risks are being identified and managed within approved risk tolerances;

●  review reports of examination by and communications from regulatory agencies, and the results of internal and third-party testing, analyses, and reviews, related to our and FCB’s risks, risk management, and any other matters within the scope of the Committee’s oversight responsibilities, and monitor and review management’s response to any noted issues; and

●  review and approve our Board level risk management policies on an annual basis to confirm consistency and compliance with risk appetite.

and Risk Appetite Framework approved by the Risk Committee; work to ensure adequate implementation of processes to identify, assess, monitor, and manage risks within business units; and monitor performance relative to our risk appetite and tolerances approved by the Boards.

2024 Annual Proxy Statement	33

Committees of Our Boards

Subcommittees of EROC are listed in the table, each of which may have its own “councils” that focus on specific matters within their areas of responsibility. The Risk Committee receives regular reports from business and independent risk functions regarding capital risk, market risk, asset risk, liquidity risk, credit risk, operational risk (including human capital and cyber risks), reputational risk, compliance risk, and strategic risk.

As discussed above under the caption “CORPORATE GOVERNANCE — Human Capital Management,” the Risk Management Framework approved by the Risk Committee includes processes for the oversight and management of risks related to our human capital and the escalation of related risk issues to the Committee. Our Operational Risk Committee and Compliance Risk Committee, which are subcommittees of EROC, through our human resources department, monitor various human capital metrics, including associate voluntary and involuntary turnover, hiring, succession, demographics, and other metrics. Quarterly reports and trends are provided to EROC, which reports identified risk issues to the Risk Committee.

The Risk Committee also periodically reviews information security policies and technology risk management programs and practices that are designed to protect FCB’s and its customers’ and associates’ data, records, and proprietary information, and it reviews reports on our business continuity and disaster recovery program that is designed

SUBCOMMITTEES OF EROC

Subcommittees of EROC include:

●  the Financial Risk Committee,

●  the Compliance Risk Committee,

●  the Credit Risk Committee,

●  the Operational Risk Committee,

●  the Technology Security and Risk Committee,

●  the Asset and Liability Committee,

●  the Capital and Stress Testing Committee, and

●  the Technology Investment Committee.

to help FCB safeguard associates, customers, products, and services from disruptions from events such as cyberattacks, natural disasters, and man-made events.

Certain matters within the scope of the Risk Committee’s oversight responsibilities also may fall within the scope of the oversight responsibilities of other committees of the Boards. To minimize the duplication of time and effort, the Risk Committee may defer to those other committees with respect to any such specific matters, but it may request reports or information from those other committees to determine whether those matters are being adequately addressed within our and FCB’s Risk Management Framework. Additional information regarding the Risk Committee’s processes is contained in the discussion under the caption “CORPORATE GOVERNANCE — Boards’ Role in Risk Management.”

34	2024 Annual Proxy Statement

Committees of Our Boards

Trust Committee

John M. Alexander, Jr. Chairman Committee Meetings in 2023: 4	Other Committee Members (1): Hope H. Bryant and Dr. Eugene Flood, Jr. (1) Floyd L. Keels served as a member of the Committee until his death on October 30, 2023.

In accordance with guidance from banking regulators that applies to banks with trust departments, FCB’s Board of Directors has a separate Trust Committee. The Committee must be comprised of not less than three members of FCB’s Board, including at least one independent director, who will be voting members and one of whom will be appointed as the Committee chairperson. The Committee may include no more than one director who also serves as an officer of FCB (who may not be an officer who participates significantly in the administration of FCB’s fiduciary responsibilities). In addition to its other responsibilities listed in the table, the Trust Committee’s primary purpose is to assist FCB’s Board in its oversight and supervision of FCB’s administration and exercise of fiduciary responsibilities and other trust activities and in its oversight of risks associated with those activities. Management subcommittees of the Trust Committee include the Trust Risk Management Committee, Trust Investment Committee, and the Trust Administrative Committee, the voting members of which are selected from our management and which report directly to the Committee and assist it in the performance of its duties.

TRUST COMMITTEE RESPONSIBILITIES

In addition to its other duties and responsibilities under its charter or as may be assigned from time to time by FCB’s Board, the Trust Committee is directed to:

●  review and approve the Trust Department’s policies;

●  review and decide whether to approve and/or ratify exceptions to Trust Committee-approved policies;

●  review and assess the adequacy of the committee’s charter at least annually and recommend any proposed changes to FCB’s Board for consideration;

●  review and approve any management committee charters at least annually and any recommended revisions;

●  review and approve the regularly published fee schedules for Trust Department services;

●  review and recommend for approval by FCB’s Board, in accordance with applicable state statutes, the quarterly purchases and sales for discretionary accounts administered by the Trust Department;

●  review and receive the minutes of the management committees;

●  provide an appropriate level of effective challenge to the first and the second lines within the Trust Department;

●  ensure the application of FCB’s conduct and ethical standards to, and the ethical environment within, the Trust Department;

●  oversee the administration of client accounts by the Trust Department to ensure that it is in conformance with the FDIC’s Statement of Principles of Trust Department Management;

●  oversee the organizational structure of the Trust Department, including establishment of divisions or groups within the Trust Department, and the names used by the Trust Department and its divisions or groups offering fiduciary services;

●  oversee the investment and disposition of assets held by the Trust Department, and monitor financial performance of investments made and investment strategies and processes utilized;

●  ensure records and recordkeeping practices of the Trust Department are in compliance with any applicable rules or regulations; and

●  oversee the use of vendors, services, and products by the Trust Department including, but not limited to, accounting and information systems and clearing arrangements.

2024 Annual Proxy Statement	35

Committees of Our Boards

Compensation, Nominations and Governance Committee

Robert T. Newcomb Chairman and Lead Independent Director Committee Meetings in 2023: 10

Other Committee Members (1):

Victor E. Bell III, H. Lee Durham, Jr., David G. Leitch, and

Robert E. Mason IV

(1) Mr. Leitch was appointed as a member of the Committee upon his appointment as a director effective January 1, 2024.

The CNG Committee is a joint committee of the Boards. In addition to being independent directors under Nasdaq’s listing standards, under its charter members of the Committee must satisfy Nasdaq’s heightened independence requirements for members of compensation committees.

As described in the following paragraphs, the Committee’s duties and responsibilities are divided into three functions, including nominations, corporate governance, and compensation.

Nominations Function. In its role as the Boards’ nominations committee, the CNG Committee makes recommendations to the Boards regarding the selection of nominees for election as directors at our Annual Meetings, candidates for appointment to fill vacancies on the Boards, and members and chairpersons of the various committees of the Boards. Each year the Committee also makes recommendations to the Boards regarding the selection of our and FCB’s Chairman, Chief Executive Officer, Vice Chairwoman and President and a recommendation to our independent directors regarding their selection of a Lead Independent Director.

In its Board succession planning, the Committee applies a process which includes: assessment of needs and vacancies; development of candidate criteria; assembly of a candidate pool; screening, recruiting, and interviewing candidates; selection and appointment or nomination of selected candidates; and orientation and integration of new directors. The Committee seeks to identify and recommend candidates who will best serve our and our stockholders’ interests. In identifying potential candidates and recommending nominees, the Committee considers incumbent directors as well as candidates who may be suggested by our management, other directors, or stockholders. The procedure for stockholders to recommend candidates to the Committee is contained below under the heading “RECOMMENDATIONS OF NOMINEES.”

QUALIFICATIONS OF DIRECTOR CANDIDATES

The CNG Committee seeks to recommend Board candidates:

●  who have personal and professional integrity, sound judgment, and business acumen;

●  who have the time, ability, and commitment to make a constructive and meaningful contribution to the Boards;

●  who, with other directors, will effectively serve the long-term interests of our stockholders; and

●  who satisfy applicable requirements of state and federal laws, rules, and regulations (including banking regulations) for service as our and FCB’s directors.

EVALUATION OF DIRECTOR CANDIDATES

The CNG Committee considers the size and composition of the Boards in light of our current and future needs and recommends candidates based on its assessment of, among other things:

●  business, professional, personal, and educational background, skills, experience, and expertise;

●  community leadership;

●  independence;

●  potential contributions to the Boards that are unusual or unique;

●  knowledge of our organization and our and FCB’s respective operations;

●  personal financial interest in our and FCB’s long-term growth, stability, and success;

●  the past and future contributions of our current directors, and the value of continuity and prior Board experience;

●  the existence of one or more vacancies on the Boards;

●  our need for directors possessing particular attributes, skills, experience, or expertise;

●  the role of directors in FCB’s business development activities,

●  diversity of individuals who bring different attributes, experiences and perspectives to deliberations; and

●  other factors that it or our Boards consider relevant, including any specific qualifications that may be adopted from time to time.

36	2024 Annual Proxy Statement

Committees of Our Boards

While the Committee and our Boards recognize the benefits derived from boards of directors composed of individuals who bring different attributes, experiences, and perspectives to the Boards’ deliberations, and while diversity is a consideration in the selection of nominees, they have not adopted any written or mandatory diversity policy or criteria applicable to the director nominations process. Accordingly, in evaluating and selecting nominees, diversity is one of the multiple factors considered by the Committee and the Boards.

Governance Function. In its role as the Boards’ joint governance committee, the CNG Committee has a range of governance-related responsibilities.

In addition to its responsibilities listed in the table, and as provided in our Corporate Governance Guidelines and described above under the caption “CORPORATE GOVERNANCE — Director Independence,” our Board has directed the Committee to annually assess each director’s independence and report its findings in connection with the Board’s annual determination of which of the directors the Board considers to be “independent.” Between those annual determinations, on an ongoing basis the Committee is directed to monitor the status of each director and inform the Board of changes or events that may affect a director’s ability to exercise independent judgment.

GOVERNANCE RELATED RESPONSIBILITIES

In addition to its other duties and responsibilities under its charter or as may be assigned from time to time by the Boards, as the Boards’ joint governance committee the CNG Committee is directed to:

●  evaluate and make recommendations to the Boards concerning our board and governance structure, the number, size, composition, and responsibilities of committees of the Boards, and committee membership rotation practices;

●  annually review our Corporate Governance Guidelines and recommend for our Board’s approval any changes the Committee considers necessary or advisable;

●  establish the knowledge, skills, experience, qualifications, and performance criteria for directors and committees of the Boards in accordance with our strategic needs, our Corporate Governance Guidelines, applicable laws, regulations and standards, and other criteria or minimum qualifications as the Committee may recommend;

●  annually review our Directors Code of Ethics, review directors’ compliance with the Code, evaluate and make recommendations to the Boards concerning any request for a waiver from the Code, and oversee our management’s processes and procedures for enforcement of the Code;

●  conduct annual evaluations of our Chief Executive Officer’s performance, and coordinate and facilitate an annual self-evaluation by the Boards and their committees of their own performance, and report the results of the evaluations to the Boards;

●  with the Chairman of the Boards and our Corporate Secretary, develop an orientation program for new directors and continuing education opportunities for incumbent directors;

●  oversee our communications with stockholders in connection with our Annual Meetings and otherwise; and

●  make recommendations to the Boards as appropriate regarding succession planning for key Board positions, our Chief Executive Officer, and other key positions as the Boards may deem appropriate.

Compensation Function. In its role as the joint compensation committee of the Boards, the CNG Committee reviews and provides overall guidance to the Boards regarding our executive compensation and benefit programs.

After receiving the Committee’s recommendations, the Boards make all final decisions regarding executive compensation matters, with the exception of payments and awards under the LTIP and MPP which are the sole responsibility of the Committee. The Committee also reviews and makes recommendations to the Boards regarding amounts of compensation paid or provided to our directors.

2024 Annual Proxy Statement	37

Committees of Our Boards

In its review and consideration of compensation matters, the Committee works closely with our Chief Human Resources Officer and his staff. In considering compensation to be paid to our executive officers named in the Summary Compensation Table below, the Committee considers the results of its annual evaluation of our Chief Executive Officer’s performance and, in the case of officers other than himself, information provided from time to time by our Chief Executive Officer about their performance and his recommendations as to their compensation.

The Committee may retain or obtain the services of outside consultants or other advisors at our or FCB’s expense, and under its charter the Committee is directly responsible for the appointment, compensation, terms of engagement, and oversight of the work of its consultants and advisors. Since 2013, the Committee has retained the services of Pay Governance LLC (“Pay Governance”), which is a national executive compensation consulting firm and which also served as compensation consultant to CIT’s Board of Directors’ independent Compensation

COMPENSATION RELATED RESPONSIBILITIES

In addition to its other duties and responsibilities under its charter or as may be assigned from time to time by the Boards, as the Boards’ joint compensation committee the CNG Committee is directed to:

●  establish our overall compensation philosophy and practices and regularly review them to determine the overall risk profile of our compensation program;

●  oversee an annual review all of our and FCB’s compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to determine whether there are potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results, and ensure continuing oversight and mitigation of risk within our and FCB’s compensation practices;

●  administer and approve all grants of award opportunities and payments of awards under FCB’s LTIP and MPP;

●  review and make recommendations to the Boards regarding all other executive compensation matters, including:

➢   amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect, our and FCB’s Chief Executive Officer and other executive officers; and

➢   at the request of the Boards, amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect, other individually named officers or associates.

Committee prior to the CIT Merger. Pay Governance’s engagement each year contemplates that it will prepare market and peer analyses comparing our executives’ and directors’ compensation rates to the market compensation paid by similar financial services organizations to their officers and directors in similar positions, advise the Committee regarding its responsibilities and developments in compensation rules and practices, consult with our management and the Committee regarding our annual and strategic plans and the formulation of their compensation recommendations, and assist the Committee in its consideration of new, and changes to existing, compensation plans and strategies. Pay Governance also assists in the review of the discussion of our executive compensation program included under the heading “COMPENSATION DISCUSSION AND ANALYSIS.” Additional information about Pay Governance’s work with the Committee is contained under that heading. While Pay Governance’s advice is a resource considered by the Committee in its decision-making process, other than in a consulting and advisory capacity Pay Governance has no role in the Committee’s compensation decisions or recommendations made to the Boards.

38	2024 Annual Proxy Statement

Committees of Our Boards

The following chart describes the process through which executive compensation decisions are made by the CNG Committee.

HOW WE PLAN COMPENSATION

Our Chief Executive Officer	Independent Executive Compensation Consulting Firm	CNG Committee

●  Chief Executive Officer provides information about individual officers’ performance and his recommendations for their compensation.

●  Management consults with our executive compensation consulting firm regarding our annual and strategic plans and market conditions, our compensation philosophy, and the formulation of our consultant’s compensation recommendations.

●  Reports to the CNG Committee on trends in executive compensation practices, and prepares market and peer analyses comparing our executives’ and directors’ compensation to the market compensation paid by similar financial services organizations to their officers and directors in similar positions.

●  Advises the CNG Committee regarding its responsibilities and developments in compensation rules and practices.

●  Assists the CNG Committee in its decisions regarding new LTIP and MPP awards, the formulation of its executive compensation recommendations to the Boards, and its consideration of new and changes to existing compensation plans and strategies.

●  Assists in the review of the discussion of our executive compensation program included under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

●  Makes the final decisions concerning payments and awards under the LTIP and MPP.

●  In coordination with our Chief Human Resources Officer and his staff, reviews and makes recommendations to the Boards regarding amounts of salaries and other compensation paid or provided to our executive officers.

●  Considers the results of its annual evaluation of our Chief Executive Officer’s performance in setting his compensation, along with the voting results from the most recent “say-on-pay” resolutions submitted to our stockholders.

●  Reviews and makes recommendations to the Boards regarding amounts of compensation paid or provided to our directors.

During early January 2023, representatives of Pay Governance met with the Committee to present its market and peer analyses and to discuss our executive and director compensation, market conditions and recent trends in executive compensation practices, our compensation philosophy, and various considerations that may affect the Committee’s executive and director compensation decisions. Those representatives also met with our Chief Executive Officer to discuss the results of the market and peer analyses, our business strategies, and management’s recommendations for 2023 base salary rates of executive officers and LTIP and MPP award grants. Pay Governance participated in a later meeting during early 2023 at which the Committee formulated and approved its recommendations to our Boards for 2023 executive base salary rates and 2023 director compensation, approved new LTIP award grants for the 2023-2025

2024 Annual Proxy Statement	39

Committees of Our Boards

Performance Period and MPP award opportunities related to the CIT Merger for 2023, and determined the amounts of payments to be made for LTIP awards previously granted for the just-ended 2020-2022 Performance Period and for MPP awards for 2022. During the remainder of 2023, Pay Governance met with the Committee during May to discuss executive compensation, including post-acquisition compensation design, and during July, following the SVB Acquisition, to discuss the July 2023 MPP awards and the compensation of our directors.

Pay Governance served as the Committee’s independent consultant and, during 2023, did not provide other services for us or FCB. In accordance with Nasdaq’s listing requirements, each year the Committee reviews various factors (including the factors described in rules of the SEC) that may pose a conflict of interest on the part of its consultants and advisors as well as their individual representatives who provide services to the Committee. No conflict of interest was identified in the most recent review regarding Pay Governance. The CNG Committee reviews its engagement of Pay Governance each year, and the Committee may engage different consultants at any time.

Effect of Risk Management on Compensation

The CNG Committee is accountable for oversight of our compensation philosophy and practices to determine the overall risk profile of our compensation program. As a part of that risk oversight process, the Committee oversees an annual review of all of our and FCB’s compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to identify any potential risks that reasonably could be expected to have a material adverse effect on our business and financial results, and to help ensure continuing oversight and mitigation of risk within our compensation practices. The Risk Committee may request reports or information from the CNG Committee regarding matters relevant to the Risk Committee’s oversight responsibilities for our enterprise-wide Risk Management Framework.

During 2023, we began implementation of enhancements to the Incentive Compensation Risk Management Program, including new risk-balancing mechanisms. Those mechanisms include a compilation of results by control function for each business unit, with business units that experience an adverse risk outcome receiving an assessment of individuals responsible for the adverse outcome based on various matters, including compliance failures, sales practices, ethics policy violations, significant operational losses, or other significant risk events. The goal of the assessments is to help identify and mitigate imprudent risk taking within business units, including risk taking that may arise from incentive compensation arrangements.

Our executive officers participate in FCB’s LTIP and MPP, and certain business units and divisions within FCB have incentive, commission, and variable pay plans that have unique structures, goals, and reward levels in which other officers and associates participate. The Committee believes that, as currently administered, the LTIP and MPP are focused on performance goals that are aligned with our stockholders’ long-term interests, that none of those other plans provide for award levels that are over-weighted to a specific business unit or service, and that those other plans are structured in ways that the Committee believes protect our organization.

Compensation Committee Report

This report has been furnished by the CNG Committee, the members of which are named below, in the Committee’s capacity as the Boards’ joint compensation committee. The Committee has:

●	reviewed and discussed with management the Compensation Discussion and Analysis that is included in this proxy statement; and

●	based on that review and discussion, recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and 2023 Annual Report.

The Compensation, Nominations and Governance Committee:

Robert T. Newcomb	Victor E. Bell III	H. Lee Durham, Jr.	David G. Leitch	Robert E. Mason IV

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for the executive officers named in the 2023 Summary Compensation Table and other compensation tables under the heading “EXECUTIVE COMPENSATION,” who we refer to in this discussion as our “NEOs.” This discussion also provides an overview of our compensation philosophy and objectives, and how and why our CNG Committee implements compensation processes and arrives at specific compensation decisions and recommendations for our NEOs.

Our 2023 NEOs are listed below, with their positions during 2023 (which they continue to hold), in the order in which they appear in the Summary Compensation Table.

Frank B. Holding, Jr. Chairman and Chief Executive Officer	Craig L. Nix Chief Financial Officer	Hope H. Bryant Vice Chairwoman	Peter M. Bristow President	Lorie K. Rupp Chief Risk Officer

2024 Annual Proxy Statement	41

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Our Executive Compensation Philosophy and Objectives

The CNG Committee endeavors to align executive officers’ compensation with our long-term business philosophy and achieve our objectives of:

●	rewarding sustained long-term performance, service, and loyalty;

●

balancing business risk with sound financial policy and stockholders’ interests, and aligning the interests of our executive officers with the long-term interests of our stockholders by encouraging growth in the value of our company and our stockholders’ investments;

●	enabling us to attract, motivate, and retain qualified executive officers; and

●	providing compensation to our executive officers that is competitive with comparable financial services companies.

Because the performance-based compensation of our executive officers is paid in cash and does not include equity-based compensation, we do not have stock ownership requirements or guidelines for executive officers. However, as discussed elsewhere in this proxy statement, our Board has adopted a policy that prohibits our executive officers from hedging, or pledging as collateral for any loan, any shares of our common stock they own, subject to exceptions for certain “grandfathered” pledges and certain pledges approved by our Audit Committee following a review of relevant factors. For purposes of the policy, a “hedge” means any financial instrument, derivative transaction, or trading strategy designed to hedge or offset any decrease in the market value of our stock, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund, or similar transaction.

Executive Compensation Highlights

Our executive compensation program is administered by the CNG Committee, which is focused on performance-based components of executive compensation in order to promote performance that will increase stockholder value and improve the overall effectiveness of our compensation program. During 2023, the Committee again engaged Pay Governance to evaluate our executive compensation and assist the Committee in maintaining a program that is both fair and effective. The following paragraphs summarize the Committee’s and our Boards’ actions and decisions with respect to the compensation of our NEOs for 2023 and 2024.

2023 Compensation Actions and Decisions

●	Base Salaries — In January 2023, the Committee recommended and the Boards approved no changes in the base salary rates of our NEOs for 2023.

●

Continued Use of Growth in Tangible Book Value as the LTIP Performance Metric — As noted below, the Committee continued to use growth in the tangible book value of our common stock as the primary component of the performance measure for the determination of LTIP awards. Tangible book value per share is defined as an amount equal to our total assets, minus our intangible assets, minus our liabilities, divided by the aggregate number of outstanding shares of both classes of our common stock. The central objective of our strategic plan is to build the long-term value of our company and our stockholders’ investments, and the Committee believes growth in tangible book value per share is a key driver of long-term value. As a result, the Committee believes the performance goals under our LTIP, from which our executives derive a substantial portion of their compensation, are consistent with our focus on long-term objectives and emphasis on financial stability and growth in stockholder value, which are factors that have contributed to our financial success over the years.

●	Long-Term Incentive Plan (“LTIP”) New Awards and Payments:

➢	In January 2023, the Committee approved the grant of cash-based LTIP performance awards to our NEOs for a three-year 2023-2025 Performance Period based on the same performance measure used in prior years — the growth rate of our tangible book value, plus dividends paid (the “TBV+D Growth Rate”), subject to certain adjustments. As with the grants made in 2022, the Committee set the Threshold, Target, and Stretch TBV+D Growth Rate goals of 12%, 30%, and 48%, respectively, with payment opportunities for performance at those levels to be based on 50%, 100%, and 150% of the Target Amounts of the awards.

➢	During January 2024, the Committee approved payment of the three-year cash performance awards previously granted under the LTIP for the 2021-2023 Performance Period, which are reported in this proxy statement as compensation for 2023.

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Compensation Discussion and Analysis

●	Merger Performance Plan (“MPP”) New Awards and Payments:

➢	In February 2023, the Committee approved new MPP cash performance award opportunities for 2023, which could become payable at Target levels dependent on continued achievement of CIT Merger integration and conversion milestones, realization of remaining merger cost savings, and leveraging of merger synergies and benefits, as well as individual performance.

➢	In July 2023, following the SVB Acquisition, the Committee approved performance award opportunities under the MPP for 2023, which could become payable at Threshold, Target, and Maximum levels dependent on achievement of integration and conversion milestones, the realization of cost savings and synergies, and risk management objectives, as well as individual performance, related to the SVB Acquisition.

➢	In January 2024, the Committee assessed achievement of performance objectives with respect to the 2023 MPP awards and approved payment of the February MPP awards related to the CIT Merger and the July MPP awards related to the SVB Acquisition to each our NEOs at the maximum levels, all of which are reported in this proxy statement as compensation for 2023.

●

No Change in Control Arrangements or Stock-Based Compensation — We have no employment or change of control agreements with any of our current NEOs and we have not provided them with any equity or stock-based compensation.

●

Continued Focus on Performance-Based Compensation — By recommending no increases for 2023 in the base salaries of our NEOs, maintaining increased individual “Stretch” opportunity levels with respect to LTIP awards granted for the 2023-2025 Performance Period at 150% of the Target Amounts (as compared to 125% for awards granted prior to 2022), and approving award opportunities to NEOs under the MPP with performance objectives including integration and conversion milestones, cost savings and synergies, and risk management, as well as individual performance, the Committee continued to focus on performance-based compensation as a substantial component of our NEOs’ total compensation.

●

Incentive Compensation Risk Management Program. The Committee and the Boards’ began implementation of enhancements to the Incentive Compensation Risk Management Program to include new risk-balancing mechanisms in incentive compensation arrangements in order to help identify and mitigate risk taking that might arise from incentive compensation arrangements.

2024 Compensation Actions and Decisions

●

Base Salaries — In January 2024, for the first time since 2021, the Committee recommended and the Boards approved the following merit-based increases in the base salaries of our NEOs for 2024: 3.0% for Mr. Holding, 7.4% for Mr. Nix, 3.6% for both Mrs. Bryant and Mr. Bristow, and 4.5% for Mrs. Rupp.

●

LTIP Awards — In January 2024, the Committee approved the grant of LTIP cash performance awards for a new, three-year 2024-2026 Performance Period based on the same TBV+D Growth Rate performance measure used in prior years and with increased Target Amounts and payment opportunities as compared to the 2023-2025 awards. The Committee set the same Threshold, Target, and Stretch TBV+D Growth Rate goals of 12%, 30% and 48%, respectively, and with payments for performance at those levels based on the same 50%, 100%, and 150% of the Target Amounts.

●

MPP Awards — In January 2024, the Committee approved new performance award opportunities under the MPP for 2024 for NEOs. For 2024 award opportunities, performance objectives with respect to the CIT Merger include the optimization of merger cost savings and synergies, risk management, individual performance, our overall results, and other related specific goals, and with respect to the SVB Acquisition, the performance objectives include timely integration achievement, risk management, individual performance, our overall results, and other related specific goals.

Compensation Program Evolution

Our executive compensation program is designed to align NEO compensation with our long-term business philosophy and achieve the objectives noted above, and it has continued to focus on performance-based components of executive compensation in order to promote performance that will increase stockholder value and improve the overall effectiveness of our compensation program. Beginning in 2021, the CNG Committee has taken steps toward future pay competitiveness of our NEO compensation against the comparably sized regional financial institutions with which we compete for business and talent following the CIT Merger and the SVB Acquisition through adjustments to base salaries in 2021 and 2024, and, beginning in 2022, expanded performance-based incentive opportunities under the LTIP for overlapping three-year performance periods, and annual awards under the MPP based upon performance objectives related to our mergers and acquisitions. As a result, performance-based compensation has continued to make up an increasingly substantial portion of our NEOs’ total compensation.

2024 Annual Proxy Statement	43

Compensation Discussion and Analysis

The Process of Evaluating Executive Officer Compensation

Overview. Each January, the CNG Committee reviews total compensation paid or provided to our executive officers, considers changes in the executive officers’ base salaries, and makes recommendations to the Boards regarding the salaries of our executive officers for the coming year. Each year the Committee also approves payments under existing awards granted under the LTIP and MPP for which the periods covered by the awards have ended and approves new award opportunities under each plan. After receiving the Committee’s recommendations, the Boards approve all executive officer compensation, with the exception of payments and awards under the LTIP and the MPP which, under the terms of the plans, are the sole responsibility of the Committee.

The Committee evaluates the performance of our Chairman and Chief Executive Officer each year. Recent evaluations have included, in addition to our financial performance, an evaluation, through survey responses from our directors and Executive Leadership Team members, of his performance in various other areas, including leadership, talent and culture development, Board relations, and financial management, and the Board’s assessment of the extent of achievement of our company’s “Competitive Path” objectives set out for each year. The Committee and Boards consider the results of that performance evaluation in decisions each year regarding the amounts of our Chief Executive Officer’s salary, incentive award levels, and other compensation matters, and, because the individual performance of all of our executive officers contribute to our financial performance and the achievement of corporate objectives, the results of that evaluation also are considered by the Committee and Boards in decisions regarding the compensation of our other NEOs.

Independent Compensation Consultant. In setting compensation paid to our NEOs for 2023, the CNG Committee again retained Pay Governance as its independent compensation consultant. As part of their services, Pay

CNG COMMITTEE COMPENSATION REVIEW

In reviewing our NEOs’ compensation, the Committee considers:

●  the scope of each officer’s responsibilities;

●  market analyses provided by the Committee’s independent consultant comparing our NEOs’ compensation to compensation paid to persons in each NEO’s position in similar financial services organizations, and executive compensation data compiled by the independent consultant for a group of industry peer companies;

●  our overall financial and operating performance, including our three-year TBV+D Growth Rate in the determination of payments of LTIP awards and the achievement of integration goals in the determination of payments of MPP awards, and, in decisions regarding the compensation of our NEOs in general, our internal “Financial True North” metrics which include net income, loan growth, deposit growth, noninterest income and expense, and net loan charge-offs;

●  achievement of internal company objectives set out in our “Competitive Path” which is formulated at the beginning of each year to establish goals for management for the year in various areas;

●  individual performance of our NEOs;

●  Board and Executive Leadership Team survey results regarding the Chief Executive Officer’s performance;

●  internal equity of our NEOs’ current compensation and their levels of compensation in comparison to other NEOs; and

●  voting results on the most recent say-on-pay resolutions submitted to our stockholders, as well as any feedback received by the Committee from stockholders outside the voting process.

Governance prepared market analyses for the Committee comparing our executives’ then-current compensation rates to the market median compensation paid by similar financial services organizations to their officers in similar positions. The analyses focused on:

●	base salaries;

●	total cash compensation (which included base salaries and target annual incentive awards); and

●	total direct compensation (which included total cash compensation and the expected value of long-term incentives).

For purposes of the market analyses, Pay Governance used Willis Towers Watson’s Financial Services Executive Compensation Surveys, which included pay data for over 200 companies in the financial services industry. Our executive positions were compared to similar positions in similarly sized organizations. Statistical regression analyses were also performed to size-adjust the survey data to achieve a close correlation with our total asset scope, providing a more accurate view of the market data.

44	2024 Annual Proxy Statement

Compensation Discussion and Analysis

To further assist the Committee in understanding our compensation marketplace, each year Pay Governance reviews publicly available proxy-reported data for a group of industry peer companies consisting of publicly traded financial institutions that primarily concentrate on retail and business banking operations headquartered in the United States. Our peer companies used in informing pay decisions for 2023 consisted, at the time, of 14 publicly traded regional financial institutions that had assets between $50 billion and $225 billion.

The Committee generally compares the compensation of each NEO in relation to the 50th percentile of the peer group for similar positions. In addition, the Committee takes into account various factors such as our performance within the peer group, the unique characteristics of each individual’s position, and any succession and retention considerations. Generally, differences or similarities in the levels of total direct compensation among the NEOs are driven primarily by the scope of their responsibilities, market data for similar positions, and considerations of internal equity within our Executive Leadership Team.

Consideration of Last Year’s “Say-on-Pay” Vote. At each Annual Meeting, our stockholders vote on a non-binding advisory resolution (a “say-on-pay” resolution) to approve the compensation paid to our NEOs as described in the proxy statement for that meeting. At our 2023 Annual Meeting stockholders approved the proposal with over 95% of the votes entitled to be cast with respect to shares present in person or by proxy, and which were voted or abstained at the meeting, being cast for approval. In connection with its reviews and decision-making process and the setting of our NEOs’ compensation for 2023 and 2024, the Committee took into account the voting results

2023 PEER COMPANIES

Citizens Financial Group, Inc

Comerica Incorporated

Fifth Third Bancorp

First Horizon Corporation

First Republic Bank

Huntington BancShares

KeyCorp

M&T Bank Corporation

Regions Financial Corporation

Signature Bank

SVB Financial Group

Synovus Financial Corp

Webster Financial Corporation

Zions Bancorporation, National Association

on those proposals at our preceding years’ Annual Meetings. The Committee believes the voting results on our say-on-pay resolutions indicate that our stockholders understand and support our executive compensation philosophy and objectives. The Committee will continue to consider each year’s say-on-pay voting results, as well as any feedback received from stockholders outside the voting process, in evaluating our executive compensation plans, policies, and practices and its decisions regarding executive compensation.

At our 2023 Annual Meeting, stockholders also voted on a “say-on-frequency” proposal, expressing their preference whether future say-on-pay votes should be held every year, every two years, or every three years. Consistent with our Board’s recommendation, stockholders approved the “every year” option. Accordingly, a say-on-pay resolution is being submitted for a vote of our stockholders at the Annual Meeting. Another say-on-frequency proposal is expected to be submitted for a vote of our stockholders at the 2029 Annual Meeting.

Tax and Accounting Considerations; Deductibility of Executive Compensation. In evaluating compensation program alternatives, the CNG Committee has considered the potential impact on our company of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) generally disallows a tax deduction to public corporations for compensation over $1.0 million paid for any fiscal year to their chief executive officers and certain other named executive officers. The Committee believes it is important to maintain flexibility in designing compensation programs that it considers to be effective and in the best interests of our stockholders, even if that approach results in payments that are not deductible under Section 162(m).

Incentive Compensation Risk Management. During 2023, we began implementation of enhancements to the Incentive Compensation Risk Management Program, including new risk-balancing mechanisms. Those methods include a compilation of results by control function for each business unit, with business units that experience an adverse risk outcome receiving an assessment of individuals responsible for the adverse outcome based on various matters, including compliance failures, sales practices, ethics policy violations, significant operational losses, or other significant risk events. The goal of the assessments is to help identify and mitigate imprudent risk taking within business units, including risk taking that may arise from incentive compensation arrangements.

2024 Annual Proxy Statement	45

Compensation Discussion and Analysis

Executive Compensation Components

The components of compensation paid to or received by our executive officers for 2023 are summarized in the following table.

Compensation Component	Component Elements	Purpose	Component Risk Profile

Base Salary	● Cash compensation	Provides fixed annual compensation that is comparable with other similarly sized financial institutions and helps attract and retain our executive officers and other associates	Low

Long-Term Incentive Plan Awards	● Awards of performance-based cash compensation measured by the extent to which goals are met during award Performance Periods

Ties a substantial portion of NEO compensation to company performance and growth in the value of our stockholders’ investments, promotes a closer identification of the interests of plan participants with company interests and the long-term interests of stockholders, stimulates efforts to enhance efficiency, profitability, and growth in value of our company and stockholders’ investments, and enhances our ability to recruit and retain officers who are participants

Low

Merger Performance Plan Awards

●  Awards of annual performance-based cash compensation tied to realization of intended benefits to our company and stockholders of our mergers and acquisitions, with performance objectives tied to one or more of the following: timely achievement of stabilization, integration, or optimization milestones, realization of merger or acquisition cost savings and synergies, risk management, individual performance, or other related specific objectives as assigned.

Provides a cash incentive for the realization of projected benefits to our company and our stockholders from mergers and acquisitions, which promotes a closer identification of the interests of plan participants with company interests and the long-term interests of stockholders, and stimulates efforts to enhance efficiency, profitability, and growth in value of our company and stockholders’ investments

Low

Retirement Benefits	● Defined benefit pension plans ● Matching contributions to Section 401(k) defined contribution plan accounts, and additional profit-sharing contributions under one of the Section 401(k) plans	Provides competitive levels of retirement income for our NEOs and other associates	Low

Nonqualified Deferred Compensation Plan

●  Deferral of up to 80% of base salary and LTIP award payments under the plan

●  Earnings (or losses) on voluntary deferrals by plan participants based on deemed investments of participants’ accounts in outside investment funds selected by participants from a menu of hypothetical investment options available under the plan

Provides an opportunity for plan participants to save for retirement and other long-term financial goals on a tax-deferred basis by electing to defer their receipt of portions of their salaries and LTIP award payments

Low

46	2024 Annual Proxy Statement

Compensation Discussion and Analysis

Compensation Component	Component Elements	Purpose	Component Risk Profile

Nonqualified Separation from Service Agreements	● Cash following separation from service at or after agreed-upon ages ● Death benefit	Retain and reward the long-term service and loyalty of certain key decision makers, and assure their continued loyalty following a separation from service	Low

Perquisites	● Maintenance and monitoring of home security systems ● Limited staff services for personal activities ● Limited other personal benefits provided from time to time	Provide limited personal benefits to certain executive officers in furtherance of our risk management program, for the officers’ convenience, and from time-to-time for other specific purposes	Low

Cash Compensation

Until the initial adoption of our LTIP during 2014, base salaries represented the primary component of our executive compensation program. Since that time, our company has grown significantly but, with certain exceptions based on various considerations, including internal pay equity, increases in our NEOs’ base salaries have been limited, while incentive compensation through performance-based awards under the LTIP and the MPP has become a substantial portion of our NEOs’ annual total compensation.

Base Salaries. In making its recommendations regarding 2023 and 2024 base salaries for our NEOs, the Committee considered various factors, including our 2022 and 2023 financial and operating performance and the other factors described below.

Consideration of the base salary rates of our Chief Executive Officer, Frank B. Holding, Jr., for 2023 and 2024 took into account the Committee’s evaluation of his performance during 2022 and 2023 (including consideration of our internal financial metrics and the extent of achievement of our corporate objectives), his 2022 and 2023 total compensation, the market and peer analyses (that included larger, regional financial institutions that became our peers following the CIT Merger and, for 2024, the SVB Acquisition) as prepared by Pay Governance, the incentive opportunities provided to him under the LTIP and MPP, and the total compensation of our other NEOs. For 2023, and consistent with its focus on performance-based compensation, the Committee recommended no increase in Mr. Holding’s base salary rate, and for 2024, the Committee recommended a 3.0% increase in his base salary rate.

In considering its recommendations for the 2023 and 2024 base salary rates of our other NEOs, the Committee took into account our internal financial metrics and the extent of achievement of our corporate objectives during 2022 and 2023, their 2022 and 2023 total compensation, the market and peer analyses prepared by Pay Governance, their incentive opportunities under the LTIP and MPP, and, in the case of each NEO, the total compensation of our other NEOs and their total compensation as compared to similarly sized, regional financial institutions following the CIT Merger and, for 2024, the SVB Acquisition. Consistent with its focus on performance-based compensation, the Committee recommended no increase in base salary rates for Mr. Nix, Mrs. Bryant, Mr. Bristow, and Mrs. Rupp for 2023, and for 2024, the Committee recommended the following increases in base salary rates: 7.4% for Mr. Nix, 3.6% for Mrs. Bryant and Mr. Bristow, and 4.5% for Mrs. Rupp.

The following table shows the base salary rates of our Chief Executive Officer and our other four NEOs, and the percentage increases in their salaries, from 2021 through 2024.

	2021 Base Salary		2022 Base Salary		2023 Base Salary		2024 Base Salary
	% Increase	Salary Rate	% Increase	Salary Rate	% Increase	Salary Rate	% Increase	Salary Rate

Frank B. Holding, Jr. Chairman and Chief Executive Officer	2.96%	$1,010,000	0.00%	$1,010,000	0.00%	$1,010,000	3.0%	$1,040,000

Craig L. Nix Chief Financial Officer	6.30%	675,000	0.00%	675,000	0.00%	675,000	7.4%	$725,000

Hope H. Bryant Vice Chairwoman	3.70%	700,000	0.00%	700,000	0.00%	700,000	3.6%	$725,000

Peter M. Bristow President	3.70%	700,000	0.00%	700,000	0.00%	700,000	3.6%	$725,000

Lorie K. Rupp Chief Risk Officer	10.00%	550,000	0.00%	550,000	0.00%	550,000	4.5%	$575,000

2024 Annual Proxy Statement	47

Compensation Discussion and Analysis

Long-Term Incentive Plan (“LTIP”). Since 2014, we have rewarded long-term performance through cash award opportunities that may be earned based on the extent of attainment of performance goals under our LTIP. The LTIP is intended to reinforce the link between the interests of our participating officers and the interests of our company and our stockholders, and to motivate and reward executive officers for their contributions toward achieving our strategic plan’s central objective of building the long-term value of our company and our stockholders’ investments. Cash incentive awards may be granted by the Committee under the LTIP in amounts (“Target Amounts”) which are expressed as percentages of officers’ base salaries. The awards represent opportunities to receive cash payments based on the extent to which performance goals set by the Committee at “Threshold” (i.e., minimum), “Target,” and “Stretch” (i.e., maximum) levels are met or exceeded during stated periods of time (“Performance Periods”). If performance over the Performance Period exceeds the Threshold level but not the Target level, or exceeds the Target level but not the Stretch level, the amount earned by each officer will be interpolated by the Committee. The maximum amount of awards that may be paid under the LTIP to any one participant in any one fiscal year is $10 million.

Since its inception, awards generally have been granted under the LTIP each year for overlapping three-year Performance Periods and with performance objectives based on cumulative growth in the tangible book value per share (“TBV”) of our common stock plus cumulative dividends per share (“D”) paid over the applicable Performance Periods (the “TBV+D Growth Rate”). Our TBV on each measurement date is the amount equal to our total assets, minus our intangible assets, minus our liabilities, divided by the aggregate number of outstanding shares of both classes of our common stock. The Committee believes growth in TBV is a key driver of long-term value. As a result, the Committee believes that using growth in TBV as the primary component of the performance goals for our LTIP is consistent with our focus on long-term objectives and our emphasis on financial stability and growth in stockholder value. The Committee believes those objectives are factors that have contributed to our financial success over the years.

The TBV+D Growth Rate is determined according to the following formula:

(Ending TBV minus Beginning TBV) plus D Beginning TBV

“Beginning TBV” and “Ending TBV” are measured at the beginning and end of the relevant Performance Period and are subject to adjustments the Committee is authorized by the terms of the LTIP to make in order to eliminate, or to spread over several years, the effect of strategic decisions made by the Board during a Performance Period, such as bargain purchase gains and other merger or acquisition-related items, and share repurchases and other items that may have an immediate impact on TBV but which the Board believes will be beneficial to stockholders in future years. For example, the Committee excluded the significant net positive effects on tangible book value of the CIT Merger in 2022 and the SVB Acquisition in 2023 from the calculation of TBV in order to remove the impact of these strategic transactions from the determination of LTIP payments for the Performance Periods covering these years. Had the Committee not made these adjustments, those transactions alone may have maximized awards under the LTIP, and the intended incentive aspect of the LTIP awards for these Performance Periods may not have been realized.

During January 2023, the Committee approved the grant to our NEOs and other selected officers of cash-based LTIP performance award opportunities for a new, three-year 2023-2025 Performance Period. Consistent with all previously granted awards, the awards may be earned based on our TBV+D Growth Rate during the Performance Period in comparison to goals established by the Committee. Percentages of our NEOs’ base salaries used for the determination of the Target Amounts of their awards, and the Threshold, Target, and Stretch TBV+D Growth Rate goals of 12%, 30%, and 48%, respectively, included the same increased Target and Stretch goals as were approved for awards granted during 2022. Those goals would result in participants earning 50%, 100%, and 150%, respectively, of the Target Amounts of their awards (the “Award Percentage”), which were the same as the Award Percentages for the awards granted in 2022. The awards granted in 2022 reflected an increase in the Award Percentage for performance at the Stretch level from 125% to 150%. As a result, under both the 2022-2024 and 2023-2025 awards, payment of awards at 100% of the Target Amount would require achievement of a higher TBV+D Growth Rate (30% versus 24%) than for awards prior to 2022, and attainment of the increased Stretch performance goal (48% versus 36%) would result in payment of a higher percentage of the Target Amount than for awards prior to 2022 (150% versus 125%). LTIP awards granted to our NEOs during 2023 are listed in the Grants of Plan-Based Awards table.

In granting the 2023 awards, the Committee continued use of a standard form of award agreement first adopted during 2022 that imposes non-solicitation and nondisclosure obligations on participants as conditions to the awards. The non-solicitation obligations cover the term of each participant’s employment with FCB and a period of one year after termination of employment, while the nondisclosure obligations cover all times during and after each participant’s employment with FCB. During the non-solicitation period, other than on behalf of FCB, each participant is generally prohibited from employing or soliciting for employment any associate of FCB who was

48	2024 Annual Proxy Statement

Compensation Discussion and Analysis

supervised by or was personally known to the participant, or soliciting the business of any customer or prospective customer with whom the participant had material contact. Subject to customary limitations, the nondisclosure provisions require the participant to maintain the confidentiality of all of FCB’s business information, trade secrets, and data and return all such materials in his or her possession to FCB upon termination of employment.

During January 2024, the Committee approved payments for the three-year awards granted during January 2021 for the 2021-2023 Performance Period that ended on December 31, 2023. After making adjustments (which, in the aggregate, reduced the TBV+D Growth Rate) to, among other things, eliminate the significant net positive effects on tangible book value of the CIT Merger during 2022 and the SVB Acquisition during 2023 (which alone may have maximized awards under the LTIP), and to continue spreading over three years the impacts of share repurchases and of intangible assets related to other acquisitions in prior years, the Committee determined that our TBV+D Growth Rate, as so adjusted, for the 2021-2023 Performance Period exceeded the Stretch performance level of 36.0%, and it approved payments to LTIP participants, including our NEOs, at the maximum Award Percentage of 125% of the Target Amounts of the awards. Those payments made to our NEOs are included in the aggregate amounts on the 2023 line of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and are separately listed in Footnote 4 to that table.

A listing of the new awards granted to our NEOs during 2023, and additional information regarding the LTIP and the payments approved by the Committee for the 2021-2023 Performance Period, is provided in the discussion under the caption “EXECUTIVE COMPENSATION — Grants of Plan-Based Awards.”

In setting the percentages of our NEOs’ base salary rates as the Target Amounts of awards, the Committee attempts to provide our NEOs with aggregate amounts of salary and incentive opportunities each year that it considers appropriate based on the market and peer analyses of total direct compensation for officers of other companies in similar positions as our NEOs. Since the LTIP was adopted, the percentages of our NEOs’ base salary rates that may be paid at Target levels of performance generally have increased, while, in general, there have been limited increases in our NEOs’ base salaries. As a result, payments of performance-based LTIP awards have become a substantial portion of our NEOs’ total compensation, which aligns with our philosophy of emphasizing and rewarding sustained long-term performance.

The following table lists percentages of base salary rates and dollar amounts that could be paid in future years to our NEOs at each performance level under all outstanding LTIP awards they currently hold, including those granted to them in January 2024 for the 2024-2026 Performance Period.

Name	Performance Period	Target Level Percentage of Base Pay	Potential Payment for Performance at:
			Threshold Level (1)	Target Level (1)	Stretch Level (1)

Frank B. Holding, Jr.	2024-2026	550%	$2,860,000	$5,720,000	$8,580,000
	2023-2025	475%	2,398,750	4,797,500	7,196,250
	2022-2024	475%	2,398,750	4,797,500	7,196,250

Craig L. Nix	2024-2026	400%	1,450,000	2,900,000	4,350,000
	2023-2025	325%	1,096,875	2,193,750	3,290,625
	2022-2024	325%	1,096,875	2,193,750	3,290,625

Hope H. Bryant	2024-2026	460%	1,667,500	3,335,000	5,002,500
	2023-2025	400%	1,400,000	2,800,000	4,200,000
	2022-2024	400%	1,400,000	2,800,000	4,200,000

Peter M. Bristow	2024-2026	460%	1,667,500	3,335,000	5,002,500
	2023-2025	400%	1,400,000	2,800,000	4,200,000
	2022-2024	400%	1,400,000	2,800,000	4,200,000

Lorie K. Rupp	2024-2026	250%	718,750	1,437,500	2,156,250
	2023-2025	250%	687,500	1,375,000	2,062,500
	2022-2024	250%	687,500	1,375,000	2,062,500
(1)

Performance goals were set for awards for the 2022-2024, 2023-2025, and 2024-2026 Performance Periods at Threshold, Target and Stretch TBV+D Growth Rate levels of 12%, 30%, and 48%, respectively, which represented higher Target and Stretch TBV+D Growth Rate goals than in years prior to 2022.

2024 Annual Proxy Statement	49

Compensation Discussion and Analysis

All awards listed in the table are subject to the Clawback Policy described below under the caption “Incentive-Based Compensation Clawback Policy.”

Merger Performance Plan (“MPP”). During 2022, the Committee approved the MPP under which eligible executives and other associates of FCB and its affiliates may be offered opportunities to earn awards, payable in cash, based upon attainment of performance objectives related to our mergers and acquisitions. The primary purpose of the MPP is to motivate and reward associates who have significant involvement in and responsibility for post-acquisition processes by offering cash incentives that are dependent on the realization of benefits of mergers and acquisitions to our company and stockholders.

During February 2023, the Committee approved performance award opportunities for our NEOs for 2023 in specified “Target” amounts. The awards could be earned based on the attainment of performance objectives related to the CIT Merger, which included the timely achievement of remaining conversion and integration milestones with respect to the operations of CIT and its bank subsidiaries, CIT Bank, N.A., OneWest Bank and Mutual of Omaha Bank, and the continued realization of merger cost savings and synergies, as well as individual performance. The performance objectives were intended to be challenging, but achievable with superior effort at the “Target” level.

During July 2023, the Committee approved additional performance award opportunities for our NEOs for 2023 in specified “Threshold,” “Target,” and “Maximum” amounts which could be earned based on the attainment during 2023 of performance objectives related to the SVB Acquisition, including the timely achievement of conversion and integration milestones with respect to the operations of SVB, the realization of cost savings and synergies resulting from that acquisition, and risk management objectives, as well as individual performance. The performance objectives were intended to be challenging, but achievable at the “Threshold” level, with increasing difficulty at the “Target” and “Maximum” levels.

MPP awards granted for 2023 are listed in the Grants of Plan-Based Awards table. Under the MPP, the Committee can reduce or eliminate the amount of any award by applying negative discretion, including an award that would otherwise be earned and payable under the terms of the plan.

On December 31, 2023, the period covered by the awards ended with respect to both the CIT MPP awards and the SVB MPP awards, and during January 2024, the Committee approved payments to participants based on its assessment of pre-determined performance objectives with respect to the 2023 MPP awards, including integration and conversion milestones, cost savings and synergies, and risk management, as well as individual performance. Each NEO received payment of the Target amount of his or her CIT award and the Maximum amount of his or her award opportunity for the SVB Acquisition. The amounts of those payments made to our NEOs are included in the aggregate amounts listed on the 2023 line of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and are separately listed in Footnote 4 to that table. During January 2024, the Committee also approved new performance award opportunities under the MPP. For 2024 award opportunities, performance objectives with respect to the CIT Merger include the optimization of merger cost savings and synergies, risk management, individual performance, our overall results, and other related specific objectives; and, with respect to the SVB Acquisition the performance objectives include timely integration achievement, risk management, individual performance, our overall results, and other related specific goals. Additional information regarding the MPP and awards approved under it is contained in the narrative discussion under the caption “EXECUTIVE COMPENSATION — Grants of Plan-Based Awards.”

The following table lists the dollar amounts of MPP award opportunities that could be paid to our NEOs for 2024 at each performance level under all outstanding MPP awards they currently hold, which include those granted to them in January 2024 related to the CIT Merger and the SVB Acquisition.

		Future MPP Award Opportunity Amounts
Name	Identification Of Award	Threshold	Target	Maximum
Frank B. Holding, Jr.	CIT Award for 2024	—	$1,010,000	—
	SVB Award for 2024	$500,000	1,000,000	$1,500,000
Craig L. Nix	CIT Award for 2024	—	472,500	—
	SVB Award for 2024	333,333	666,667	1,000,000
Hope H. Bryant	CIT Award for 2024	—	490,000	—
	SVB Award for 2024	333,333	666,667	1,000,000
Peter M. Bristow	CIT Award for 2024	—	490,000	—
	SVB Award for 2024	333,333	666,667	1,000,000
Lorie K. Rupp	CIT Award for 2024	—	385,000	—
	SVB Award for 2024	250,000	500,000	750,000

50	2024 Annual Proxy Statement

Compensation Discussion and Analysis

Bonuses. From time to time the Committee may consider and recommend, and the Boards may approve, payment of a discretionary cash bonus to one or more executive officers based on particular performance or achievement considerations or other factors related to the retention of motivated and talented executive officers. No discretionary bonuses were paid for 2023 to any of our NEOs.

Nonqualified Deferred Compensation Plans

During February 2021, the Committee recommended, and FCB’s Board approved, an unfunded, nonqualified deferred compensation plan (the “FCB 2021 Plan”) that permits plan participants to save for retirement and other long-term financial goals on a tax-deferred basis by electing to defer their receipt of up to 80% of their base salaries and LTIP award payments. FCB credits participants’ deferred amounts with deemed investment gains, and deducts deemed investment losses, based on hypothetical investment options selected by the participants from a menu of investment options which are used only for purposes of measuring the amounts to be added to or deducted from participants’ accounts. Many of those hypothetical investment options are identical to the investment options offered to participants in FCB’s Section 401(k) plans. However, certain investment funds that are available to Section 401(k) plan participants are not options hypothetically available to FCB 2021 Plan participants because those investment funds are only available for the investment of assets held in employer-sponsored ERISA retirement plans, or because they are not available to plans that have smaller aggregate amounts of assets. In the case of those Section 401(k) plan investment options, a similar investment fund option is offered to participants in the FCB 2021 Plan that is equivalent to, but not more favorable than, the Section 401(k) plan option, with the exception of five investment funds available to Section 401(k) plan participants for which no comparable option is available to FCB 2021 Plan participants.

The FCB 2021 Plan does not provide for FCB to make any additional or discretionary contributions to participants’ plan accounts. Mr. Nix, Mrs. Bryant, and Mr. Bristow were participants in and deferred compensation under the FCB 2021 Plan during 2023. Mr. Holding and Mrs. Rupp are eligible to participate in the FCB 2021 Plan but have not elected to defer any compensation and do not have account balances under the plan.

Also, prior to our merger with FCB-SC during 2014, FCB-SC maintained two unfunded, nonqualified deferred compensation plans (the “FCB-SC Plans”) in which various officers of FCB-SC were participants. In connection with that merger, FCB agreed to assume, pay interest on (at the fixed interest rates provided for in the FCB-SC Plans), and distribute plan participants’ accounts in accordance with the terms of the plans as they existed when the merger was completed. Participants may not make any further deferrals under the FCB-SC Plans, and FCB does not make any additional or discretionary contributions to the accounts of participants in the FCB-SC Plans. Mr. Nix and Mr. Bristow each have accounts under both of the FCB-SC Plans, and a portion of the interest credited to each of their accounts for 2023 was considered to be “above market” under the SEC’s disclosure rules and is included in their amounts listed under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table and described in Footnote 6 to that table.

Additional information about the above three plans, including amounts deferred by Mr. Nix, Mrs. Bryant, and Mr. Bristow, deemed net investment gains credited to their accounts during 2023 under the FCB 2021 Plan, interest credited to Mr. Nix’s and Mr. Bristow’s FCB-SC Plan accounts for 2023, and their respective year-end account balances under all three plans, is contained in this proxy statement under the caption “EXECUTIVE COMPENSATION – Nonqualified Deferred Compensation.”

Retirement Plans

We currently maintain the following qualified plans under which retirement benefits are provided to our NEOs and other associates:

●

three defined benefit pension plans, including our plan and separate plans previously maintained by FCB-SC and CIT that FCB continues to maintain and administer to provide benefits to FCB-SC’s and CIT’s former officers and associates who are participants in those plans; and

●

two Section 401(k) defined contribution plans, including a legacy plan originally effective July 1, 1984 (the “FCB Legacy 401(k) Plan”) and a plan originally effective January 1, 2008 (the “FCB 401(k) Plan”).

During 2007, changes were made to our and FCB-SC’s retirement plan programs that were designed to reduce the volatility of our pension plan expense, while preserving the competitive retirement benefits we provide to our associates. The changes included the retention of pension and Section 401(k) plans as they existed at the time the changes were made (the “legacy plans”), and the addition of “enhanced” Section 401(k) plans. Associates of FCB and FCB-SC hired after the changes were made would participate only in the enhanced Section 401(k) plans and would not become participants in the pension plans. Eligible associates hired before the changes made one-time elections to:

●	continue to participate in the pension and legacy Section 401(k) plans; or

2024 Annual Proxy Statement	51

Compensation Discussion and Analysis

●

participate only in the enhanced Section 401(k) plans rather than the legacy Section 401(k) plans, in which case they would continue to be participants in the pension plans, but their pension plan benefit service would be frozen and no further benefits would accrue (although under FCB’s pension plan participants receive credit for increases in compensation even if plan benefit service credit is frozen).

FCB’s, FCB-SC’s and CIT’s pension plans continue to exist as separate plans. FCB-SC’s legacy and enhanced Section 401(k) plans were merged into FCB’s corresponding plans (the FCB Legacy 401(k) Plan and FCB 401(k) Plan, respectively) following that merger. CIT’s Section 401(k) plan remained in effect as a separate plan for CIT’s former employees during 2022, but it was merged into, and participants’ accounts were transferred to, the FCB 401(k) Plan effective January 1, 2023.

At the time of the plan changes in 2007, Mr. Holding, Mr. Nix, Mrs. Bryant, and Mr. Bristow were pension plan participants and each elected to remain in the legacy plans. Mrs. Rupp was first employed by FCB after the above plan changes were implemented and does not participate in FCB’s pension plan, but is a participant in the FCB 401(k) Plan.

Further information about the terms of the defined benefit pension plans in which NEOs participate (including the calculation of benefits under the plans), as well as our Section 401(k) plans (including the calculation of matching and profit-sharing contributions), is contained in this proxy statement under the caption “EXECUTIVE COMPENSATION – Retirement Benefits and Separation from Service Payments.”

Nonqualified Separation from Service Agreements

FCB has nonqualified separation from service agreements with Mr. Holding, Mr. Nix, Mrs. Bryant, and Mr. Bristow and certain of our other executive officers that were entered into before our LTIP was approved in 2014. The agreements provide for payments for a period of 10 years following a separation from service that occurs no earlier than an agreed-upon age. No new agreements have been entered into since our LTIP was approved and awards under it were first granted, and no new agreements currently are contemplated. Mrs. Rupp does not have a separation from service agreement.

When originally approved, the agreements were intended to help us retain and reward the long-term service of key officers within our organization, and to assure their continued loyalty following a separation from service. Because payments will be made to the officers only if they continue in FCB’s employment until their agreed-upon ages, the Committee believed the agreements were consistent with our objective of encouraging and rewarding long-term service and loyalty. The Committee also believed the additional long-term benefit provided to our NEOs under the agreements enhanced our compensation program by mitigating to some degree its lack at that time of any incentive compensation plan or any equity-based compensation. In return for payments, each officer is obligated to provide consultation services to, and not to compete against, FCB during the payment period. Further information about the terms of the agreements is contained in this proxy statement below under the caption “EXECUTIVE COMPENSATION – Retirement Benefits and Separation from Service Payments.”

The amounts of payments provided for in the agreements are calculated as percentages, ranging from approximately 20% to approximately 45%, of the officers’ base salary rates at the time their agreements were approved. In the past, from time to time the agreements have been amended to change the amounts and/or percentages used to calculate payment amounts in order to reflect increases in officers’ base salaries, but there have been no adjustments to agreements with any of our current NEOs since 2011, and no further adjustments to those agreements currently are contemplated.

Personal Benefits

We do not provide an extensive array of perquisites or personal benefits to our executive officers beyond those benefits (including individual and family group insurance coverages) that are available generally on the same terms to all our associates. However, for the convenience of our NEOs, or under our risk management program, or for other specific purposes, from time to time certain of our NEOs do receive, or are deemed to have received, other benefits that are not directly related to the performance of their duties as executive officers or that otherwise confer a benefit that has a personal aspect. As part of its review of our NEOs’ overall compensation each year, the Committee reviews all personal benefits being provided or proposed to be provided to executive officers, and it recommends to the Boards whether those benefits should be approved or continued. Benefits that certain of our NEOs received, or were deemed to have received, during 2023 included:

●	maintenance and monitoring of security systems in Mr. Holding’s, Mr. Nix’s, Mrs. Bryant’s, and Mr. Bristow’s residences under our risk management program; and

●	services of staff personnel that we attribute to Mr. Holding’s personal activities.

52	2024 Annual Proxy Statement

Compensation Discussion and Analysis

Since 2005, our Boards have maintained a policy under which FCB will, as deemed advisable, install, maintain, and monitor security systems in the homes of certain executive officers. The Boards believe the safety of our key executive officers is a business concern, and they approved the policy as part of our risk management program. Under the policy, each officer in whose home FCB installs a security system agrees to purchase that equipment from FCB, at its depreciated book value, following retirement or other termination of employment. FCB periodically replaces or upgrades the security systems in residences as technology improves or the systems age. FCB’s annual expenditures associated with equipment purchases and installation (including replacement), maintenance, and monitoring associated with each officer’s security system is treated as a personal benefit to that officer.

We monitor our NEOs’ utilization of the services of administrative personnel. To the extent an associate may, from time to time, provide services that relate to an NEO’s personal activities, we estimate the staff time devoted to those services and treat a portion of our compensation and benefits expense related to the associate as a personal benefit to that NEO.

FCB maintains three corporate apartments, including two apartments in a building owned by FCB in Columbia, South Carolina, and one apartment in New York, New York, that was leased during March 2021 in anticipation of the CIT Merger. All of the apartments are available for use by executives for business purposes, with the New York apartment being used during 2023 primarily by our President, Peter Bristow, whose duties overseeing various aspects of our commercial business lines resulting from the CIT Merger and the SVB Acquisition require frequent trips to the New York area to meet with staff. The apartments are provided as lodging for FCB executives during business trips, and we monitor their use. If an apartment is used by an executive for personal purposes, we allocate to the executive, as a personal benefit, our aggregate incremental cost associated with each day of that personal use. There was no personal use of any of the apartments during 2023.

In the case of each of our NEOs, we believe our incremental costs associated with personal benefits we provided during 2023 did not exceed an aggregate of $10,000. As a result, the costs of the benefits they received are not included in their 2023 compensation listed in the Summary Compensation Table. Our executive officers also are covered by a directors and officers liability insurance policy paid for by FCB, and we also provide each executive officer with group life, health, medical and other insurance coverages for themselves and their spouses and families on the same terms, including cost, as those coverages are provided to all full-time associates. We do not consider those insurance coverages to be perquisites and the cost of that insurance is not included in the Summary Compensation Table or in our calculation of the incremental cost of benefits provided to our NEOs.

Incentive-Based Compensation Clawback Policy

During 2023, our Board adopted a “Policy for the Recovery of Erroneously Awarded Compensation” (the “Clawback Policy”) in accordance with the Nasdaq listing standards to supplement our existing clawback policy. The Clawback Policy applies to “Incentive-Based Compensation” provided directly or indirectly to executive officers (including awards the Committee approves under the LTIP and MPP). “Incentive-Based Compensation” is compensation granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure that is determined and presented in accordance with, or derived wholly or in part from, accounting principles used in preparing our financial statements, or that is based on or derived wholly or in part from our stock price or total stockholder return.

Under the Clawback Policy, which is administered by the CNG Committee, in the event of an accounting restatement that results from material noncompliance with any financial reporting requirement under the securities laws (including any restatement required to correct an error in previously issued financial statements that is material to those financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), we will be required to recover “Erroneously Awarded Compensation” from each current or former executive officer in amounts determined as provided in the Policy. “Erroneously Awarded Compensation” means the amount of Incentive-Based Compensation received by an executive officer during the three completed fiscal years immediately preceding the date we are required to prepare an accounting restatement that exceeds the amount he or she otherwise would have received had it been determined based on the restated amounts in the accounting restatement (computed without regard to any taxes paid by the executive officer) or, in the case of Incentive-Based Compensation based on our stock price or total stockholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the accounting restatement, an amount based on a reasonable estimate of the effect of the accounting restatement on our stock price or total stockholder return.

Our obligation to recover Erroneously Awarded Compensation will not apply to the extent that the CNG Committee determines that recovery would be impracticable and (i) our direct expenses paid to third parties in enforcing the Clawback Policy would exceed the amount to be recovered (provided that we make a reasonable attempt to recover the Erroneously Awarded Compensation, document our attempt, and provide documentation to Nasdaq), (ii) recovery would violate applicable law adopted prior to November 8, 2022 (provided that we

2024 Annual Proxy Statement	53

Compensation Discussion and Analysis

obtain an opinion of counsel acceptable to Nasdaq), or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to our associates, to fail to meet requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986.

The Clawback Policy provides that we will not indemnify any executive officer against the loss of any Erroneously Awarded Compensation. Each executive officer has executed an acknowledgement confirming that he or she is subject to the Clawback Policy during and after their employment by us and will abide by its terms, including the obligation to repay, return, and/or forfeit any Erroneously Awarded Compensation.

54	2024 Annual Proxy Statement

Executive Officers

EXECUTIVE OFFICERS

We consider our and FCB’s officers who are listed below to be our current executive officers. Each current executive officer serves at the pleasure of the Boards until his or her removal, resignation, retirement, death or disqualification, or until his or her successor is duly elected and qualified.

Name and Age)	Member of Our Executive Leadership Team	Positions with FCB and Us

Frank B. Holding, Jr. 62	✓	FCB’s and our Chairman since February 2009, and FCB’s and our Chief Executive Officer since January 2008. Previously, Chief Executive Officer of our former subsidiary, IronStone Bank, from February 2009 to January 2011, and our and FCB’s President from 1994 to February 2009. Employed by FCB since 1983. For additional information about Mr. Holding, see “PROPOSAL 1: ELECTION OF DIRECTORS.”

Hope H. Bryant 61	✓	FCB’s and our Vice Chairwoman since January 2011. Previously, President of our former subsidiary, IronStone Bank, from 2006 until January 2011, and FCB’s Executive Vice President from 2002 until January 2011. Employed by FCB since 1986. For additional information about Mrs. Bryant, see “PROPOSAL 1: ELECTION OF DIRECTORS.”

Peter M. Bristow 58	✓	FCB’s and our President since November 2014. Previously, Executive Vice President and Chief Operating Officer of First Citizens Bancorporation, Inc. and President and Chief Operating Officer of First Citizens Bank and Trust Company, Inc., Columbia, S.C., from 2001 to 2014. Employed by FCB since 2014. For additional information about Mr. Bristow, see “PROPOSAL 1: ELECTION OF DIRECTORS.”

Craig L. Nix 52	✓	FCB’s and our Chief Financial Officer since November 2014. Previously, Executive Vice President and Chief Financial Officer of First Citizens Bancorporation, Inc., and First Citizens Bank and Trust Company, Inc., Columbia, S.C., from 2001 to 2014. Employed by FCB since 2014.

Gregory L. Smith 59	✓	FCB’s and our Chief Information & Operating Officer since January 2024. Previously, Head of Transformation and Corporate Operations (2022 to 2023), Head of North American Customer Operations (2020-2022), Head of North American Contact Centers and ATM Channels (2019 to 2020), and Head of Shared Services (2014 to 2019), at TD Bank Financial Group, and served in various leadership positions at TD Bank, NA (2010 to 2019). Employed by FCB since January 2024.

Lorie K. Rupp 59	✓	FCB’s and our Chief Risk Officer since March 2017. Previously, FCB’s and our Chief Accounting Officer from 2013 to 2017; Consulting Director, KPMG, LLP, from 2011 to 2013; Senior Vice President of Accounting and Finance, Regions Financial Corporation, from 2008 to 2009; and Senior Vice President of Finance, Bank of America, from 1990 to 2008. Employed by FCB since 2013.

Jeffery L. Ward 63	✓	FCB’s and our Chief Strategy Officer since October 2014. Previously, Regional Executive Vice President of FCB from 2004 to 2014. Employed by FCB since 1992.

Andrew Giangrave 54		FCB’s and our Chief Credit Officer – Commercial Bank, and Executive Vice President and Assistant Secretary of FCB, holding office as an officer since April 2022. Previously, CIT Bank, N.A.’s Senior Vice President from 2006 to 2022. Employed by FCB since January 2022 and, previously, by CIT since 2006.

Randolph R. Martin 61		FCB’s and our Chief Credit Officer – General Bank, and Executive Vice President and Assistant Secretary of FCB, holding office as an officer since June 2022. Previously, FCB’s Executive Director of Consumer and Business Credit from 2018 to 2023 and Director of Private Banking from 2016 to 2017; Executive Director of Commercial Credit Services of Capital One from 2007 to 2016; Director of Private Banking of Chevy Chase Bank from 2001 to 2007; and employed by Wachovia Bank in various sales, credit and loan administration functions from 1986 to 2001. Employed by FCB since 2016.

West Ludwig 55		FCB’s Executive Vice President, Chief Human Resources Officer, and Assistant Secretary, holding office as an officer since 2018. Previously, Senior Vice President, Human Resources for MZ, Inc. (internet gaming technology) from 2016 to 2018 and Executive Vice President, Human Resources for Fidelity Investments, Inc. (financial services) from 2008 to 2016. Employed by FCB since 2018.

Matthew G. T. Martin 44		FCB’s and our Chief Counsel and Corporate Secretary, and Senior Vice President of FCB, holding office as an officer since June 2021. Previously, United States Attorney, Middle District of North Carolina, from 2018 to 2021; Associate General Counsel, Duke Energy Corp from 2013 to 2018; and Partner with the law firm of Smith Anderson in Raleigh, N.C. until 2013. Employed by FCB since 2021.

2024 Annual Proxy Statement	55

Executive Compensation

EXECUTIVE COMPENSATION

Summary

The Summary Compensation Table below shows the cash and certain other compensation paid or provided by FCB to or deferred by our named executive officers listed in the table (our “NEOs”) for 2023, 2022, and 2021. Our NEOs also serve as executive officers of FCB. They are compensated by FCB for their services as its officers, and they receive no separate salaries or other compensation from us. All of our NEOs below are employed on an “at will” basis and serve in their positions at the pleasure of our Board of Directors, and none of them has an employment agreement with us or FCB.

SUMMARY COMPENSATION TABLE

Name and Principal Position During 2023	Year	Salary (2)	Bonus (3)	Stock Awards	Non-Equity Incentive Plan Compensation (2)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)(6)	All Other Compensation (7)	Total

Frank B. Holding, Jr. (1) Chairman and Chief Executive Officer	2023	$1,010,000	$-0-	$-0-	$8,506,875	$429,578	$14,850	$9,961,303
	2022	1,010,000	-0-	-0-	7,008,250	-0-	13,725	8,031,975
	2021	1,010,000	1,500,000	-0-	3,046,365	60,063	13,050	5,629,478

Craig L. Nix Chief Financial Officer	2023	675,000	-0-	-0-	4,214,688	197,416	14,850	5,101,954
	2022	675,000	-0-	-0-	3,216,563	21,003	13,725	3,926,291
	2021	675,000	575,000	-0-	1,606,500	23,019	13,050	2,892,569

Hope H. Bryant (1) Vice Chairwoman	2023	700,000	-0-	-0-	4,990,000	337,788	14,850	6,042,638
	2022	700,000	-0-	-0-	3,994,063	-0-	13,725	4,707,788
	2021	700,000	900,000	-0-	1,731,188	54,538	13,050	3,398,776

Peter M. Bristow (1) President	2023	700,000	-0-	-0-	5,190,000	322,227	14,850	6,227,077
	2022	700,000	-0-	-0-	3,994,063	40,847	13,725	4,748,635
	2021	700,000	900,000	-0-	1,731,188	65,503	13,050	3,409,741

Lorie K. Rupp Chief Risk Officer	2023	550,000	-0-	-0-	2,853,750	-0-	29,700	3,433,450
	2022	550,000	-0-	-0-	2,094,500	-0-	27,450	2,671,950
	2021	550,000	525,000	-0-	670,313	-0-	26,100	2,466,660
(1)	Mr. Holding, Mrs. Bryant, and Mr. Bristow each served as a member of the Boards during each year, but they received no additional compensation for their services as directors.
(2)

Salary and Non-Equity Incentive Plan Compensation amounts include the portions, if any, of each officer’s base salary and non-equity incentive plan compensation paid by FCB that were deferred at each officer’s election under our Section 401(k) plans and, in the case of Mr. Nix, Mrs. Bryant, and Mr. Bristow, under the FCB 2021 Plan.

(3)	Bonus amounts shown for 2021 reflect discretionary “merger success” bonuses paid to them in connection with the CIT Merger.
(4)

Reflects the aggregate of amounts paid to NEOs (i) for each year with respect to awards under FCB’s LTIP, as described in the narrative discussion under the caption “Long-Term Incentive Plan (‘LTIP’)” and (ii) for 2023 and 2022 only, with respect to award opportunities under FCB’s MPP as described in the narrative discussion under the caption “Merger Performance Plan (‘MPP’).” The following table reflects amounts paid to each NEO, under each plan for 2023.

Plan	Frank B. Holding, Jr.	Craig L. Nix	Hope H. Bryant	Peter M. Bristow	Lorie K. Rupp
LTIP	$ 5,996,875	$ 2,742,188	$ 3,500,000	$ 3,500,000	$ 1,718,750
MPP (CIT awards) (a)	1,010,000	472,500	490,000	690,000	385,000
MPP (SVB awards) (b)	1,500,000	1,000,000	1,000,000	1,000,000	750,000

(a)	Reflects payments made with respect to the MPP awards for 2023 described in the Grants of Plan Based Awards table below related to the CIT Merger.
(b)	Reflects payments made with respect to the MPP awards for 2023 described in the Grants of Plan Based Awards table below related to the SVB Acquisition.

(5)	Amounts in this column consist of two components, including:

●

“Change in Pension Value,” which represents the net aggregate amount of the increase, if any, for each year in (i) for officers who are pension plan participants, the actuarial present value of those officers’ accumulated benefits under defined benefit pension plans, and (ii) for officers who are parties to separation from service agreements with FCB, the present value of monthly payments that would be made under those agreements to the officers in the future for a period of 10 years following their separation from service at agreed-upon ages; and

●

in the case of Mr. Nix and Mr. Bristow only, “Nonqualified Deferred Compensation Earnings,” which, as described in Footnote 6 below, represent amounts of interest paid on nonqualified deferred compensation that is considered to be “above market” under the SEC’s disclosure rules.

“Change in Pension Value” amounts do not represent payments actually received by NEOs. As further described in the narrative discussion under the caption “Retirement Benefits and Separation from Service Payments,” each year we determine present values of benefits and future payments under the pension plans and separation from

56	2024 Annual Proxy Statement

Executive Compensation

service agreements as of December 31 in order to reflect the amounts of our future obligations to the NEOs under the plans and those agreements in our consolidated financial statements. Future payments are projected based on a number of assumptions, including assumptions regarding future events (including, in the case of the pension plans, mortality assumptions), and we discount the projected future payments to present values using a rate of interest calculated by a third party based on a theoretical portfolio of high quality corporate bonds that would be sufficient to provide for projected payments under the pension plans and agreements. Under financial and pension accounting principles, those assumptions and the discount rates change from time to time. In general, the present value of an officer’s future payments increases as the officer grows older and the time before the commencement of those payments decreases. The present values also increase if the discount rate used in the calculation decreases from one year to the next, and they decrease if the discount rate increases. Changes in the other assumptions we use also can result in increases or decreases in present values. The discount rates used for calculating the present values for each year covered in the table below were: for 2023, 5.16% for the pension plans and 4.60% for the separation from service agreements; for 2022, 5.57% for the pension plans and 4.73% for the separation from service agreements; and 3.04% for both plans for 2021. For 2023, aggregate present values at December 31 increased as compared to the amounts at December 31 of the prior year resulting primarily from the decrease in the discount rates used in determining present values (as compared to the rates used for 2022), as well as from the one-year decrease in the time remaining before the commencement of payments. For 2022, the aggregate present values at December 31 decreased as compared to the amounts at December 31 of the prior year resulting primarily from an increase in the discount rates used in determining present values (as compared to the rates used for 2021), offset somewhat by the one-year decrease in the time remaining before the commencement of payments. As provided in the SEC’s disclosure rules, the net decrease in aggregate present values for each NEO for 2022 is reflected as $-0-in the Summary Compensation Table. For 2021, aggregate present values at December 31 increased by lesser amounts than in prior years, or, in the case of separation from service agreements, decreased, resulting primarily from an increase in the discount rates used in determining present values (as compared to the rate used for 2020), offset somewhat by a one-year decrease in the time before commencement of payments. Present value amounts could increase or decrease in future years if discount rates decrease or increase or there are changes in other assumptions. The separate increases or decreases for 2023, 2022, and 2021 for each NEO who participates in a pension plan and the separation from service agreements are listed in the following table. Mrs. Rupp is not a participant in a pension plan and does not have a separation from service agreement.

	Frank B. Holding, Jr.	Craig L. Nix	Hope H. Bryant	Peter M. Bristow
2023
Increase (decrease) in actuarial present value of accumulated benefits under pension plan	$277,630	$142,071	$281,013	$222,847
Increase (decrease) in present value of future monthly payments under separation from service agreements	151,948	32,553	56,775	55,054
Aggregate increase (decrease)	429,578	174,624	337,788	277,901
2022
Increase (decrease) in actuarial present value of accumulated benefits under pension plan	$(433,317)	$(355,382)	$(489,873)	$(441,347)
Increase (decrease) in present value of future monthly payments under separation from service agreements	(340,295)	(152,171)	(152,438)	(187,793)
Aggregate increase (decrease)	$(773,612)	$(507,553)	$(642,311)	$(629,140)
2021
Increase (decrease) in actuarial present value of accumulated benefits under pension plan	$63,624	$21,434	$60,926	$42,371
Increase (decrease) in present value of future monthly payments under separation from service agreements	(3,561)	(17,770)	(6,388)	(14,510)
Aggregate increase (decrease)	$60,063	$3,664	$54,538	$27,861

(6)

In addition to their “Change in Pension Value,” the amounts listed in this column of the Summary Compensation Table for 2023, 2022, and 2021 for Mr. Nix and Mr. Bristow include “Nonqualified Deferred Compensation Earnings” which represent portions of the interest accrued by FCB to their accounts each year under nonqualified deferred compensation plans it assumed from FCB-SC in 2014 that is considered to be “above market” (for 2023, $22,792 for Mr. Nix, and $44,326 for Mr. Bristow). Those “above market” amounts equal the portions of total interest FCB credited to each officer’s accounts each year at the fixed interest rate provided for in the plans that exceed the amounts that would have been accrued at rates equal to 120% of the Internal Revenue Service’s “applicable federal rates” for the months during which the actual fixed accrual rate was set. Interest credited to their accounts that is not considered to be “above market” is not included in the table. None of our other NEOs had any “Nonqualified Deferred Compensation Earnings” for any year in the table, and none are included in their amounts listed in this column. Additional information regarding our NEOs’ participation in nonqualified deferred compensation plans during 2023 is contained in the narrative discussion under the caption “Nonqualified Deferred Compensation.”

(7)	The following table describes each officer’s “Other Compensation” for 2023.

Description	Frank B. Holding, Jr.	Craig L. Nix	Hope H. Bryant	Peter M. Bristow	Lorie K. Rupp
FCB’s matching contributions under Section 401(k) plans (a)	$14,850	$14,850	$14,850	$14,850	$19,800
FCB’s additional profit-sharing contributions under FCB 401(k) Plan (a)	—	—	—	—	9,900
Estimates of FCB’s aggregate incremental costs related to personal benefits (b)	—	—	—	—	—
Total Other Compensation	$14,850	$14,850	$14,850	$14,850	$29,700
(a)

Mr. Holding, Mr. Nix, Mrs. Bryant, and Mr. Bristow participate in the FCB Legacy 401(k) Plan and, as a result, received FCB’s matching contributions to their accounts during 2023 but did not receive additional profit-sharing contributions. Mrs. Rupp participates in the FCB 401(k) Plan and received a profit-sharing contribution to her account for 2023 in addition to FCB’s matching contributions. The FCB Legacy 401(k) Plan and FCB 401(k) Plan are described below under the caption “Section 401(k) Plans.”

2024 Annual Proxy Statement	57

Executive Compensation

(b)

From time to time our executive officers, including our NEOs, receive or may be deemed to have received various personal benefits from FCB. We believe FCB’s aggregate incremental cost associated with personal benefits provided during 2023 to each of our NEOs listed in the table did not exceed $10,000 and, for that reason, no amount for personal benefits is included for any of them in the table above or in the “All Other Compensation” column in the Summary Compensation Table. FCB also provides each of our executive officers with group life, health, medical, and other insurance coverages for themselves and their spouses and families on the same terms as those coverages are provided to all full-time employees. The cost of that insurance is not included in the table. Additional information regarding personal benefits is contained in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

Grants of Plan-Based Awards

During 2023, various plan-based award opportunities were approved for the NEOs listed in the Summary Compensation Table. Those awards are listed in the table below and are further described in the paragraphs following the table.

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold	Target	Stretch (4)

Frank B. Holding, Jr.	01/23/2023	(1)	$2,398,750	$4,797,500	$7,196,250
	02/22/2023	(2)	—	1,010,000	—
	07/24/2023	(3)	500,000	1,000,000	1,500,000

Craig L. Nix	01/23/2023	(1)	1,096,875	2,193,750	3,290,625
	02/22/2023	(2)	—	472,500	—
	07/24/2023	(3)	333,333	666,667	1,000,000

Hope H. Bryant	01/23/2023	(1)	1,400,000	2,800,000	4,200,000
	02/22/2023	(2)	—	490,000	—
	07/24/2023	(3)	333,333	666,667	1,000,000

Peter M. Bristow	01/23/2023	(1)	1,400,000	2,800,000	4,200,000
	02/22/2023	(2)	—	690,000	—
	07/24/2023	(3)	333,333	666,667	1,000,000

Lorie K. Rupp	01/23/2023	(1)	687,500	1,375,000	2,062,500
	02/22/2023	(2)	—	385,000	—
	07/24/2023	(3)	250,000	500,000	750,000
(1)

Awards were granted on January 23, 2023, under FCB’s LTIP for the 2023-2025 Performance Period. See “Long-Term Incentive Plan (‘LTIP’)” below. “Threshold,” “Target,” and “Stretch” amounts reflect the amounts of the LTIP awards that may be paid to each NEO at “Threshold” (i.e., minimum), “Target,” and “Stretch” (i.e., maximum) levels of performance during the Performance Period in relation to goals set by the Committee for the awards. The amounts payable at the Target level of performance (“Target Amount”) were based on percentages of the officers’ 2023 base salary rates as follows: Mr. Holding – 475%; Mr. Nix – 325%; Mrs. Bryant – 400%; Mr. Bristow – 400%; and Mrs. Rupp – 250%. At the end of the Performance Period, payments may be made to the officers equal to 50%, 100%, and 150% of their Target Amounts for performance at the Threshold, Target, and Stretch levels, respectively. If performance over the Performance Period exceeds the Threshold level but not the Target level, or exceeds the Target level but not the Stretch level, the amount earned by each NEO will be interpolated by the Committee. Stretch amounts are the maximum amounts that may be paid for the 2023-2025 Performance Period.

(2)

Award opportunities were approved on February 22, 2023, for 2023 based on continued attainment of performance objectives related to the CIT Merger, including timely achievement of conversion and integration milestones with respect to the operations of CIT and its subsidiaries, and the continued realization of merger cost savings and synergies, as well as individual performance. See “Merger Performance Plan (‘MPP’)” below. The “Target” amounts of the NEOs’ awards reflect the amounts that could be paid to them if performance objectives for the awards for 2023 were determined to have been satisfied at the end of the year. The awards for 2023 were paid at the Target level during February 2024 and are included in the aggregate amount listed for each NEO for 2023 in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Those payments are separately listed in Footnote 4 to that table.

(3)

Award opportunities were approved on July 24, 2023, for 2023 based on attainment of performance objectives related to the SVB Acquisition during 2023, including timely achievement of conversion and integration milestones with respect to the operations of SVB and its subsidiaries, the realization of acquisition cost savings and synergies, and risk management objectives, as well as individual performance. See “Merger Performance Plan (‘MPP’)” below. The “Threshold,” “Target,” and “Stretch” (“Maximum”) amounts of the NEOs’ awards reflect the amounts that could be paid to them for 2023 based on the degree to which performance objectives for the awards were determined to have been satisfied at the end of the year. The awards for 2023 were paid at the Maximum level during February 2024 and are included in the aggregate amount listed for each NEO for 2023 in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Those payments are separately listed in Footnote 4 to that table.

(4)	In the case of the MPP awards, the “Stretch” amount reflects the “Maximum” amount that may be paid for the year.

Long-Term Incentive Plan (“LTIP”). Under FCB’s LTIP, eligible associates of FCB and its affiliates may be offered opportunities to earn awards stated as percentages of their base salary rates, and payable in cash, based upon attainment of objective performance goals. The LTIP is intended to promote a closer alignment of the participants’ interests with our corporate interests and the long-term interests of our stockholders, and to encourage participants’ efforts to enhance our efficiency, profitability, growth, and value. Each year our CNG Committee considers the grant of new awards under the LTIP. Awards granted each year have provided for payments based on

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performance goals measured over stated periods of time (“Performance Periods”) which generally have been specified as three calendar years. As reflected in the table above, during January 2023, the Committee approved the grant of awards to our NEOs listed in the table for a new, three-year 2023-2025 Performance Period.

The LTIP is administered by the CNG Committee, which selects associates to whom awards will be granted. All salaried associates who are considered to be in the “Executive Career Level,” as defined by FCB’s Career Framework, are eligible to participate in the LTIP.

In general, when the Committee grants awards under the LTIP, it establishes the Performance Period during which performance will be measured, establishes one or more specific written performance objectives and specific goals for each participant and/or for each group of participants for that Performance Period, and assigns to each participant a target award (a “Target Amount”) for the Performance Period. Performance Periods may be coincident with one or more of our fiscal years, or any portions thereof, and to date they have been overlapping. Each participant may earn a percentage set by the Committee at the time of grant (the “Award Percentage,” which may exceed or be less than 100%) of his or her Target Amount based on the extent of attainment of the performance goals established by the Committee for the relevant Performance Period. The maximum amount of awards that may be paid to any one participant in any one fiscal year under the LTIP is $10 million. As conditions to their awards, participants must agree to non-solicitation and nondisclosure obligations. The non-solicitation obligations cover the term of each participant’s employment and a period of one year after termination of employment, while the nondisclosure obligations cover all times during and after each participant’s employment with FCB. During the non-solicitation period, other than on behalf of FCB, each participant will generally be prohibited from employing or soliciting for employment any associate of FCB who was supervised by or was personally known to the participant, or soliciting the business of any customer or prospective customer with whom the participant had material contact. Subject to customary limitations, the nondisclosure provisions will require the participant to maintain the confidentiality of all of FCB’s business information, trade secrets, and data and return all such materials in his or her possession to FCB upon termination of employment.

Performance objectives under the LTIP may be based on individual, business unit/function, and/or corporate performance, or any combination thereof. If a participant’s performance goals are based on a combination of performance criteria, the Committee may weight the importance of each type of performance that applies to the participant by assigning a percentage to it. The Committee also may apply other or non-objective performance criteria for participants to the extent permitted, or not prohibited, by applicable law and regulations. The targeted levels of performance with respect to performance objectives may be established at such levels and on such terms as the Committee in its discretion may determine, including but not limited to on an absolute basis, in relation to performance in a prior Performance Period, and/or relative to one or more peer group companies or indices, or any combination thereof, and performance objectives and results may be determined without regard to extraordinary items. The Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated.

Performance objectives are required to be established by the Committee no more than 90 days after the commencement of the Performance Period to which the objectives relate and before 25% of the relevant Performance Period has elapsed. As soon as practicable after the end of a Performance Period, the Committee will determine whether performance goals for the period were met and, if so, at what level of achievement, under specific formulae established for the period. If performance goals are met, the Committee will determine the amount of each participant’s Target Amount that has been earned and will be paid. The Committee has unilateral discretion to reduce or eliminate the amount of an award, including an award otherwise earned and payable under the LTIP.

The Committee has discretion to determine whether awards will be paid or forfeited in the event of a participant’s termination of employment before the end of a Performance Period or prior to payment of the awards. If a participant dies, retires, becomes disabled, is assigned to a different position, is granted a leave of absence, or another similar event occurs, or if the participant’s employment is otherwise terminated (except for cause) by us during a Performance Period, a pro rata share of the participant’s award based on the period of actual participation may be paid to the participant, at the Committee’s discretion, after the end of the Performance Period if and to the extent that it would have become earned and payable had the participant’s employment status not changed.

FCB’s Board may amend, discontinue, or terminate the LTIP in whole or in part at any time, subject to stockholder approval of any amendments if required by applicable laws, rules, or regulations and to participant consent if any such action may adversely affect any award earned and payable under the LTIP at that time. However, the Committee has unilateral authority to amend the LTIP and any award (without participant consent) to the extent necessary to comply with applicable laws, rules, or regulations, or changes to applicable laws, rules, or regulations, as well as to reduce or eliminate an award. The Committee also may adjust or modify the terms of awards, performance objectives, or performance calculations (i) in the event of a large, special, and non-recurring dividend or distribution, or a recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution, or other similar corporate or strategic transactions, or in recognition of any other unusual or nonrecurring

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event or extraordinary item affecting us or our financial statements, or (ii) in response to changes in applicable laws and regulations, accounting principles, and tax rates, or changes in business conditions, or the Committee’s assessment of our business strategy. In addition, the Committee’s authority to grant awards and authorize payments under the LTIP does not restrict its authority, and the Board reserves the right, to grant compensation under other compensation plans or programs, grant discretionary bonuses, or otherwise pay compensation, to any officers and associates. As described under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Incentive-Based Compensation Clawback Policy,” payments of awards under the LTIP are subject to the Clawback Policy.

Under the awards granted during January 2023 that are listed in the table above, a percentage of the Target Amount of each award could be earned at the end of its Performance Period based on the extent to which we have attained performance goals set for the awards. As has been the case with all previous awards, the performance goals for the awards were based on growth in the tangible book value per share (“TBV”) of our common stock, plus cumulative dividends per share (“D”) paid, over the 2023-2025 Performance Period that applies to the awards (the “TBV+D Growth Rate”). The Committee set the same Threshold, Target, and Stretch TBV+D Growth Rate goals of 12%, 30% and 48%, respectively, as had been set for awards beginning in 2022. Our tangible book value per share on each measurement date is the amount equal to our total assets, minus our intangible assets, minus our liabilities, divided by the total outstanding shares of both classes of our common stock. The TBV+D Growth Rate is determined according to the following formula: TBV at the end of the Performance Period, minus TBV at the beginning of the Performance Period, plus cumulative dividends paid on the stock during the Performance Period, divided by TBV at the beginning of the Performance Period, subject to adjustments the Committee is authorized by the terms of the LTIP to make in order to eliminate, or to spread over several years, the effect of strategic decisions made by the Board during a Performance Period, such as bargain purchase gains and other merger or acquisition related items, and share repurchases and other items that may have an immediate impact on TBV but which the Board believes will be beneficial to stockholders in future years. The Threshold, Target, and Stretch performance levels set by the Committee for the awards granted in 2023 would result in the same Award Percentages of 50%, 100%, and 150%, respectively, as had been set for awards beginning in 2022. In the Grants of Plan-Based Awards table above, the dollar amounts reflect the amounts that could be earned and paid at each performance level set by the Committee.

On December 31, 2023, the 2021-2023 Performance Period ended for awards granted during 2021, and during February 2024 payments were made to participants in the LTIP with respect to those three-year awards. The Threshold, Target, and Stretch performance levels set by the Committee during 2021 for those awards were TBV+D Growth Rates of 12.0%, 24.0%, and 36.0%, respectively. After making adjustments to, among other things, eliminate the significant net positive effects on tangible book value of the CIT Merger during 2022 and the SVB Acquisition during 2023 (which alone may have maximized awards under the LTIP), and to continue spreading over three years the impacts of share repurchases and of intangible assets related to other acquisitions in prior years, which adjustments, in the aggregate, reduced the TBV+D Growth Rate, the Committee determined that our TBV+D Growth Rate, as so adjusted, for the 2021-2023 Performance Period exceeded the Stretch performance level of 36%, and payments were made to LTIP participants at the maximum Award Percentage of 125% of Target Amounts. The amounts of those payments made to our NEOs for 2023 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and are separately listed in Footnote 4 to that table.

Information regarding all outstanding awards under the plan currently held by our NEOs is contained in the discussion under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentives.”

Merger Performance Plan (“MPP”). The MPP was adopted by our joint CNG Committee (under authority delegated by the Boards) during May 2022 following consummation of the CIT Merger. Under the plan, eligible executives and other associates of FCB and its affiliates may be offered opportunities to earn awards payable in cash based upon attainment of performance objectives related to our mergers and acquisitions. The primary purpose of the MPP is to motivate and reward associates who have significant involvement in and responsibility for post-acquisition processes by offering cash incentives that are dependent on the realization of the benefits of mergers and acquisitions to our company and stockholders since, as noted above, the significant net positive effect on tangible book value of the CIT Merger, as well as the SVB Acquisition, were eliminated from consideration in determining the realization of performance levels under the LTIP.

The MPP is administered by the CNG Committee. The plan authorizes the Committee to select associates as participants for whom awards will be approved, set the amounts of the awards, performance objectives, and other terms and conditions of each award, and specify the period during which achievement of performance objectives will be measured. Executive career level and other associates who play a key role in merger and acquisition planning and integration processes are eligible to participate in the MPP. The CNG Committee, in its discretion, may delegate all or part of its authorities under the plan to one or more directors and/or officers; provided, however, that it may not delegate its responsibility to make awards to executive officers. The Committee is authorized to establish, suspend, or waive any rules for the administration, interpretation, and application of the MPP and make any determination, and take any other action, that it considers necessary or desirable for the administration of the plan.

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Performance objectives under the MPP may be tied to one or more of the following: timely achievement of stabilization, integration, or optimization milestones, realization of merger or acquisition cost savings and synergies, risk management, individual performance, or other related specific objectives as assigned, which may include company performance. Where performance objectives are based on company and individual performance, the Committee may weight the importance of each type of performance that applies to the participant by assigning a percentage to it. Following the end of the period covered by each award, the Committee will determine the extent to which performance objectives for that period have been achieved and the amount, if any, of the participants’ awards that will be paid. Amounts of awards, which may be set as single “Target” amounts, or tiered as “Threshold,” “Target,” and “Maximum” amounts, reflect the amounts that may be paid to participants based on the extent to which performance objectives set by the Committee are determined to have been satisfied at the end of the period covered by the awards. At its discretion, the Committee may reduce or eliminate the amount of an award by applying negative discretion, including to an award that would otherwise be earned and payable under the terms of the plan. Award payments are made in cash in a lump sum, less required withholdings, and payment to a participant will be conditioned on his or her continued active employment on the payment date, subject to certain exceptions specified in the plan. The maximum amount that may be paid under the MPP to any one participant in any fiscal year may not exceed $5,000,000. As described under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Incentive-Based Compensation Clawback Policy,” payments of awards under the MPP are subject to the Clawback Policy.

During 2023, the Committee approved MPP award opportunities for 2023, including the two awards to each of our NEOs listed in the Grants of Plan-Based Awards table above. Those awards could be earned based on the attainment of performance objectives related to the CIT Merger and the SVB Acquisition, respectively, including timely achievement of conversion and integration milestones, cost savings and synergies, and risk management objectives, as well as individual performance. The performance objectives for the CIT awards were intended to be challenging, but achievable with superior effort at the “Target” level. The performance objectives for the SVB awards were intended to be challenging, but achievable at the “Threshold” level, with increasing difficulty at the “Target” and “Maximum” levels. The table lists the amounts that could be earned and paid under each award based on attainment of performance objectives. On December 31, 2023, the period covered by the 2023 awards ended, and during January 2024 the Committee approved payments to participants with respect to those awards. Based on the Committee’s assessment of pre-determined performance objectives with respect to the 2023 MPP awards, payments were made to MPP participants of the Target amounts of the CIT awards and the Maximum amounts of the SVB awards. The amounts of those payments made to our NEOs for 2023 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table and are separately listed in Footnote 4 to that table.

Restricted Stock Units (“RSUs”). Prior to consummation of the CIT Merger, certain officers of CIT who became our officers held stock awards covering shares of CIT’s common stock granted to them by CIT during 2019, 2020, and 2021 pursuant to CIT’s 2016 Omnibus Incentive Plan. As provided in our merger agreement with CIT, upon consummation of the merger on January 3, 2022, those awards were converted (based on the merger share exchange ratio) into RSUs covering shares of our Class A Common. None of our current NEOs hold any RSUs or other equity awards.

Retirement Benefits and Separation from Service Payments

We currently have three separate qualified defined benefit pension plans (including our original plan and two separate plans previously maintained by FCB-SC and CIT covering their former officers and associates) under which benefits are provided to plan participants following their retirement, and two separate Section 401(k) defined contribution plans (the FCB Legacy 401(k) Plan and the FCB 401(k) Plan) under which plan participants may defer a pre-tax and/or post-tax portion of their compensation for retirement and receive employer matching contributions to their accounts equal to a portion of their voluntary deferrals and, in the case of participants in the FCB 401(k) Plan, additional profit-sharing contributions to their accounts. CIT’s Section 401(k) plan remained in effect during 2022 following the merger but was merged into the FCB 401(k) Plan effective January 1, 2023.

In addition, FCB has separation from service agreements with certain executive officers which provide for payments to the officers or their beneficiaries for a period of 10 years following their separation from service at agreed-upon ages or their deaths.

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The following table provides information about benefits under the pension plans and the separation from service agreements for each of our NEOs who participates in those plans. Mrs. Rupp does not participate in a pension plan and does not have a separation from service agreement.

PENSION BENEFITS

AND SEPARATION FROM SERVICE AGREEMENTS

Name	Plan Name (1)	Number of Years Credited Service (2)	Present Value of Accumulated Benefit (3)(4)	Payments During Last Fiscal Year

Frank B. Holding, Jr.	Pension plan	40	$1,808,831	$-0-
	Separation from service agreement	N/A	2,701,720	-0-

Craig L. Nix	Pension plan	24	720,034	-0-
	Separation from service agreement	N/A	475,076	-0-

Hope H. Bryant	Pension plan	37	1,758,641	-0-
	Separation from service agreement	N/A	973,690	-0-

Peter M. Bristow	Pension plan	32	1,304,231	-0-
	Separation from service agreement	N/A	890,017	-0-
(1)

Mr. Holding and Mrs. Bryant are participants in and entitled to benefits under FCB’s pension plan, and they are parties to separation from service agreements with FCB. Mr. Nix and Mr. Bristow are participants in and entitled to benefits under the pension plan previously provided by FCB-SC which FCB continues to maintain and administer to provide benefits to the former officers and associates of FCB-SC who are participants in that plan, and they are parties to separation from service agreements that were assumed by FCB from FCB-SC.

(2)	Years of credited service under the pension plans are as of December 31, 2023. Payments under the separation from service agreements are not determined on the basis of years of credited service.
(3)

The amounts shown for the pension plans reflect the actuarial present value of each officer’s accumulated benefit as of December 31, 2023. Those amounts were determined using the same interest rate and mortality rate assumptions as were used for purposes of calculating our liability for future benefits in our consolidated financial statements. We used a discount rate of 5.16%, and we assumed that each officer will remain an active associate until, and will retire at, normal retirement age under the plans (65), and that each officer will elect to receive benefits based on a single life annuity. No pre-retirement decrements were applied.

(4)

The amounts shown for the separation from service agreements reflect the present values, as of December 31, 2023, of future payments to be made to the officers under their respective agreements. Those amounts were determined using the same assumptions as were used for purposes of calculating our liability for future payments under the agreements in our consolidated financial statements. We used a discount rate of 4.60% and the monthly payment amounts called for by each officer’s agreement (as in effect on December 31, 2023) that would be made to him or her (or his or her beneficiary) in the future over the ten-year payment term that begins six months and one week following separation from service at the officer’s agreed-upon age or his or her death. In calculating those amounts, we assumed that each officer will remain an active associate until, and the officer’s payments will begin after, the age specified in his or her agreement. As described in the discussion of these agreements under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” amounts of payments generally were calculated as a percentage of the officers’ base salaries at the time their agreements were approved. The monthly payment amounts provided for under the NEOs’ agreements are as follows: Mr. Holding - $33,056; Mr. Nix - $9,240; Mrs. Bryant - $12,875; and Mr. Bristow - $13,451.

The pension plans, Section 401(k) plans and separation from service agreements are described below, and further information about them is provided in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

Pension Plans. FCB’s qualified defined benefit pension plans include its original plan and the plan previously provided by FCB-SC for its associates which FCB continues to maintain and administer to provide pension benefits for FCB-SC’s former officers and associates who are participants in that plan. FCB’s plans also include the qualified pension plan previously provided by CIT which FCB continues to maintain to provide pension benefits to CIT’s former officers and associates who are participants in that plan. None of our NEOs participate in the CIT pension plan, and Mrs. Rupp is not a participant in any of the pension plans.

The terms of FCB’s and FCB-SC’s plans are very similar. Each plan is a non-contributory final average pay plan. Monthly retirement benefits under the pension plans are computed as straight life annuities beginning at age 65 and are not subject to deductions for Social Security benefits or any other offset amounts. Normal retirement age under the plans is the later of age 65 or completion of five years of service. Under FCB’s plan, early retirement is permitted for participants who have reached age 50 with at least 20 years of service, or age 55 with at least 15 years of service, while under FCB-SC’s plan participants qualify for early retirement when they reach age 50 with at least 15 years of service, or age 55 with at least 10 years of service.

As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” participants in FCB’s and FCB-SC’s pension plans include only those eligible associates who were hired on or before specified dates during 2007 when FCB and FCB-SC restructured their respective pension plans and Section 401(k) plans. Participants in each of the pension plans on those dates could choose to continue to participate in their respective pension plan and “legacy” Section 401(k) plan, or they could choose to participate in an “enhanced”

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Section 401(k) plan. If they chose the enhanced Section 401(k) plan, they would continue to be participants in their pension plan, but their accrued pension plan benefit service was frozen and no further benefits would accrue (although under FCB’s pension plan participants receive credit for increases in compensation even if plan benefit service credit is frozen).

Under both pension plans, a participant’s benefit is based on his or her:

●

“average monthly compensation,” which is the participant’s highest average monthly pensionable compensation for any five consecutive plan years of service within the last 10 completed years of service prior to retirement;

●

in the case of participants who chose to continue in the pension plans and legacy Section 401(k) plans, years of “creditable service,” which is the number of calendar years in which the participant completes 1,000 or more hours of service (and which, in the case of participants who elected to participate in the enhanced Section 401(k) plans, was frozen at the time of their election); and

●

“covered compensation,” which is the average of the participant’s Social Security taxable wage base for each year during the 35-year period ending with the year in which the associate attains Social Security retirement age.

We do not grant extra years of service to participants under either pension plan for purposes of calculating benefits.

A participant’s annual compensation covered by the plans includes base salary, overtime, any regular bonuses, and LTIP and MPP award payments. However, under the Internal Revenue Service’s regulations, during 2023 the maximum amount of covered compensation that could be considered in determining a retiring participant’s benefit was $330,000.

A participant’s normal monthly benefit amount following retirement will be equal to:

●	1.2% of average monthly compensation multiplied by total plan years of creditable service, not to exceed 35 years if hired on or after January 1, 2005, or 40 years if hired before that date; plus

●	0.65% of average monthly compensation in excess of one-twelfth of covered compensation multiplied by total plan years of creditable service, not to exceed 35 years.

The maximum annual benefit that could be paid to a participant retiring under either plan during 2023 was $265,000. Participants may elect to receive retirement benefits in a joint and survivor annuity rather than a single life annuity. In those cases, the amount of the annual retirement benefit will be actuarially reduced. In cases of early retirement, a participant’s annual retirement benefit is actuarially reduced by 5.0% for each year of the first 12 years, and 3.0% for each of the next three years, by which the starting date of the early retirement benefit precedes the participant’s normal retirement date, unless the participant elects to defer receipt of benefits until he or she reaches age 65. In the case of participants whose employment continues after age 65, the annual retirement benefit calculated at normal retirement date, as well as the maximum permitted benefit amount, is actuarially increased to reflect the continuing accrual of benefits during their extended employment and the projected reduction in the number of their benefit payments.

On December 31, 2023, Mr. Holding, Mr. Nix, Mrs. Bryant, and Mr. Bristow were eligible for early retirement under the pension plans.

Nonqualified Separation from Service Agreements. Under the separation from service agreements between FCB and certain executive officers, including Mr. Holding and Mrs. Bryant, payments will be made to each officer for a period of 10 years following a separation from service that occurs no earlier than an agreed-upon age. Mr. Nix and Mr. Bristow are parties to substantially similar agreements which were originally entered into between them and FCB-SC and were assumed by FCB. Mrs. Rupp is not a party to a separation from service agreement.

The benefits provided under the agreements with Mr. Holding and Mrs. Bryant vest at age 65 (or an earlier agreed-upon age). Under the agreements with Mr. Nix and Mr. Bristow, payments will be made following a termination of employment no later than the month in which they reach age 65 or following such other termination as shall be agreed upon. However, no payments are made under any of the agreements until there is a separation from service. In return for payments under the agreements, each officer is obligated to provide consultation services to, and not to compete against, FCB during the payment period.

Payments under each agreement begin six months and one week following separation from service. If an officer dies prior to separation from service, or during the payment period following separation from service, the payments under his or her agreement will be made to the officer’s designated beneficiary or estate. Except in the case of death, there are no automatic early vesting rights, and FCB may terminate an officer’s agreement at any time prior to his or her separation from service. If an officer’s agreement is terminated, or the officer’s employment terminates before the age provided in his or her agreement, or another date agreed to by FCB, for any reason other than death, all rights under his or her agreement will be forfeited. However, based on facts and circumstances, our CNG Committee may recommend, and FCB’s Board may approve, an immediate vesting of an officer’s rights under his or her agreement. The agreements do not include any change in control or “golden parachute” provisions or provide for any non-cash benefits.

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No new agreements have been entered into since 2014 when our LTIP was approved and awards under it were first granted, and no new agreements currently are contemplated. Amounts of payments provided for in the current agreements with Mr. Holding, Mr. Nix, Mrs. Bryant, and Mr. Bristow are described in the footnotes to the Pension Benefits and Separation from Service Agreements table above.

Section 401(k) Plans. As described in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” both of our Section 401(k) plans are qualified defined contribution plans that provide vehicles for associates to voluntarily defer a pre-tax and/or post-tax portion of their compensation for retirement and receive an employer matching contribution on a portion of their voluntary deferrals and, under one of the plans, additional profit-sharing contributions to their accounts. Our associates are participants in one of the two Section 401(k) plans, depending on when they were first employed and, if they were first employed before we restructured our pension plans and Section 401(k) plans during 2007, depending on elections they made at that time. Associates first hired prior to the plan restructuring (and not rehired on or after January 1, 2015) who chose to continue to participate in their respective pension plan and “legacy” Section 401(k) plan are eligible to make deferrals and receive employer matching contributions under the FCB Legacy 401(k) Plan. Associates first hired prior to the plan restructuring who elected to participate in an “enhanced” Section 401(k) plan, and associates first hired after the plan restructuring or rehired on or after January 1, 2015 (including former CIT and SVB associates), may only participate in the FCB 401(k) Plan.

The maximum 2023 voluntary deferral under either plan was $22,500 for a participant under the age of 50, and $30,000 for a participant age 50 or older. Under the FCB Legacy 401(k) Plan, FCB matches participants’ deferrals in an amount equal to 100% of the first 3%, and 50% of the next 3%, of the participant’s compensation that he or she defers, up to and including a maximum matching contribution of 4.5% of the participant’s eligible compensation, but not more than $14,850 for 2023. Under the FCB 401(k) Plan, FCB matches participants’ deferrals in an amount equal to 100% of to the first 6% of the participant’s eligible compensation that he or she defers. In addition, following the close of each plan year, FCB may make a discretionary profit-sharing contribution under the FCB 401(k) Plan to each eligible participant’s account, without regard to the amount of the participant’s deferrals. FCB made a profit-sharing contribution for 2023 equal to 3% of each participant’s eligible compensation. During 2023 the maximum matching contribution under the FCB 401(k) Plan was $19,800, and the maximum profit-sharing contribution was $9,900.

Each associate’s voluntary deferrals, together with all employer contributions to his or her account, are invested in one or more investment vehicles selected by the associate from a menu of publicly-traded mutual funds and other investment options made available to participants by FCB.

FCB’s Section 401(k) plan contributions during 2023 for the accounts of our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table and are listed for each officer in Footnote 7 to that table. Mr. Holding, Mr. Nix, Mrs. Bryant, and Mr. Bristow are participants in the FCB Legacy 401(k) Plan, so they did not receive the profit-sharing contributions that were made for 2023 to the accounts of participants in the FCB 401(k) Plan. Mrs. Rupp participates in the FCB 401(k) Plan and for 2023 received matching and profit-sharing contributions to her account.

Nonqualified Deferred Compensation

During 2021 FCB’s Board of Directors adopted the FCB 2021 Plan. The purpose of the FCB 2021 Plan is to permit management and other highly compensated associates of FCB and its participating affiliates to save for retirement and other long-term financial goals on a tax-deferred basis by electing annually to defer receipt of portions of their base salaries and LTIP award payments in excess of amounts they could defer through their voluntary contributions to our Section 401(k) plans. The FCB 2021 Plan does not provide for FCB to make any additional or discretionary contributions to participants’ plan accounts. Mr. Nix, Mrs. Bryant, and Mr. Bristow were participants in the FCB 2021 Plan during 2023. Mr. Holding and Mrs. Rupp are eligible to participate in the plan but have not elected to defer any compensation.

Also, prior to our merger with FCB-SC during 2014, FCB-SC maintained two unfunded, nonqualified deferred compensation plans in which various officers of FCB-SC were participants (the “FCB-SC Plans”). In connection with that merger, FCB agreed to assume, accrue interest on, and distribute the accounts of participants in the FCB-SC Plans in accordance with the terms of the plans as they existed when the merger was completed. Participants may not make any further deferrals under the FCB-SC Plans. FCB is responsible for interest accrued on the balances in participants’ plan accounts, but FCB does not make any contributions to the plans. Mr. Nix and Mr. Bristow have accounts under both FCB-SC Plans.

64	2024 Annual Proxy Statement

Executive Compensation

The following table provides information regarding accounts under the FCB 2021 Plan and the two FCB-SC Plans of our NEOs who were participants in those plans during 2023.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last Fiscal Year (2)	Our Contributions in Last Fiscal Year (3)	Aggregate Earnings/ (Loss) in Last Fiscal Year		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (6)

Craig L. Nix	FCB 2021 Nonqualified Deferred Compensation Plan	$170,656	$-0-	$73,499	(4)	$-0-	$646,059
	FCB-SC Deferred Compensation Plan (1)	-0-	-0-	10,855	(5)	-0-	138,328
	FCB-SC 409A Deferred Compensation Plan (1)	-0-	-0-	59,131	(5)	-0-	753,539
Hope H. Bryant	FCB 2021 Nonqualified Deferred Compensation Plan	502,813	-0-	86,305	(4)	-0-	736,527

Peter M. Bristow	FCB 2021 Nonqualified Deferred Compensation Plan	362,813	-0-	91,678	(4)	-0-	863,969
	FCB-SC Deferred Compensation Plan (1)	-0-	-0-	45,008	(5)	-0-	573,565
	FCB-SC 409A Deferred Compensation Plan (1)	-0-	-0-	109,641	(5)	-0-	1,397,217
(1)	The FCB-SC Deferred Compensation Plan was replaced by the FCB-SC 409A Deferred Compensation Plan in 2004.
(2)	No additional deferrals may be made by Mr. Nix or Mr. Bristow under either FCB-SC Plan.
(3)

No contributions are made by FCB to officers’ accounts under the FCB 2021 Plan. Although each of the FCB-SC Plans permitted employer contributions, FCB-SC did not make contributions to Mr. Nix’s and Mr. Bristow’s plan accounts, and FCB has not made, and in the future will not make, any contributions to their accounts.

(4)

The listed amounts of aggregate earnings under the FCB 2021 Plan reflect net amounts accrued by FCB to the named NEOs’ respective accounts for 2023, as measured by the deemed net investment income that would have accrued to their accounts if their account balances had actually been invested during 2023 in the publicly traded mutual funds or other deemed investment options elected by the officers from among those available to participants under the plan. Many of those deemed investment options are identical to the investment options offered to participants in the Section 401(k) plans. However, certain investment funds that are available to Section 401(k) plan participants are not options available to FCB 2021 Plan participants because those investment funds are only available for the investment of assets held in employer sponsored ERISA retirement plans, or because they are not available to plans that have smaller aggregate amounts of assets. In the case of those Section 401(k) plan investment options, a similar investment fund option is offered to participants in the FCB 2021 Plan that is equivalent to, but not more favorable than, the Section 401(k) plan option, with the exception of five investment funds available to Section 401(k) plan participants for which no comparable option is available to FCB 2021 Plan participants. Because the investment options available to FCB 2021 Plan participants are not more favorable than the options available to Section 401(k) plan participants, no deemed investment earnings credited by FCB to our NEOs’ accounts for 2023 under the FCB 2021 Plan are considered to be “above market” or are included in the Summary Compensation Table as compensation received by them for that year.

(5)

The listed amounts of aggregate earnings for Mr. Nix’s and Mr. Bristow’s accounts under the FCB-SC Plans reflect interest accrued by FCB for 2023 to their respective separate accounts under those plans. Of those amounts, an aggregate of $22,792 for Mr. Nix and $44,326 for Mr. Bristow is considered to be “above market” and is included in their respective amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table as compensation received by them for 2023. Those “above-market” amounts reflect the portions of total interest FCB accrued to their accounts during 2023 that exceed the amounts that would have been accrued at a rate equal to 120% of the “applicable federal rates,” as set by the Internal Revenue Service, in effect at the time the fixed rate at which interest actually is accrued on each account was set.

(6)	The listed amounts reflect the aggregate balances credited to the officers’ accounts under each plan at December 31, 2023.
(a)

Of the amount of executive contributions and aggregate earnings (or loss) credited to each officer’s account under each plan in which he or she was a participant, the following amounts are reported in the Summary Compensation Table as compensation received by the officer for 2023: FCB 2021 Plan: Mr. Nix - $-0-, Mrs. Bryant - $140,000, and Mr. Bristow - $-0-; FCB-SC Deferred Compensation Plan: Mr. Nix - $3,342, and Mr. Bristow - $8,262; and FCB-SC 409A Deferred Compensation Plan: Mr. Nix - $19,450 and Mr. Bristow - $36,064.

(b)

Of the amounts of each officer’s year-end account balance under each plan, the following amounts have been reported as compensation received by the officer in the Summary Compensation Tables contained in our proxy statements for years prior to 2023: FCB 2021 Plan: Mr. Nix - $620,476, Mrs. Bryant - $535,932, and Mr. Bristow - $828,859; FCB-SC Deferred Compensation Plan: Mr. Nix - $19,337, and Mr. Bristow - $47,845; and FCB-SC 409A Deferred Compensation Plan: Mr. Nix - $124,983, and Mr. Bristow - $224,212.

FCB 2021 Nonqualified Deferred Compensation Plan. Amounts deferred by each participant under the FCB 2021 Plan are credited to a book-entry account and represent an unfunded, unsecured obligation of FCB to the participant. Each participant’s account is increased or decreased by FCB to reflect gains or losses the participant’s account would have realized or incurred if it had been invested in one or more deemed investment options selected by the participant from a menu of publicly-traded mutual funds or other investment vehicles determined from time to time by FCB. Participants may change their investment option elections at any time. The deemed investment options are used for measurement purposes only and amounts deferred by participants do not represent any actual investments made on

2024 Annual Proxy Statement	65

Executive Compensation

their behalf. FCB’s payment obligation to each participant at any time is equal to the amount of the participant’s own elective deferrals to the FCB 2021 Plan, as adjusted for the hypothetical gains or losses on the participant’s account based on the participant’s deemed investment option elections.

Each participant is fully vested at all times in all amounts credited to his or her account under the FCB 2021 Plan. Distributions of a participant’s FCB 2021 Plan account will be made following a “triggering event,” which will be the participant’s separation of service, death, disability, or certain limited unforeseeable emergencies. Distributions will generally be paid in a single lump sum unless the participant elects, upon commencing his or her participation in the plan, to receive distributions in annual installments over five, 10, or 15 years. Payments to participants under the FCB 2021 Plan will be made, or will commence, within 90 days following January 31 of the calendar year immediately following the year in which their triggering events occur. The FCB 2021 Plan is designed to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) and all distributions will be made in accordance with Section 409A. FCB may generally amend or terminate the FCB 2021 Plan at any time, provided that any such action complies with the requirements of Section 409A and will not reduce a participant’s plan account balance.

A Rabbi Trust has been established by FCB for purposes of holding assets necessary to fund distributions payable under the FCB 2021 Plan. However, FCB 2021 Plan participants (and their beneficiaries) at all times have the same status as general, unsecured creditors of FCB.

FCB-SC Deferred Compensation Plans. The two FCB-SC Plans include FCB-SC’s original Deferred Compensation Plan, which was frozen effective December 31, 2004, and a new 409A Deferred Compensation Plan that replaced the frozen plan. The terms of the FCB-SC Plans continue to govern the accounts of participants as they existed when FCB assumed the plans. Each of the FCB-SC Plans permitted participants to defer up to 10% of their “compensation” (as defined in the plans) each year. Deferred amounts were credited to unfunded accounts on FCB-SC’s books, and interest was accrued on the accounts at a fixed or floating rate, as elected by the participants when they first became participants. Mr. Nix’s and Mr. Bristow’s accounts under both plans accrue interest at the 8.20% fixed contract rate that was provided for by each plan at the time they became participants.

Participants’ FCB-SC Plan accounts will be paid out upon their retirement, and participants could elect to be paid in a lump sum or in an annuity of five, 10, 15, or 20 years. If a participant dies before or after payments commence, payments will be made to the participant’s designated beneficiary in the manner elected by the participant, or if no election was made, in a lump-sum payment. If a participant terminates employment for reasons other than retirement, the participant’s plan accounts will be paid in a lump sum. In the event of an unforeseen emergency, at a participant’s request a distribution of all or part of the participant’s accounts may be made at the discretion of the plan administrator, subject to applicable law. FCB-SC Plan participants (and their beneficiaries) at all times have the same status as general, unsecured creditors of FCB.

Potential Payments upon Termination of Employment

The only contracts, agreements, plans, or arrangements under which payments or other benefits will be made or provided to any of our NEOs in connection with a termination of their employment or a change in their responsibilities are:

●	FCB’s qualified pension plans and Section 401(k) plans;

●	the FCB 2021 Plan and the two FCB-SC Plans;

●	the separation from service agreements under which payments will be made following an officer’s separation from service after a specified age or his or her earlier death while still employed;

●

provisions of FCB’s LTIP and MPP under which, if a participant dies, retires, becomes disabled, or if the participant’s employment is terminated by FCB other than for cause, before a previously granted award becomes payable, a pro rata share of the award may be paid, at the Committee’s discretion, after the end of the period covered by the award if and to the extent that the award would have become earned and payable had the participant’s employment status not changed; and

●	FCB’s group insurance plans under which disability and death benefits are provided to all of our and FCB’s eligible officers and associates.

Payments and benefits for our NEOs under the pension plans, Section 401(k) plans, separation from service agreements, LTIP and MPP, and nonqualified deferred compensation plans, are described in the discussions above. An associate’s death benefit under FCB’s group life insurance plan equals one times the associate’s base annual earnings, up to a maximum benefit of $600,000.

There are no agreements with any of our NEOs under which payments would be made as a result of a change in control of our company or FCB or any other severance arrangements under which payments would be made to them upon a termination of their employment.

66	2024 Annual Proxy Statement

Executive Compensation

Pay Ratio

In accordance with the requirements of Schedule 14A of the Exchange Act, and Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our associates (i.e., our employees) to the annual total compensation of our Chairman and Chief Executive Officer, Frank B. Holding, Jr. (our “CEO”).

For 2023:

●	the annual total compensation of our “median associate” was $103,692, and

●	our CEO’s annual total compensation, as reported in the “Total” column of the Summary Compensation Table included in this proxy statement, was $9,961,303.

Based on this information, for 2023 the ratio of the annual total compensation of our CEO to the annual total compensation of our median associate was 96.1:1. This “pay ratio” is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2023, we reviewed our associate population and compensation arrangements for our associates and, because of the significant increase in our associate population resulting from employees of SVB becoming our associates in connection with the SVB Acquisition in March 2023, we believed there had been changes that would significantly affect our pay ratio disclosure. As a result, for purposes of the calculation of our pay ratio for 2023, we selected a new median associate on November 24, 2023. On that date, our associate population consisted of a total of 16,010 U.S. and non-U.S. associates, including permanent full-time and part-time associates and temporary and seasonal associates, but excluding our CEO and our contract workers. Of that total number, we had a total of 13 non-U.S. associates, including 11 located in Canada and two located in Mexico, all of whom we excluded for purposes of our analysis. From our remaining population of 15,997 associates, we identified our median associate using a consistently applied compensation measure described below, which is the same measure we used to identify our previous median associate.

●

We compared the aggregate amounts of associates’ 2023 compensation through November 24, 2023 (including salary, wages, overtime pay, commissions, bonuses, incentives, and certain other compensation), and our matching contributions to Section 401(k) plan accounts, together with the amounts of our most recent annual profit-sharing contributions (made in 2023 for 2022) to FCB 401(k) Plan accounts of associates, all as reflected in our payroll records. For associates included in the associate population who were hired or became our associates after January 1, 2023 (including former SVB employees), we considered them as having been employed at their salary or wage rates for the entire year prior to November 24, 2023. We did not make any cost-of-living adjustment in any associate’s compensation. From the totals above we identified 13 associates whose 2023 totals were at or near the median total but who were participants in different plans under our retirement programs, and, for those who were pension plan participants, we obtained estimates of their respective changes in pension values (if any) based on the status of their participation in those plans.

●

We then compiled the aggregate amounts of those 13 associates’ 2023 compensation and, for each associate in the group who was a participant in one of our pension plans, we added, based on the pension plan in which he or she participated and his or her participation status under the plan, the average of the estimated changes (if positive) in the actuarial present values of accumulated pension plan benefits for 2023 for the associates in the group who participated in that plan to determine an estimate of his or her 2023 total compensation.

●	We then compared those associates’ 2023 compensation compiled as described above, and identified the initial median associate for 2023.

●

Because the amounts of changes in the actuarial present values of accrued pension benefits can increase and decrease each year, thereby affecting the total compensation of our median associate, it was determined that, if the initial median associate identified as described above was a pension plan participant, we would review the associates above and below that associate and select one whose total compensation was substantially the same as that of the initial median associate, but who was not a pension plan participant. However, the initial median associate identified as described above was not a pension plan participant and, therefore, is our median associate for 2023.

After we selected our median associate, we determined the amount of that associate’s actual 2023 annual total compensation listed above in the same manner as we determined our CEO’s annual total compensation disclosed in the “Total” column of our Summary Compensation Table included in this proxy statement, and we compared our CEO’s annual total compensation to that of the median associate to determine our 2023 pay ratio.

2024 Annual Proxy Statement	67

Executive Compensation

Compensation Committee Interlocks and Insider Participation

Calvin B. Koonce, Jr., who is a relative of our director and CNG Committee member Victor E. Bell III, is employed by FCB in a non-executive officer position. Mr. Koonce’s aggregate compensation for services during 2023 amounted to $163,362 (including FCB’s contributions to his FCB 401(k) Plan account, but excluding other normal benefits provided to all associates). We believe the terms of Mr. Koonce’s employment, including compensation, are commensurate with his experience, responsibilities, and performance in his position, his incentive opportunities are the same as those provided to other associates in similar positions, and his employee benefits are the same as are provided on the same terms to all other associates. Mr. Koonce’s compensation is set each year through FCB’s normal evaluation and merit increase process. Our Audit Committee reviewed and approved the terms of his employment relationship for 2023 and will continue to do so annually.

68	2024 Annual Proxy Statement

Pay Versus Performance

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of the SEC’s Regulation
S-K,
we are providing the following information about the relationship between our NEOs’ compensation and certain measures of our financial performance. Further information about our pay-for-performance
philosophy and how we align executive compensation with our performance is contained in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”
P
AY
V
ERSUS
P
ERFORMANCE

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (7) ( in millions )
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
2023	$9,961,303	$9,565,064	$5,201,280	$5,033,984	$268	$97	$11,466
2022	8,031,975	8,086,666	6,460,948	5,993,031	144	98	1,098
2021	5,629,478	5,623,548	2,868,125	2,889,582	157	124	547
2020	4,436,450	3,904,039	2,397,694	2,110,228	109	90	492
(1)
For each year, reflects the total compensation amount reported for our Chief Executive Officer (our “PEO”), Frank B. Holding, Jr., in the “Total” column of our Summary Compensation Table that appears under the heading “EXECUTIVE COMPENSATION” in our proxy statement for that year.

(2)
For each year, reflects the amount of “Compensation Actually Paid” to our Chief Executive Officer, Frank B. Holding, Jr., as computed in accordance with Item 402(v) of Regulation
S-K.
“Compensation Actually Paid” is calculated solely for purposes of required disclosures under Item 402(v) and does not reflect the actual amount of compensation earned by or paid to Mr. Holding for each year. In accordance with Item 402(v), the following adjustments were made to Mr. Holding’s total compensation as presented in the Summary Compensation Table for each year to calculate “Compensation Actually Paid.” No equity awards have been granted to Mr. Holding and, as a result, the table below reflects no equity award adjustments.

Year	Reported Summary Compensation Table Total for PEO	Reported Change in Actuarial Present Value of Pension Benefits (a)	Pension Benefit Adjustments (b)	Compensation Actually Paid to PEO
2023	$9,961,303	$(429,578)	$33,339	$9,565,064
2022	8,031,975	-0-	54,691	8,086,666
2021	5,629,478	(60,063)	54,133	5,623,548
2020	4,436,450	(581,100)	48,690	3,904,039
(a)
Reflects subtraction of the net aggregate change in the actuarial present value of Mr. Holding’s accumulated benefits under all defined benefit and actuarial pension plans as reported for him in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for each year. For 2022, the amount of the net change was a negative amount and, in accordance with the SEC’s disclosure rules, is shown as
$-0-.

(b)
Reflects addition of annual “service cost,” which is the actuarially determined present value of Mr. Holding’s benefit under FCB’s defined benefit pension plan attributable to services he rendered during each year. There were no amendments to defined benefit or actuarial plans during 2023, 2022, 2021, or 2020 that resulted in service costs for prior years.

(3)
For each year, reflects the average of the total compensation amounts reported for our other NEOs as a group (excluding Mr. Holding) in the “Total” column of the Summary Compensation Table in our proxy statement for that year. Our other NEOs included for purposes of calculating the average amount for each of 2023, 2022, 2021, and 2020 are: Craig L. Nix, Hope H. Bryant, and Peter M. Bristow. In addition, our other NEOs included Ellen R. Alemany for 2022, Lorie K. Rupp for 2023 and 2021, and Jeffery L. Ward for 2020. The average total compensation of our other NEOs for 2022 was higher than in 2023, 2021, and 2020 primarily as a result of the compensation paid to Mrs. Alemany for 2022, following the CIT Merger, under the terms of her employment agreement, and the RSUs deemed to have been granted to her during 2022 upon the conversion into RSUs covering our Class A Common of equity awards previously granted to her by CIT.

(4)
For each year, reflects the average of the amounts of “Compensation Actually Paid” to the other NEOs as a group (excluding Mr. Holding), as computed in accordance with Item 402(v) of Regulation
S-K.
The names of each of the other NEOs included for purposes of calculating the average amount for each of 2023, 2022, 2021, and 2020 are: Craig L. Nix, Hope H. Bryant, and Peter M. Bristow. In addition, our other NEOs included Ellen R. Alemany for 2022, Lorie K. Rupp for 2023 and 2021, and Jeffery L. Ward for 2020. “Compensation Actually Paid” is calculated using the same methodology described in Footnote 2. The average “Compensation Actually Paid” to our other NEOs for 2022 was higher than in 2023, 2021 and 2020, primarily as a result of the compensation paid to Mrs. Alemany for 2022 as described in Footnote 3 above. In accordance with the requirements of Item 402(v), the following adjustments were made to average total compensation of the other NEOs as a group for each year to determine the “Compensation Actually Paid.”

2024 Annual Proxy Statement	69

Pay Versus Performance

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Reported Change in Actuarial Present Value of Pension Benefits (c)	Average Pension Benefit Adjustments (d)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$5,201,280	$-0-	$-0-	$(197,578)	$30,283	$5,033,984
2022	6,460,948	(659,436)	148,923	-0-	42,596	5,993,031
2021	2,868,125	-0-	-0-	(21,516)	42,973	2,889,582
2020	2,397,694	-0-	-0-	(323,938)	36,472	2,110,228
(a)
For 2022, reflects subtraction of the average for our other NEOs as a group (excluding Mr. Holding) of the fair value, computed in accordance with FASB ASC Topic 718, of equity awards granted during that year. The RSUs deemed to have been granted to Mrs. Alemany during 2022 upon conversion of an equity award previously granted to her by CIT is the only equity award that is deemed to have been granted to any of our NEOs during 2023, 2022, 2021, or 2020.

(b)
Reflects the addition of a net average amount of equity award adjustments for 2022, which was the only year in which equity awards were outstanding. The amounts added or subtracted in calculating the total average equity award adjustments for 2022 are listed in the following table. As described in footnotes to the table, Mrs. Alemany is the only NEO who held any equity awards during any year shown in the table. Amounts listed are averages for our four NEOs as a group, excluding Mr. Holding, based on equity awards held only by Mrs. Alemany.

Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in 2022 (A)	Average Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Year (B)	Average Change in Fair Value as of End of the Year in Outstanding Equity Awards Granted in Prior Year (C)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (D)	Total Average Equity Award Adjustments
2022	$581,662	$(84,710)	$(348,030)	$-0-	$148,923
(A)
Reflects the average for our NEO’s as a group (excluding Mr. Holding) based on the fair value as of its vesting date of one equity award previously granted by CIT to Mrs. Alemany which was modified when it was converted into RSUs covering shares of our Class A Common upon consummation of the CIT Merger. As a result of the modification, that award is deemed to have been granted by us during 2022.

(B)
Reflects subtraction of an average for our NEOs as a group (excluding Mr. Holding) based on the change (which was a decrease) in the fair value between consummation of the CIT Merger on January 3, 2022, and the partial vesting dates during 2022 of three equity awards previously granted by CIT to Mrs. Alemany which were converted into RSUs covering shares of our Class A Common upon consummation of the CIT Merger. The converted CIT equity awards were granted by CIT in prior years, and the RSUs into which they were converted are not considered to have been granted by us during 2022 because the terms of the awards were not modified.

(C)
Reflects subtraction of an average for our NEOs as a group (excluding Mr. Holding) based on the change (which was a decrease) in the fair value between consummation of the CIT Merger on January 3, 2022, and December 31, 2022, of the unvested portion of four equity awards previously granted by CIT to Mrs. Alemany which were converted into RSUs covering shares of our Class A Common upon consummation of the merger. The converted CIT equity awards were granted by CIT in prior years and the RSUs into which they were converted are not considered to have been granted by us during 2022 because the terms of the awards were not modified.

(D)
All dividends accrued on unvested shares covered by Mrs. Alemany’s RSUs during 2022 were included in total compensation in the 2022 Summary Compensation Table. As a result, no separate adjustment for them is made in the determination of average “Compensation Actually Paid” to the other NEOs.

(c)
Reflects subtraction of the average net aggregate change in the actuarial present value of the accumulated benefits of the other NEOs as a group (excluding Mr. Holding) under all defined benefit and actuarial pension plans as reported for them in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year. For 2022, the average net amount of the change was a negative amount and, in accordance with the SEC’s disclosure rules, is shown as
$-0-.

(d)
Reflects addition of the average annual “service cost,” which is the average of the actuarially determined present values of the benefits of the other NEOs as a group (excluding Mr. Holding) under defined benefit plans attributable to services they rendered during each applicable year. There were no amendments to defined benefit or actuarial plans during 2023, 2022, 2021, of 2020 that resulted in service costs for prior years.

(5)
“Total Shareholder Return” (“Company TSR”) represents our cumulative total stockholder return during each measurement period and is calculated by dividing the sum of (i) the difference between the share price of our Class A Common at the end and the beginning of the measurement period, plus (ii) the cumulative amount of dividends paid on our Class A Common for the measurement period, assuming dividend reinvestment, by the share price of our Class A Common at the beginning of the measurement period. Each amount assumes that $100 was invested in our Class A Common on December 31, 2019, and dividends were reinvested for additional shares.

(6)
“Peer Group Total Shareholder Return” (“Peer Group TSR”) represents the cumulative total stockholder return during each measurement period for the KBW Nasdaq Bank Total Return Index, which is an industry index composed of the largest banking companies, including all regional and money center banks. Each amount assumes that $100 was invested on December 31, 2019, and dividends were reinvested for additional shares.

(7)	Reflects the dollar amount of net income reported in our audited consolidated financial statements for the applicable year.

70	2024 Annual Proxy Statement

Pay Versus Performance

Financial Performance Measures.
As described in greater detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our executive compensation program reflects a pay-for-performance
philosophy. We attempt to reward sustained long-term performance, align executive compensation with our strategic plan, and build the long-term value of our company and our stockholders’ investments. As described further below, we use our TBV+D Growth Rate (a three-year financial performance measure) to link a significant portion of the compensation paid to our NEOs to company performance. However, guidance issued by the Staff of the SEC’s Division of Corporation Finance states that companies may not designate a multi-year financial performance measure as their “Company-Selected Measure” in their “Pay Versus Performance” disclosures. For that reason, and because we did not use any one-year
or other short-term financial measures to link “Compensation Actually Paid” to our NEOs for 2023 to company performance, we have not included a “Company-Selected Measure” in the Pay Versus Performance table above, nor have we included TBV+D Growth Rate or any other financial performance measure in a list of measures used to link 2023 compensation to company performance.
The central objective of our strategic plan is to build the long-term value of our company and our stockholders’ investments. Our CNG Committee believes growth in tangible book value per share is a key driver of long-term value, and the performance objectives the Committee sets for awards granted each year under our LTIP, from which our NEOs derive a substantial portion of their annual compensation, are based on our TBV+D Growth Rate. Our TBV+D Growth Rate measures growth in the tangible book value, plus cumulative dividends paid, on our common stock over the preceding three years, and our TBV+D Growth Rate for 2021 through 2023 determined the payments for LTIP awards for the 2021-2023 plan Performance Period disclosed in the Summary Compensation Table above, which were a significant portion of NEO compensation for 2023. As a result, a substantial portion of compensation paid to our NEOs for 2023 was based on our TBV+D Growth Rate for 2021 through 2023 and, therefore, was linked to sustained company performance. The way we use and calculate the TBV+D Growth Rate (including adjustments made in the calculation) is described in more detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”
Our “Financial True North” measures include our net income, loan and deposit growth, noninterest income and expense, and net originated loan charge-offs for each year. They are one-year
measures and are considered by the CNG Committee generally, and collectively rather than as individual measures of company performance, in its annual performance evaluation of our Chief Executive Officer and in its consideration of our executive officers’ compensation for the following year. However, those measures were not used to link “Compensation Actually Paid” for 2023 or any other year to company performance.
Analysis of the Information Presented in the Pay Versus Performance Table.
As described in more detail under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our executive compensation program reflects a variable pay-for-performance
philosophy. We generally seek to incentivize long-term performance and do not specifically align annual performance measures with “Compensation Actually Paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

2024 Annual Proxy Statement	71

Pay Versus Performance

The following graph compares, for each of 2023, 2022, 2021, and 2020, the “Compensation Actually Paid” to our Chief Executive Officer, and the average “Compensation Actually Paid” to our other NEOs, for each of those years to the Company TSR and Peer Group TSR over those years. As illustrated by the graph, the amount of “Compensation Actually Paid” to Mr. Holding and the average amount of “Compensation Actually Paid” to our other NEOs as a group (excluding Mr. Holding) for each year are generally aligned with our Company TSR over the four years presented in the graph, and our Company TSR compares favorably to the Peer Group TSR over that period. However, both our Company TSR and the Peer Group TSR for 2022 were negatively affected by the general market decline in stock prices during 2022.
COMPENSATION ACTUALLY PAID (CAP) VS. COMPANY TSR AND PEER GROUP TSR

The following graph compares, for each of 2023, 2022, 2021, and 2020, the “Compensation Actually Paid” to our Chief Executive Officer, and the average “Compensation Actually Paid” to our other NEOs, for each of those years to our net income as reported in our audited financial statements for each year. While net income is one of the measures included in our “Financial True North” metrics, we do not use it alone as a performance measure in the overall executive compensation program. However, net income is a substantial component of annual increases in tangible book value and, accordingly, it is a factor in our TBV+D Growth Rate. Net income has increased each year during the four years covered by the graph, and it increased significantly for 2023 due, in large part, to the impact of the SVB Acquisition effective on March 27, 2023. As illustrated by the graph, the amount of “Compensation Actually Paid” to Mr. Holding and the average amount of “Compensation Actually Paid” to our other NEOs as a group (excluding Mr. Holding) for each year are generally aligned with increases in our net income over the four years presented in the graph.
COMPENSATION ACTUALLY PAID (CAP) VS. NET INCOME

72	2024 Annual Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

2023 Compensation. The following table lists compensation paid to our non-associate directors during 2023 as compensation for their services as members of the Boards and committees of the Boards for their one-year terms of office following our 2023 Annual Meeting. Directors who also served as our or FCB’s officers or associates during 2023 did not receive any compensation for their services as directors.

2023 DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash (3)	All Other Compensation (2)(4)	Total
Ellen R. Alemany (2)	$-0-	$7,925,978	$7,925,978
John M. Alexander, Jr.	272,500	-0-	272,500
Victor E. Bell III	265,000	-0-	265,000
Michael A. Carpenter	265,000	-0-	265,000
H. Lee Durham, Jr.	322,500	-0-	322,500
Dr. Eugene Flood, Jr.	320,000	-0-	320,000
Robert R. Hoppe	295,000	-0-	295,000
Floyd L. Keels	265,000	-0-	265,000
Robert E. Mason IV	265,000	-0-	265,000
Robert T. Newcomb	340,000	-0-	340,000
(1)

Mr. Holding, Mrs. Bryant, and Mr. Bristow are not listed in the table. Each of them served as a director for 2023, but, as reflected in the Summary Compensation Table, each was compensated as an associate of FCB and received no additional compensation for services as a director. David G. Leitch was appointed as a director during 2024 and did not serve or receive compensation as a director during 2023. Compensation will be paid for his services as a director during 2024 on the same basis as other outside directors, including a pro rata amount for his service between his appointment as a director and the date of the Annual Meeting. Vice Admiral John R. Ryan, USN (Ret.) was re-elected as a director at our 2022 Annual Meeting and served until the end of his term at our 2023 Annual Meeting. Compensation for his service during his one-year term of office following the 2022 Annual Meeting was paid in full during 2022, and no payment was made to him during 2023.

(2)

Mrs. Alemany was an employee of FCB during 2023 and received no retainer or fees for her service as a director. Her compensation as an employee is listed in the “All Other Compensation” column and is described in the narrative discussion below. Her employment ended on January 4, 2024, and during 2024 she will receive compensation for her services as a director on the same basis as other outside directors, including payment of a pro rata portion of annual fees for her service during the remainder of her current term of office ending at the Annual Meeting.

(3)

Amounts include the aggregate amounts of compensation paid (all of which was paid during 2023) to outside directors for services as directors, committee chairs, and in other Board positions for their one-year terms of office following our 2023 Annual Meeting. Dr. Flood’s total fees include, in addition to fees for his one-year term of office following the 2023 Annual Meeting, a prorated amount for his service during the time between his appointment as a director effective January 1, 2023, and the date of the 2023 Annual Meeting.

(4)

From time to time our directors may receive or be deemed to have received personal benefits from FCB. We believe FCB’s aggregate incremental cost associated with personal benefits received during 2023 by each of our directors listed in the table did not exceed $10,000 and, for that reason, no amount for personal benefits is included for any of them in the “All Other Compensation” column in the table above. Our non-associate directors are covered under a directors and officers liability insurance policy provided by FCB, and by a travel and accident insurance policy provided by FCB that covers all of our and FCB’s officers, associates, and directors, and they are reimbursed for their expenses in attending Board and committee meetings and in attending industry and professional development events related to their duties.

2024 Annual Proxy Statement	73

Director Compensation

Schedules of Directors’ Fees. The following table describes our standard schedule of fees under which compensation was paid to non-associate directors for their services during their one-year terms of office following our 2023 Annual Meeting, and the revised schedule of fees approved by the Board of Directors under which directors will be paid during their one-year terms of office following the Annual Meeting.

Description (1)	Amount
	2023	2024
Annual retainer paid to each director	$245,000	$270,000
Annual retainer paid to the chairperson of our Compensation, Nominations and Governance Committee	30,000	40,000
Annual retainer paid to the chairperson of our Risk Committee	30,000	40,000
Annual retainer paid to the chairperson of our Audit Committee	30,000	40,000
Annual retainer paid to the chairperson of FCB’s Trust Committee	7,500	7,500
Annual retainer paid to our Audit Committee Financial Expert	27,500	27,500
Annual retainer paid to our Lead Independent Director	45,000	45,000
Retainer paid to participants in director working groups	—	(2)
(1)

Neither fee schedule contemplates the payment of fees for attendance at meetings of the Boards or committees of the Boards. However, the Boards’ approval of each fee schedule provided that, in the event of a substantial increase in the frequency of meetings, including the calling of special meetings, or the appointment of a special committee, the CNG Committee could recommend, for approval by the Boards, the payment of additional compensation in consideration for the additional time demands placed on directors. For 2023, as a result of the increase in meetings of directors related to the SVB Acquisition, the Committee recommended, and the Boards approved, payment of $20,000 in additional compensation to each outside director. Those payments are included in each director’s “Fees Earned or Paid in Cash” in the 2023 Director Compensation table above.

(2)

The Boards may, from time to time, appoint working groups of directors to focus on special projects or significant initiatives, including integration and optimization, transition to large bank risk management, technology and operations, or other oversight matters. It is expected that directors appointed to such a working group will be paid a monthly retainer which currently is not expected to exceed $3,000 for service as a working group chairperson, $2,500 for service as a vice-chairperson (if any), and $2,000 for other working group members.

The separate annual retainers paid to chairpersons of the various committees, to the Audit Committee Financial Expert, and to the Lead Independent Director are in recognition of the additional time, duties, and responsibilities required by those positions.

In increasing retainer amounts in the 2024 fee schedule, the CNG Committee’s recommendation to the Boards, and the Boards’ approval, took into account our compensation philosophy, the Board composition and fees paid to directors of comparable financial institutions, advice from Pay Governance on boardroom pay practices, and the increased time commitment and scope of duties and responsibilities of our directors in light of our continued growth.

Compensation paid to our directors is in the form of cash, and we have no plans under which stock options or grants or other equity awards are made to directors.

Ellen R. Alemany “Other Compensation.” Concurrent with the execution of our merger agreement with CIT on October 15, 2020, we agreed to employ CIT’s then current Chairwoman and Chief Executive Officer, Ellen R. Alemany, and we entered into a two-year employment agreement with her, effective upon consummation of the CIT Merger. Mrs. Alemany’s agreement and the term of her employment began when the merger became effective on January 3, 2022.

The employment agreement, the term of which ended on January 4, 2024, provided for annual base salary of $1,000,000 and, in lieu of participation in our LTIP, a guaranteed annual bonus of $6,850,000 at the conclusion of each 12-month period during the term. Additionally, by virtue of having worked through the second anniversary of consummation of the merger, Mrs. Alemany will receive a retention bonus of $13 million which is expected to be paid in a lump sum during July 2024, conditioned upon her execution of a release of all claims. The retention bonus is in lieu of any amounts she would have been entitled to receive upon any qualifying termination of employment under the CIT Employee Severance Plan or any other severance arrangements with CIT or FCB.

During 2022 following the merger, Mrs. Alemany served as our and FCB’s Vice Chairwoman, reporting to our Chairman and Chief Executive Officer, and served on the Boards, with duties related to the transition and integration of CIT’s and FCB’s businesses. Effective December 31, 2022, Mrs. Alemany ceased to serve as Vice Chairwoman and as an executive officer. During 2023, in addition to her role as a director, she was an employee of FCB and Special Advisor to our Chairman and Chief Executive Officer. Following the end of her employment on January 4, 2024, she continues to serve as a director and has been nominated for reelection at the Annual Meeting.

74	2024 Annual Proxy Statement

Director Compensation

During 2023, Mrs. Alemany was eligible for benefits from FCB on the same basis as other former employees of CIT, and vacation, holiday, and personal leave in accordance with FCB’s plans and policies that apply to all of its associates. Additionally, in 2023, consistent with the employment agreement, FCB provided Mrs. Alemany with first-class business air travel arrangements for her business-related travel.

Upon consummation of the CIT Merger, Mrs. Alemany held unvested stock awards previously granted by CIT covering an aggregate of 323,827 shares of CIT’s common stock which, in the same manner as all other CIT stock awards held by CIT’s other officers, were converted into RSUs covering an aggregate of 20,080 shares of our Class A Common and having the same terms as the converted CIT awards, with the exception of performance-based conditions that applied to one CIT stock award which, pursuant to the terms of the merger agreement, were considered to have been satisfied at the time of the merger. All RSUs would vest over time in accordance with the terms of the converted CIT awards. With the conclusion of her employment, the last of her unvested RSUs became vested and are expected to be settled during July 2024.

The following table describes Mrs. Alemany’s compensation received as an employee of FCB for 2023.

Salary	Bonus (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
$ 1,000,000	$ 6,850,000	$ -0-	$ 0	$ 75,978	$ 7,925,978
(1)

Includes a cash bonus paid by FCB during January 2024, pursuant to the terms of Mrs. Alemany’s employment agreement, as described in the narrative above the table, in lieu of Mrs. Alemany’s participation in the LTIP. Mrs. Alemany’s $13,000,000 retention bonus described in the narrative above is expected to be paid during July 2024, conditioned on her execution of a release of all claims.

(2)

Includes $19,800 in matching contributions, and a $9,900 profit sharing contribution, made by FCB to Mrs. Alemany’s FCB 401(k) Plan account, and $46,278 in dividends accrued during 2023 on unvested RSUs.

2024 Annual Proxy Statement	75

Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS

Our Policy

The Boards have adopted a written Corporate Compliance Policy under which our Audit Committee, on an ongoing basis, in accordance with standards that support the policy, reviews and approves certain transactions, arrangements, or relationships in which we or FCB, or any of our or FCB’s subsidiaries, are a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our voting stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers:

●

transactions, arrangements, or relationships, or series of transactions, arrangements, or relationships, in which we or FCB, or any of our or FCB’s subsidiaries, are or will be a participant and in which the dollar amount involved exceeds or will exceed an aggregate of $120,000 (including all periodic installments in the case of any agreement which provides for periodic payments) and in which one of our related persons has or will have a direct or indirect material interest (in general, transactions that are required to be disclosed in our proxy statements under rules of the SEC); and

●

charitable contributions or gifts, or series of charitable contributions or gifts (whether in cash or in-kind in the form of property or services), by us or FCB, or any of our or FCB’s subsidiaries, to any charitable or other nonprofit organization in which a related person is a director or executive officer (other than a non-management director or advisory director) or is known to have some other material relationship and in which the aggregate dollar amount involved exceeds or will exceed (including periodic installments, and all other such contributions made during the same year) the greater of $200,000 or 5% of that organization’s gross revenues for the current year.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by FCB in the ordinary course of its business (and, if subject to banking regulations relating to “insider loans,” in conformity with those regulations) on substantially the same terms as those prevailing at the time for comparable loans with unrelated persons, that do not involve more than a normal risk of collectability or present other unfavorable features, and that are not disclosed as nonaccrual, past due, restructured, or potential problem loans. The policy also does not cover compensation paid to our executive officers or directors that has been reviewed and approved, or recommended to our Board of Directors for approval, by our CNG Committee. Transactions and relationships in the ordinary course of FCB’s business involving its provision of services as a depositary of funds, or other banking or financial services or customer relationships, are not required to be approved by the Audit Committee. However, it has directed FCB’s Chief Compliance Officer to review and monitor those transactions and relationships with our related persons on an ongoing basis and make periodic reports to the Committee.

Individual transactions under ongoing relationships in which we or FCB regularly obtain products or services from, or provide services to, related persons in connection with our business operations are not required to be separately approved. Rather, the Committee approves the entry into any new relationships and then monitors those relationships on an ongoing basis. Similarly, in the case of the ongoing relationships described below under the caption “Related Person Transactions Since January 1, 2023” under which FCB provides services to the named banks, the Committee approves the entry into any new service agreement, or the renewal of any existing agreement. However, during the terms of the agreements, the Committee is not required to pre-approve the periodic addition, deletion, or modification of services, or pricing or other changes, under the agreements. FCB’s Chief Compliance Officer reviews and evaluates all such proposed individual changes and reports those actions to the Committee, and the Committee then may approve, modify, or rescind any such change.

In its review of related person transactions or charitable gifts, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction or charitable gift unless and until it has concluded to its satisfaction that the transaction or gift:

●	has been or will be agreed to or engaged in on an arm’s-length basis;

●	is or will be on terms that are fair and reasonable to us or FCB; and

●	is in our or FCB’s best interests.

Related Person Transactions Since January 1, 2023

FCB has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its and our current directors, nominees for director, executive officers, principal stockholders, their affiliates, and our other related persons. Except as

76	2024 Annual Proxy Statement

Transactions with Related Persons

described below, all loans included in those transactions since January 1, 2023 were made in the ordinary course of FCB’s business on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time the loans were made for comparable transactions with persons not related to us or FCB, and those loans did not involve more than the normal risk of collectability or present other unfavorable features.

FCB serves as trustee of the pension and Section 401(k) plans of The Fidelity Bank (“Fidelity”) and Southern Bank and Trust Company (“Southern”) under a service agreement with each bank. Amounts billed under those agreements to Fidelity and Southern for trust administrative services provided to them during 2023 totaled approximately $193,978 and $457,167, respectively. Under our policy, individual transactions under, or changes (such as changes in services or pricing) in, those service agreements are reviewed and evaluated by FCB’s Chief Compliance Officer and reported to the Committee. FCB issues credit cards to Southern’s customers under which extensions of credit are made to customers by and repaid directly to FCB, and it provides Southern with a line of credit giving Southern limited discretionary credit override authority on credit card lines to its customers. During 2023, the $300,000 credit override line of credit was inadvertently exceeded by $13,000. The Audit Committee has reviewed and approved that exception and has approved an increase in the override line of credit to $600,000. FCB also issues business credit cards to Southern’s employees with credit limits aggregating $2 million that may be used only for employee business-related expenses and on which the employees are responsible for payments of outstanding account balances in full monthly, no late charges or interest is imposed, and, as guarantor, Southern is responsible for any payments not made by employees. The Audit Committee has approved a restructuring of the business credit card arrangement under which the aggregate of the credit limits of the employee cards will be reduced to $1 million and late payment charges will be imposed on the employees’ accounts. During 2023, the highest aggregate month-end balance owed by Southern’s employees on their business credit card accounts was $160,795, and the aggregate outstanding balance of those accounts on February 15, 2024, was $106,542. Also, during 2023 FCB sold to Fidelity, in a negotiated off-market transaction, a former branch facility located in Spartanburg, South Carolina, that was closed by FCB during 2017 and held as surplus property, but which it continued to use until 2023 as an ATM location. The agreed upon cash purchase price, based on an independent broker’s assessment of the highest and best use value of the property, was $1,380,000. We believe the terms of the sale, including the sales price, were no less favorable to FCB than could have been obtained in a sale to an unrelated purchaser. Hope H. Bryant, our Vice Chairwoman, and Olivia B. Holding, one of our principal stockholders, currently serve as directors of both Fidelity and Southern and their respective parent companies, and they and members of the Holding family, including our Chief Executive Officer, Frank B. Holding, Jr., and the spouse of our President, Peter M. Bristow, are principal stockholders of the parent companies of those banks. As a result, we historically have considered transactions with Fidelity and Southern to be covered by the our Corporate Compliance Policy and related standards, and our Audit Committee reviews and approves FCB’s new service agreements, transactions, and relationships with each of Fidelity and Southern.

During 2023, FCB listed and sold through an unrelated broker a former branch facility located in Danville, Virginia, that had been closed by FCB during 2020 and was held as surplus property and listed for sale during 2021. The facility was sold to Movement Bank for cash at a purchase price of $750,000, which exceeded the broker’s assessment of the highest and best use value of the property. At the time of the sale, the Chief Executive Officer of Movement Bank was the spouse of Lorie K. Rupp, FCB’s Chief Risk Officer. We believe the terms of the sale, including the sales price, were no less favorable to FCB than could have been obtained in a sale to an unrelated purchaser.

FCB leases excess space in one of its branch offices to Twin States Farming, Inc. on a month-to-month basis. Our Vice Chairwoman, Hope H. Bryant, and Olivia B. Holding, one of our principal stockholders and the sister of Mrs. Bryant and our Chief Executive Officer, Frank B. Holding, Jr., are officers and directors of the lessee, and substantially all of the lessee’s capital stock is owned by members of the Holding family. Rental payments to FCB under the lease agreement for 2023 totaled $21,316, and the monthly rental rate increases annually by 2.5%. Either FCB or the lessee may terminate the lease at any time upon advance written notice. When the lease was last renewed in 2019, a real estate brokerage firm was engaged to assess the fair market rental rate for the space. If the lease continues in effect after five years, the rental rate will be adjusted based on a new independent assessment of its market rental value and thereafter will continue to increase annually as provided above.

In disposing of surplus and foreclosed properties it holds in its various banking markets across the country, FCB regularly lists properties for sale with a number of real estate brokerage firms. During 2023, FCB listed four properties located in North Carolina through Lee & Associates, a national brokerage firm with an office in Raleigh, N.C., for prices ranging from $400,000 to $2,250,000. Also, during May 2023 FCB sold one property located in Cary, N.C., through Lee & Associates for a price of $2,625,000 (that had been listed in a prior year at an asking price of $2,000,000) and for which FCB paid sales commissions of $157,500. The listing broker at Lee & Associates was James Bailey, who is the son-in-law of our Chief Executive Officer, Frank B. Holding, Jr. We believe the terms of FCB’s listing agreements with Lee & Associates, including the sales commission of 6%, are no less favorable to FCB than the terms of its agreements for the listing and sale of properties through, or that would have been available to FCB with, other unrelated brokers.

2024 Annual Proxy Statement	77

Transactions with Related Persons

During 2023, Ellen R. Alemany, who serves as a member of our and FCB’s Boards and who is a nominee for reelection at the Annual Meeting, was employed by FCB in a non-executive officer position. Her 2023 compensation as an associate of FCB is described under the heading “DIRECTOR COMPENSATION.” Certain family members of our and FCB’s directors and executive officers also are employed by FCB in non-executive officer positions. Information regarding the current employment of five family members whose total compensation for services during 2023 exceeded, or whose compensation for services during 2024 may exceed, $120,000 is contained in the following table. Information regarding the current employment of an additional family member is contained under the caption “EXECUTIVE COMPENSATION — Compensation Committee Interlocks and Insider Participation.” In addition, Lewis R. Holding II, one of our principal stockholders and the son of Frank B. Holding, Jr., and nephew of Hope H. Bryant and Peter M. Bristow, is expected to become an associate of FCB during 2024. His 2024 total compensation (including prorated salary and potential incentive award) is expected to amount to approximately $180,580, exclusive of FCB’s contributions to his FCB 401(k) Plan account.

Name	Relationship	2023 Compensation (2)
Perry H. Bailey	Daughter of Frank B. Holding, Jr., and niece of Hope H. Bryant and Peter M. Bristow	$250,840
John Patrick Connell	Son of Hope H. Bryant and nephew of Frank B. Holding, Jr. and Peter M. Bristow	166,556
H. Collier Connell (1)	Son of Hope H. Bryant and nephew of Frank B. Holding, Jr. and Peter M. Bristow	97,412
Joseph L. Ward	Brother of our executive officer, Jeffery L. Ward	252,850
Caroline E. Ward	Daughter of our executive officer, Jeffery L. Ward	127,835
(1)

Mr. Connell was employed by FCB in a full time position for only a portion of 2023. His total compensation for 2024 (including salary and potential incentive award) is expected to amount to approximately $171,250, exclusive of FCB’s contributions to his FCB 401(k) Plan account.

(2)	Amounts reflect aggregate compensation paid to each individual for services during 2023.

We believe the terms of the family members’ employment, including compensation, are commensurate with their experience, responsibilities, and performance in their positions, that their incentive opportunities are the same as those provided to other associates in similar positions, and that their employee benefits are the same as are provided on the same terms to all other associates. Each family member’s compensation is set each year through FCB’s normal evaluation and merit increase process. Our Audit Committee reviewed and approved the terms of FCB’s employment relationship (including his or her compensation) with each individual named or referenced above and will continue to do so annually.

78	2024 Annual Proxy Statement

Beneficial Ownership of Our Equity Securities

BENEFICIAL OWNERSHIP OF OUR EQUITY SECURITIES

Directors and Executive Officers

The following table describes the beneficial ownership of shares of our voting Class A Common and Class B Common, our nonvoting Depositary Shares (each representing a 1/40th interest in a share of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series A) and our nonvoting 5.625% Non-Cumulative Perpetual Preferred Stock, Series C (“Series C Preferred”), on the Record Date for the Annual Meeting, by our current directors, nominees for election as directors, and our NEOs whose compensation is disclosed in the Summary Compensation Table above, individually, and by all of our current directors and executive officers as a group. We are not aware that any of our directors or executive officers beneficially own any shares of our nonvoting Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B. For purposes of the table, we consider a director or executive officer to “beneficially own” shares held in his or her name, or in the name of any other person or entity, if the director or officer either directly, or indirectly through some agreement, arrangement, understanding or relationship, has or shares the right to vote or dispose of the shares, or to direct the voting or disposition of the shares. As a result, the same shares may be “beneficially owned” by more than one person. As described in footnotes to the table, portions of the shares listed as beneficially owned by certain of the directors and executive officers in the table also are listed as beneficially owned by others named in the table. However, those shares are only counted once in the total numbers of shares beneficially owned by all directors and executive officers as a group.

	Beneficial Ownership
	Class A Common			Class B Common			Depositary Shares			Series C Preferred
Name of Beneficial Owner (1)	Number of Shares (2)		Percentage of Class (3)	Number of Shares (2)		Percentage of Class (3)	Number of Shares (2)		Percentage of Class (3)	Number of Shares (2)		Percentage Of Class (3)	Percentage of Total Votes (3)
DIRECTORS
Ellen R. Alemany	20,714	(4)	0.15%	-0-		—	-0-		—	30,000		0.38%	0.07%
John M. Alexander, Jr.	1,227	(5)	0.01%	68		0.01%	-0-		—	-0-		—	0.01%
Victor E. Bell III	6,900	(6)	0.05%	1,643	(6)	0.16%	-0-		—	-0-		—	0.11%
Peter M. Bristow	513,508	(7)	3.80%	111,484	(7)	11.09%	41,285	(7)	0.30%	-0-		—	7.76%
Hope H. Bryant	451,084	(8)	3.34%	65,821	(8)	6.55%	47,500	(8)	0.34%	-0-		—	5.08%
Michael A. Carpenter	2,215		0.02%	-0-		—	-0-		—	-0-		—	0.01%
H. Lee Durham, Jr.	700		0.01%	100		0.01%	3,000		0.02%	3,000	(9)	0.04%	0.01%
Dr. Eugene Flood, Jr.	20		*	-0-		—	-0-		—	-0-		—	*
Frank B. Holding, Jr.	605,892	(10)	4.48%	160,114	(10)	15.93%	35,500	(10)	0.26%	-0-		—	10.70%
Robert R. Hoppe	314		*	-0-		—	-0-		—	-0-		—	*
David G. Leitch	100		*	-0-		—	-0-		—	-0-		—	*
Robert E. Mason IV	350		*	200		0.02%	-0-		—	-0-		—	0.01%
Robert T. Newcomb	1,000		0.01%	-0-		—	6,000		0.04%	-0-		—	*
OTHER NAMED EXECUTIVE OFFICERS
Craig L. Nix	1,124	(11)	0.01%	-0-		—	-0-		—	9,265		0.12%	*
Lorie K. Rupp	-0-		—	-0-		—	-0-		—	-0-		—	—
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (21 PERSONS)	1,563,954	(12)	11.56%	302,705	(12)	30.11%	103,385	(12)	0.75%	42,265	(12)	0.53%	21.64%
(1)	Each individual’s business address is 4300 Six Forks Road, Raleigh, NC 27609.
(2)

Except as otherwise noted in the footnotes below, and to the best of our knowledge, individuals named and included in the group exercise sole voting (in the case of voting stock) and investment power with respect to all listed shares.

(3)

“Percentage of Class” reflects each individual’s and the group’s listed shares as a percentage of the total number of outstanding shares of that class of stock on March 4, 2024. “Percentage of Total Votes” reflects the aggregate votes represented by each individual’s and the group’s listed shares of Class A Common and Class B Common as a percentage of the aggregate votes represented by all outstanding shares of our voting securities on that date. Depositary Shares and Series C Preferred Stock do not have voting rights and do not affect the percentages of total votes. An asterisk indicates less than .01%.

(4)

Includes an aggregate of 10,294 shares of Class A Common as to which Mrs. Alemany may be considered to exercise shared voting and investment power. The number of listed shares does not include an aggregate of 4,764 additional shares of Class A Common that may be issued to her in the future upon the settlement of RSUs.

(5)	Includes 200 shares of Class A Common as to which Mr. Alexander may be considered to exercise shared voting and investment power.

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Beneficial Ownership of Our Equity Securities

(6)

Includes an aggregate of 6,473 shares of Class A Common and 1,643 shares of Class B Common held by various entities and as to which shares Mr. Bell may be considered to exercise shared voting and investment power.

(7)

Mr. Bristow’s beneficial ownership is described in the table and footnotes below under the caption “Principal Stockholders.” Information regarding pledges of shares beneficially owned by Mr. Bristow is contained below under the caption “Pledging Policy.”

(8)

Mrs. Bryant’s beneficial ownership is described in the table and footnotes below under the caption “Principal Stockholders.” Information regarding pledges of shares beneficially owned by Mrs. Bryant is contained below under the caption “Pledging Policy.”

(9)	Mr. Durham may be considered to exercise shared voting and investment power as to all listed shares of Series C Preferred.
(10)

Mr. Holding’s beneficial ownership is described in the table and footnotes below under the caption “Principal Stockholders.” Information regarding pledges of shares beneficially owned by Mr. Holding is contained below under the caption “Pledging Policy.”

(11)	Includes 1,124 shares of Class A Common and 9,265 shares of Series C Preferred as to which Mr. Nix may be considered to exercise shared voting and investment power.
(12)

In the aggregate, individuals included in the group may be considered to exercise shared voting and investment power as to 457,514 shares of Class A Common, 86,722 shares of Class B Common, and 12,265 shares of Series C Preferred, and shared investment power only as to 82,385 Depositary Shares. As described in the table and footnotes below under the caption “Principal Stockholders,” certain shares are included in the numbers of shares listed in the table above for each of Mrs. Bryant and Mr. Holding, but they are included only once in the total shares listed for the group. The number of shares of Class A Common listed for the group does not include an aggregate of 4,764 additional shares that may be issued to them in the future upon the vesting of other unvested RSUs.

Hedging Policy

Our Hedging and Pledging Policy adopted by our Board in 2014 prohibits our directors and executive officers from hedging any shares of our common stock. For purposes of the prohibition, a “hedge” means any financial instrument, derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of our stock, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund, or similar transaction.

Pledging Policy

General Prohibition on Pledging by Directors and Officers. Our Hedging and Pledging Policy generally prohibits any director or executive officer from pledging any shares of our common stock that he or she owns and controls. However, pledges that existed on the date the policy was originally adopted were “grandfathered” and those shares may continue to be pledged until they are finally released pursuant to those pledge arrangements (as those arrangements may be amended, extended or modified). However, the pledging policy provides that those grandfathered pledges be reviewed at least annually by our Audit Committee.

Criteria and Process For Granting Exceptions. The policy permits our Audit Committee to grant an exception to the pledging policy to a director or executive officer who desires to pledge shares of our common stock if the Committee determines to its satisfaction that the proposed pledge arrangement is not reasonably likely to pose a material risk to our company and the market for our common stock.

In making its determination on a request for an exception, the policy provides that the Committee shall consider factors that it considers relevant, which may include:

●	historical information regarding existing and prior pledging arrangements;

●	the number of pledged shares, including in relation to:

➢	the total number of outstanding shares of our common stock;

➢	the total number of shares held by the director or executive officer; and

➢	the director’s or executive officer’s total assets;

●	the market value, volatility, and trading volume of our common stock;

●	the financial capacity of the borrower to repay the loan without resort to the pledged stock;

●	the loan-to-value ratio in the proposed pledge arrangement;

●	the nature of any other collateral in the proposed pledge arrangement;

●	the material terms of the proposed pledge arrangement; and

●	the procedural safeguards to foreclosure, such as notice periods and the ability to substitute collateral.

The policy requires a director or executive officer requesting an exception to submit the request in writing, with information addressing the factors listed above, and to supply any supporting documentation the Audit Committee requests. A request for an exception must be submitted with sufficient advance notice to enable the Committee to fully consider the request. No exceptions have been requested or approved by the Committee since the policy was first adopted.

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No Pledging of Equity Compensation Shares. Our pledging policy prohibits the Audit Committee from approving an exception for a pledge of shares granted to a director or executive officer as compensation. In the past we have had no equity-based compensation plans under which directors or executive officers receive compensation in the form of shares of our common stock, but the prohibition would apply to any future grants. The policy also will apply to shares of our stock issued to Ellen R. Alemany, who currently serves as a director, upon the vesting of stock awards originally granted to her by CIT which we assumed and converted into RSUs covering shares of our Class A Common in connection with the CIT Merger.

Monitoring of Pledging Arrangements. The policy provides that the Audit Committee will review all outstanding pledging arrangements annually (or more frequently where circumstances warrant). As of the date of this proxy statement, the only outstanding pledging arrangements are the grandfathered pledges listed in the table below.

If the Audit Committee determines, based on any new facts or changed circumstances, that the continuation of any pledge arrangement established through an exception to the policy (which does not include the grandfathered pledges) is reasonably likely to pose a material risk to us and the market for our common stock, then the Committee or its designee and the director or executive officer will work cooperatively (i) to modify the arrangement or take other action to mitigate or eliminate the risk, or (ii) where mitigation is not reasonably possible, to terminate the arrangement as soon as reasonably practicable.

Grandfathered Pledges Pose No Material Risk. The Audit Committee has reviewed all grandfathered pledge arrangements that existed as of December 31, 2023. Based on its review and analysis, the Committee concluded that the pre-existing grandfathered pledge arrangements of certain members of the Holding family who are directors and executive officers — Frank B. Holding, Jr., Hope H. Bryant, and Peter M. Bristow — are not reasonably likely to pose a material risk to our company or the market for our common stock. Specifically, the Committee concluded that the risk of foreclosure and a resulting forced sale of common stock on the market that would result in a sudden and immediate decline in our stock price is remote based on, among other factors, the number of shares pledged, the trading volume in our Class A Common, the net worth of the pledgors, and the fact that the loan-to-stock value ratio in each of the grandfathered pledges was and remains very low.

Audit Committee’s Rationale for the Policy. In formulating the policy and recommending it to the Board, the Audit Committee considered the ownership structure of our company, including the fact that members of the Holding family own shares which, in the aggregate, currently amount to approximately 50%, and in the past have amounted to more than 50%, of the outstanding voting power of our stock. As a result of our ownership structure, FCB is one of the largest family-controlled banks in the United States. As described in this proxy statement under the headings “CORPORATE GOVERNANCE” and “COMMITTEES OF OUR BOARDS,” despite our ownership structure, historically we have adhered to Nasdaq’s governance requirements for non-controlled companies, including having a board consisting of a majority of independent directors, independent compensation and nominating committees, and approval of certain related person transactions by our Audit Committee, which consists solely of independent directors.

The Audit Committee believes that our pledging policy is reasonable for a company with our ownership structure and that pledges of our stock permitted under the policy will not pose a material risk to our company or our stockholders.

Existing Pledge Arrangements. The following table lists the numbers of shares of our common stock beneficially owned by Mr. Holding, Mrs. Bryant and Mr. Bristow that are subject to grandfathered pledge arrangements on the date of this proxy statement.

Name of Beneficial Owner	Number of Class A Common Pledged Shares	Number of Class B Common Pledged Shares
Frank B. Holding, Jr.	198,052	-0-
Hope H. Bryant	134,362	-0-
Peter M. Bristow	30,000	-0-

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Beneficial Ownership of Our Equity Securities

Principal Stockholders

The following table lists persons and entities who we believe owned, beneficially or of record, on the Record Date for the Annual Meeting, 5% or more of our voting Class A Common or Class B Common, and those persons’ and entities’ beneficial ownership of our nonvoting Depositary Shares. Similar to the director and executive officer table above, we consider a person to “beneficially own” shares held in the person’s name, or in the name of any other stockholder, if the person either directly, or indirectly through some agreement, arrangement, understanding or relationship, has or shares the right to vote or dispose of the shares, or to direct the voting or disposition of the shares. As a result, the same shares may be “beneficially owned” by more than one person. As described in footnotes to the table, portions of the shares listed as beneficially owned by certain of the individuals in the table also are listed as beneficially owned by other individuals named in the table.

Name and Address of Beneficial Owner	Beneficial Ownership
	Class A Common			Class B Common			Depositary Shares
	Number of Shares (1)		Percentage of Class (2)	Number of Shares (1)		Percentage of Class (2)	Number of Shares (1)		Percentage of Class (2)	Percentage of Total Votes (2)
Carson H. Brice P.O. Box 1417 Smithfield, NC 27577	507,643	(3)	3.75%	117,523	(3)	11.69%	-0-		—	8.07%
Claire H. Bristow P. O. Box 1417 Smithfield, NC 27577	513,508	(4)	3.80%	111,484	(4)	11.09%	41,285	(4)	0.30%	7.76%
Peter M. Bristow 4300 Six Forks Road Raleigh, NC 27609	513,508	(5)	3.80%	111,484	(5)	11.09%	41,285	(5)	0.30%	7.76%
Hope H. Bryant 4300 Six Forks Road Raleigh, NC 27609	451,084	(6)	3.34%	65,821	(6)	6.55%	47,500	(6)	0.34%	5.08%
Frank B. Holding, Jr. 4300 Six Forks Road Raleigh, NC 27609	605,892	(7)	4.48%	160,114	(7)	15.93%	35,500	(7)	0.26%	10.70%
Olivia B. Holding P. O. Box 1352 Smithfield, NC 27577	707,967	(8)	5.23%	169,273	(8)	16.84%	57,500	(8)	0.42%	11.54%
Lewis R. Holding II 4300 Six Forks Road Raleigh, NC 27609	1,735	(9)	0.01%	58,529	(9)	5.82%	-0-		—	3.17%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,285,183	(10)	9.50%	—		—	—		—	4.10%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,017,655	(11)	7.52%	—		—	—		—	*
(1)

Reflects shares which, to the best of our knowledge, are beneficially owned by the named individuals and entities as of March 4, 2024, or, in the case of BlackRock, Inc. and The Vanguard Group, December 31, 2023. Except as otherwise noted in the footnotes below, each named individual and entity exercises sole voting (in the case of voting securities) and investment power with respect to all listed shares.

(2)

“Percentage of Class” reflects each individual’s or entity’s listed shares as a percentage of the total number of outstanding shares of that class of stock on March 4, 2024. “Percentage of Total Votes” reflects the aggregate votes represented by each individual’s or entity’s listed shares of Class A Common and Class B Common with respect to which the individual or entity reports having sole or shared voting power, as a percentage of the aggregate votes represented by all outstanding shares of our voting securities on that date. Depositary Shares do not have voting rights and do not affect the percentages of total votes. An asterisk indicates less than .01%.

(3)

Mrs. Brice may be considered to exercise shared voting and investment power with respect to 430 of the listed shares of Class A Common and 563 of the listed shares of Class B Common which are held by her spouse. She disclaims beneficial ownership of an aggregate of 87,626 shares of Class A Common and 4,382 shares of Class B Common held by a family member as trustee in irrevocable trusts for the benefit of her children; an aggregate of 42,191 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations, and 35,500 Depositary Shares held by three charitable foundations, of which she serves as a director; and an aggregate of 479,889 shares of Class A Common, 28,654 shares of Class B Common and 398,945 Depositary Shares held by certain corporations of which Mrs. Brice and/or her spouse are stockholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.

(4)

Mrs. Bristow may be considered to exercise shared voting and investment power with respect to 132,765 of the listed shares of Class A Common and 66,462 of the listed shares of Class B Common, which are held by her spouse, Peter M. Bristow, individually, or by entities that he may be deemed to control; shared voting power only with respect to 6,004 of the listed shares of Class A Common and 78 of the listed shares of Class B Common held by trusts for unrelated persons; and shared investment power with respect to 12,152 of the listed shares of Class A Common held as co-trustee of a trust. All listed shares also are listed as beneficially owned by her spouse. Mrs. Bristow disclaims beneficial ownership of 46,136 shares of Class A Common and 7,051 shares of Class B Common held by her adult children; 3,231 shares of Class A Common, 200 shares of Class B Common and 20,000 Depositary Shares held by charitable foundations of which she serves as a director; and an aggregate of 479,889 shares of Class A Common, 28,654 shares of Class B Common and 398,945 Depositary Shares held by certain other corporations of which Mrs. Bristow and/or her spouse are stockholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.

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(5)

Mr. Bristow may be considered to exercise shared voting and investment power with respect to 374,739 of the listed shares of Class A Common and 44,944 of the listed shares of Class B Common held by or for his spouse, Claire H. Bristow; sole voting power only with respect to 6,004 shares of Class A Common and 78 of the listed shares of Class B Common held by trusts for unrelated persons; and shared investment power only with respect to 41,285 of the listed Depositary Shares held by or for his spouse. All listed shares also are listed as beneficially owned by his spouse. Mr. Bristow disclaims beneficial ownership of an aggregate of 46,136 shares of Class A Common and 7,051 shares of Class B Common held by his adult children; 3,231 shares of Class A Common, 200 shares of Class B Common and 20,000 Depositary Shares held by charitable foundations of which his spouse serves as a director; and an aggregate of 479,889 shares of Class A Common, 28,654 shares of Class B Common and 398,945 Depositary Shares held by certain other corporations of which Mr. Bristow and/or his spouse are stockholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for him in the table.

(6)

Mrs. Bryant may be considered to exercise shared voting and investment power with respect to 55,548 of the listed shares of Class A Common, 38,376 of the listed shares of Class B Common, and shared investment power only with respect to 35,500 of the listed Depositary Shares, which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control, and sole voting power only with respect to 1,494 of the listed shares of Class A Common and 255 shares of Class B Common held by a trusts for unrelated persons. The listed shares include an aggregate of 42,191 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations, and 35,500 Depositary Shares held by three charitable foundations, all of which also are listed as beneficially owned by Ms. O. Holding and Mr. F. Holding, Jr., and an aggregate of 13,357 shares of Class A Common and 1,555 shares of Class B Common held by two business entities which also are listed as beneficially owned by Ms. O. Holding. Mrs. Bryant disclaims beneficial ownership of an aggregate of 201,194 shares of Class A Common and 109,583 shares of Class B Common held by her adult children and by revocable trusts for the benefit of her children; an aggregate of 292,063 shares of Class A Common, 22,619 shares of Class B Common and 398,945 Depositary Shares held by two corporations of which Mrs. Bryant is a stockholder and a director, but not an officer; and 174,469 shares of Class A Common and 4,480 shares of Class B Common held by a corporation of which Mrs. Bryant is a stockholder but does not serve as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.

(7)

Mr. F. Holding, Jr., may be considered to exercise shared voting and investment power with respect to 50,777 of the listed shares of Class A Common and 38,484 of the listed shares of Class B Common, and shared investment power only with respect to 35,500 of the listed Depositary Shares, which are held jointly, by family members or other persons, or by corporations or other entities that he may be deemed to control. The listed shares include an aggregate of 42,191 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations, and 35,500 Voting Depositary Shares held by three charitable foundations, all of which also are listed as beneficially owned by Mrs. Bryant and Ms. O. Holding. Mr. F. Holding, Jr., disclaims beneficial ownership of an aggregate of 34,127 shares of Class A Common and 111,666 shares of Class B Common held by his adult children and trustees of irrevocable trusts for the benefit of his adult children; and an aggregate of 479,889 shares of Class A Common, 28,654 shares of Class B Common and 398,945 Depositary Shares held by certain other corporations of which Mr. Holding and/or his spouse are stockholders but of which neither he nor his spouse serve as a director or officer. Those disclaimed shares are not included in the shares listed for him in the table.

(8)

Ms. O. Holding may be considered to exercise shared voting and investment power with respect to 55,548 of the listed shares of Class A Common and 38,280 of the listed shares of Class B Common, shared investment power only with respect to 12,152 of the listed shares of Class A Common, and shared investment power only with respect to 35,500 of the listed Depositary Shares, which are held jointly, by family members or other persons, by her as co-trustee, or by corporations or other entities that she may be deemed to control. The listed shares include 42,191 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations, and 35,500 Depositary Shares held by three charitable foundations, all of which also are listed as beneficially owned by Mr. F. Holding, Jr., and Mrs. Bryant; and an aggregate of 13,357 shares of Class A Common and 1,555 shares of Class B Common held by two business entities which also are listed as beneficially owned by Mrs. Bryant. Ms. Holding disclaims beneficial ownership of an aggregate of 466,532 shares of Class A Common, 27,099 shares of Class B Common and 398,945 Depositary Shares held by three corporations of which Ms. Holding is a stockholder and director. Those disclaimed shares are not included in the shares listed for her in the table.

(9)

Mr. L. Holding may be considered to exercise shared voting and investment power with respect to 154 of the listed shares of Class A Common and 255 shares of Class B Common which are held jointly with family members. Mr. Holding disclaims beneficial ownership of an aggregate of 13,704 shares of Class A Common held by his father as custodian, 1,084 shares of Class B Common held by a trust for his benefit for which he has no voting or dispositive power; and 466,532 shares of Class A Common, 27,009 shares of Class B Common and 398,945 Depositary Shares held by three corporations of which Mr. Holding is a stockholder, but of which he does not serve as a director or officer.

(10)

BlackRock, Inc. has filed an amended Schedule 13G with the SEC showing the number of shares of our Class A Common that it beneficially owned as of December 31, 2023. The Schedule 13G indicates that BlackRock, Inc. had sole power to vote or direct the vote of 1,215,172 shares, shared power to vote or direct the vote of -0- shares, sole power to dispose of or direct the disposition of 1,285,183 shares, and shared power to dispose of or direct the disposition of -0- shares, of the listed Class A Common. The Schedule 13G indicate that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the listed shares (none of whose interest in the shares exceeded 5% of the total outstanding shares), and that BlackRock, Inc. is a parent holding company or control person of a number of subsidiaries which acquired the listed shares.

(11)

Vanguard Group has filed an amended Schedule 13G with the SEC showing the number of shares of our Class A Common that it beneficially owned as of December 29, 2023. The Schedule 13Gs indicates that The Vanguard Group has sole power to vote or direct the vote of -0- shares, shared power to vote or direct the vote of 7,800 shares, sole power to dispose of or direct the disposition of 992,678 shares, and shared power to dispose of or direct the disposition of 24,977 shares, of the listed Class A Common. The Schedule 13Gs indicate that The Vanguard Group, Inc.’s Schedule 13G is filed in its capacity as an investment adviser and that its clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Class A Common.

Delinquent Section 16(a) Reports

Our directors, executive officers, and holders of more than 10% of a class of our equity securities are required by federal law to file reports with the SEC regarding the amounts of and changes in their beneficial ownership of shares. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. While reviewing his beneficial ownership of our shares, it has come to the attention of Frank B. Holding, Jr., that, during 2020 through 2022, he inadvertently failed to file three reports, including two reports covering eight gifts of small numbers of shares by family members to custodial accounts he holds for his grandchildren, and one report covering one purchase of a small number of shares by his spouse. Those transactions were reported promptly after he discovered that they had been overlooked.

2024 Annual Proxy Statement	83

Proposal 2: Advisory Vote on Executive Compensation

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

In accordance with the requirements of Schedule 14A of the Exchange Act, and rules adopted by the SEC, at least once every three years we are required to give our stockholders an opportunity to vote, on a non-binding advisory basis, on a resolution (a “say-on-pay” resolution) to approve the compensation of our NEOs as disclosed in our Annual Meeting proxy statements. Our Board has submitted a proposal for our stockholders to approve a say-on-pay resolution at each of our Annual Meetings since 2011, and our stockholders have approved those proposals, in each case with over 95% of the votes entitled to be cast on each proposal with respect to shares present in person or represented by proxy, and which were voted or abstained at each meeting, being cast for approval.

Another proposal to approve a say-on-pay resolution will be submitted for voting by our stockholders at the Annual Meeting as follows:

“RESOLVED, that the stockholders of First Citizens BancShares, Inc. (“BancShares”) hereby approve, on a non-binding advisory basis, the compensation paid or provided to BancShares’ named executive officers, as that compensation has been disclosed in BancShares’ proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including BancShares’ Compensation Discussion and Analysis, compensation tables, and the narrative discussion contained in the proxy statement.”

The vote on the resolution is not intended to address any specific element of executive compensation. Rather, the vote will relate generally to the compensation described in this proxy statement that was paid or provided for 2023 to our NEOs listed in the Summary Compensation Table above under the heading “EXECUTIVE COMPENSATION.” Under Section 14A of the Exchange Act and the SEC’s related rules, the vote will be advisory in nature and will not be binding on our Boards or our CNG Committee, and it will not overrule or affect any previous action or decision by the Boards or Committee or any compensation previously paid or awarded. Neither will it obligate the Boards or Committee to any particular course of future action, nor create or imply any additional duty on the part of the Boards or Committee. However, our Boards and the Committee value the opinion of our stockholders and, in making future decisions on the compensation of our NEOs, will consider the voting results on the resolution and evaluate whether any actions are necessary to address any stockholder concerns.

Our executive compensation philosophy and components are described in more detail in this proxy statement under the headings “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.” As discussed in those sections, our Boards and CNG Committee attempt to align our executive officers’ compensation with our long-term business philosophy and to achieve our objectives of:

●	rewarding sustained long-term performance and long-term loyalty;

●

balancing business risk with sound financial policy and stockholders’ interests, and aligning the interests of our executive officers with the long-term interests of our stockholders by encouraging growth in the value of our company and our stockholders’ investments;

●	enabling us to attract, motivate, and retain qualified executive officers; and

●	providing compensation to our executive officers that is competitive with comparable financial services companies.

Consistent with that philosophy, our 2023 executive compensation program was primarily composed of the following elements:

●	competitive base salaries;

●

performance-based LTIP awards payable in cash which may be earned based on the extent of growth in the tangible book value per share of our common stock plus cumulative dividends paid on the stock during stated three-year Performance Periods;

●

performance-based MPP awards payable in cash which could be earned based on the successful completion of performance objectives including integration and conversion milestones, cost savings and synergies, and risk management, as well as individual performance, relating to mergers and acquisitions;

●

retirement benefits in the form of defined benefit pension plans (for officers hired on or before specified dates), matching contributions to FCB’s Section 401(k) defined contribution plan accounts, and additional profit-sharing contributions to FCB 401(k) Plan accounts;

●	individual nonqualified separation from service agreements with certain of our executive officers;

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Proposal 2: Advisory Vote on Executive Compensation

●

nonqualified deferred compensation plans, and the deemed investment returns accrued to the accounts of participants in the FCB 2021 Plan and interest accrued to the accounts of participants in the FCB-SC Plans; and

●	limited personal benefits (or “perquisites”) for certain of our executive officers.

We do not have employment agreements with any of our current NEOs, nor have we provided them with any equity-based compensation (such as stock options or stock awards) nor entered into any arrangements with them under which compensation would be paid to them, or the vesting of any of their benefits would be accelerated, as a result of a change in control of our company or FCB.

We believe the Committee’s and the Boards’ focus on performance-based compensation, including the substantial portion of our executive officers’ compensation that is composed of variable incentive compensation, have enhanced our pay and performance alignment. We are committed to maintaining a strong executive compensation governance framework with continuing monitoring, oversight, and mitigation of compensation risks, and a compensation program that is fair and effective for both our executives and our stockholders alike and aligned with the central objective of our strategic plan, which is to build the long-term value of our company and our stockholders’ investments.

Our Board of Directors believes that our executive compensation policies and practices are aligned with our stockholders’

long-term interests, and it unanimously recommends that you vote “FOR” Proposal 2.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to all shares of our

Class A Common and Class B Common present in person or represented by proxy at the Annual Meeting,

and voting together as one class, must be cast in favor of the proposal.

2024 Annual Proxy Statement	85

Proposal 3: Ratification of Appointment of Independent Accountants

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

Appointment of Independent Accountants

Our Audit Committee has engaged our current independent accountants, KPMG LLP, to serve as our independent accountants and to audit our consolidated financial statements for 2024.

The Audit Committee continuously reviews our independent accountants’ performance and independence. In connection with the Committee’s selection of our independent accountants for 2024, the Committee considered and discussed, among other factors:

●

the increased size and complexity of our business following the CIT Merger during 2022 and the SVB Acquisition during 2023 and the impact of those transactions on our financial statements and internal control over financial reporting;

●

KPMG LLP’s expertise in the banking industry, and the Committee’s perception of KPMG LLP’s capabilities in handling issues related to financial institutions and, more specifically, to larger financial institutions with complex businesses;

●	the knowledge and experience of KPMG LLP’s lead audit partner and other key members proposed to be assigned to our audit service team;

●	recent reports of the Public Company Accounting Oversight Board’s inspections of KPMG LLP;

●	the Committee’s perception of, and KPMG LLP’s statements regarding, its independence; and

●	KPMG LLP’s proposed fees.

In connection with its selection of KPMG LLP as our independent accountants, the Audit Committee received the written disclosures and letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding that firm’s communications with the Committee concerning its independence. Based on its evaluation, the Audit Committee believes that KPMG LLP is independent and that it is in our and our stockholders’ best interests to appoint KPMG LLP as our independent accountants for 2024.

In order to maintain their independence with respect to their audit clients, the SEC’s rules require the partners of public accounting firms who are assigned as “lead audit partners” for audits of public companies to be subject to a mandatory rotation policy. As a result, a partner in our accounting firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years. Our Audit Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Audit Committee’s selection of our independent accountants each year, the Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Committee with the partner, and seeks and considers the views of our executive management. The Committee then communicates its views regarding that partner to management of the accounting firm.

Our Audit Committee first engaged KPMG LLP as our independent accountants to audit our consolidated financial statements for 2021, and it approved the terms of KPMG LLP’s engagement on February 24, 2021.

The Audit Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants each year and to approve their fees and the terms of the engagement under which they provide services to us. Our stockholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal for stockholders to ratify the appointment of KPMG LLP at the Annual Meeting to allow stockholders to be heard in that selection process. The outcome of voting on the proposal will not be binding on the Committee. If our stockholders do not ratify the Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of KPMG LLP. If our stockholders ratify the Committee’s selection, the Committee could, in its discretion, appoint different independent accountants during the year if it determines that such a change would be in our best interests.

Representatives of KPMG LLP are expected to participate remotely in our virtual Annual Meeting and be available to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

86	2024 Annual Proxy Statement

Proposal 3: Ratification of Appointment of Independent Accountants

Services and Fees during 2023 and 2022

Our Audit Committee pre-approves all audit services and other services provided by our accountants. While the entire Audit Committee generally participates in the pre-approval of services, the Committee delegates authority to its Chairman to approve requests for non-audit services. Any such approval by the Chairman is communicated to the full Committee at its next regularly scheduled meeting. All audit and permissible non-audit services provided by KPMG LLP during 2023 were approved under the above procedure.

As our independent accountants for 2023 and 2022, KPMG LLP provided us with various audit and other services for which we and FCB were billed or expect to be billed for fees as described below. Our Audit Committee has considered whether the provision of non-audit services by KPMG LLP during 2023 was compatible with maintaining its independence, and it believes that the provision of non-audit services by KPMG LLP during 2023 did not affect its independence.

The following table lists the aggregate amounts of fees paid to KPMG LLP for audit services for 2023 and 2022 and for other services they provided during 2023 and 2022.

Type of Fees and Description of Services	2023	2022
Audit Fees, including fees for professional services rendered for the annual integrated audit of our consolidated financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting), reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and, for 2022 only, services in connection with securities offerings	$6,411,565	$3,881,441
Audit-Related Fees, including fees for services reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as compliance exams, agreed upon procedures attestations, internal control reviews, other attestation services, and, for 2023 only, service organization reports on internal controls	501,000	60,000
Tax Fees, including fees for tax return preparation, tax compliance, and tax advice	409,056	202,743
All Other Fees, consisting of a subscription fee for access to an online accounting research tool	3,560	5,680

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to all shares of our

Class A Common and Class B Common present in person or represented by proxy at the Annual Meeting,

and voting together as one class, must be cast in favor of the proposal.

2024 Annual Proxy Statement	87

Proposal 4: Stockholder Proposal Requesting Report on Risks of Politicized De-banking

PROPOSAL 4: STOCKHOLDER PROPOSAL REQUESTING REPORT ON RISKS OF POLITICIZED DE-BANKING

Our Board of Directors unanimously recommends that you vote “AGAINST” Proposal 4.

Inspire Investing, LLC (“Inspire”), has advised us that it intends to present the following stockholder proposal at the Annual Meeting and has provided verification that it beneficially owns a sufficient number of shares of our voting securities to meet the requirements of Rule 14a-8 promulgated by the SEC. The text of the proposal and supporting statement appear below exactly as received by us. All statements contained in the proposal and supporting statements are the sole responsibility of Inspire and will be voted on at the Annual Meeting only if properly presented by or on behalf of Inspire. Upon receipt by our Corporate Secretary of a written or oral request from a stockholder, we will promptly provide Inspire’s address and the class and number of voting securities it holds.

Report on Risks of Politicized De-banking

Supporting Statement

Financial institutions are essential pillars of the marketplace. On account of their unique and pivotal role in America’s economy, many federal and state laws already prohibit them from discriminating against customers. And the UN Declaration of Human Rights recognizes that “everyone has the right to freedom of thought, conscience, and religion.”1 These are an important part of protecting every American’s right to free speech and free exercise of religion.

As shareholders of First Citizens BancShares, we believe it is essential for the company to provide financial services on an equal basis without regard to factors such as race, color, religion, sex, national origin, or social, political, or religious views.

We are concerned with recent evidence of religious and political discrimination against customers by companies in the financial services industry, as seen in recent examples2 and the 2022 Statement on Debanking and Free Speech.3

The 2023 edition of the Viewpoint Diversity Business Index4 shows that many of the largest financial institutions include vague and subjective grounds to deny service like “reputational risk,” “social risk,” “misinformation,” “hate speech” or “intolerance.” These kinds of terms allow financial institutions to deny or restrict service for arbitrary or discriminatory reasons. They also give fringe activists and governments a foothold to demand that private financial institutions deny service under the sweeping, unfettered discretion that such policies provide.

When companies engage in this kind of discrimination, they hinder the ability of Americans to access the marketplace and instead become de facto regulators and censors. This undermines the fundamental freedoms of our country and is an affront to the public trust. Politicized debanking can also damage the company’s reputation and ability to operate in favorable regulatory environments.

In early 2023 ,shareholders called for Chase, Mastercard, PayPal, Capital One, and Charles Schwab to assess whether they have adequate safeguards to prevent politicized de-banking.5 Nineteen state attorneys general and fourteen state financial officers specifically called out Chase for their de-banking of a non-profit committed to advancing religious freedom and demanded action from the company to show good faith in addressing these widespread concerns.6

Resolved: Shareholders request the Board of Directors of First Citizens BancShares conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how it oversees risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views, and whether such discrimination may impact individuals’ exercise of their constitutionally protected civil rights.

[1]	https://www.un.org/en/about-us/universal-declaration-of-human-rights.
[2]

https://adflegal.org/press-release/bank-america-boots-charity-serving-impoverished-ugandans-under-vague-risk-tolerance;
https://www.newsweek.com/stop-troubling-trend-politically-motivated-debanking-opinion-1787639; https://www.dailymail.co.uk/news/article-12314423/The-Coutts-Farage-dossier-bank-admitted-ex-Ukip-leader-DID-meet-commercial-criteria-used-tweet-Ricky-Gervais
-trans-joke-Novak-Djokovic-ties-decide-odds-position-inclusive-organisation.html; https://familycouncil.org/?p=25159

[3]	https://storage.googleapis.com/vds_storage/document/Statement%20on%20Debanking%20and%20Free%20Speech.pdf.
[4]	https://viewpointdiversityscore.org/business-index
[5]

https://www.jpmorganchase.com/content/dam/jpmc/jpmorgan-chase-and-co/investor-relations/documents/proxy-statement2023.pdf pg. 100-101; https://s201.q4cdn.com/231198771/files/doc_financials/2023/ar/PayPal-Holdings-Inc-Combined-2023-Proxy-Statement-and-2022-Annual-Report.pdf pg. 105-106; https://ir-capitalone.gcs-web.com/static-files/8de8dcce-b518-491d-bd78-b01a8a66028c page 149-153; https://content.schwab.com/web/retail/public/about-schwab/Charles_Schwab_2023_Proxy.pdf pg. 83-85.

[6]	https://www.wsj.com/articles/jpmorgan-targeted-by-republican-states-over-accusations-of-religious-bias-903c8b26

88	2024 Annual Proxy Statement

Proposal 4: Stockholder Proposal Requesting Report on Risks of Politicized De-banking

Our Statement in Opposition to the Proposal

Our Board unanimously recommends that stockholders vote AGAINST this proposal for the following reasons:

●

We believe the requested report is based on general allegations about the financial services industry that are not true about or applicable to us. It is not our policy or practice to terminate a relationship with a customer because of their political views or religion (including religious views), nor because of their race, color, religion, sex, national origin, or other factors further discussed below. This would be inconsistent with one of the three values in our statement of purpose: dedication to helping the people, companies, and institutions that rely on us, acting always with integrity, transparency, and respect.

●

We have in place anti-discrimination and anti-harassment policies that are intended to promote equal opportunity and prevent discrimination and harassment. This prohibition covers not only the relationships between our associates, but also each associate’s relationships with our customers.

●

The maintenance of accounts is subject to extensive applicable law and regulation. Adherence to these legal obligations may, under certain circumstances, require us to close accounts. Account closures that we determine are required by applicable law and regulations may give rise to false allegations that such account closures result from a policy or practice to terminate relationships with a customer because of their political views, religion or religious views. We have no such policy or practice.

One relevant policy is our Associate Code of Ethics (the “Code”),7 which includes our commitment to maintaining a diverse, equitable, and inclusive work environment free of discrimination, harassment, retaliation, coercion, interference, and intimidation. It also reinforces our respect for the right to engage in personal political activity. At the same time, it makes it clear that personal political activities must be lawful and consistent with our values and policies and may not involve the use of Company time or resources. The Code applies to the associates of the Company and our direct and indirect subsidiaries, including FCB, and these associates are required to annually acknowledge compliance with the Code. The Code strictly prohibits “harassment,” the scope of which includes discrimination, retaliation, coercion, interference, or intimidation of an associate due to the associate’s race (including traits historically associated with race, such as hair texture and protective hairstyles), color, religion, national origin, sex, age, disability, protected veteran status, sexual orientation, gender identity, genetic information, military membership, application, or obligation, protected activity (e.g., opposition to prohibited discrimination), or any other legally protected status established by applicable federal, state, or local laws. This prohibition on harassment covers not only the relationships between our associates, but also each associate’s relationships with our customers and other business partners. Any associate who discriminates to cause a customer account to be closed or a customer relationship to be otherwise terminated on a basis prohibited by the Code would be in violation thereof and be subject to disciplinary action which may include unpaid disciplinary leave or immediate termination of employment.

Further, the statement of purpose for the Code provides our associates with values to help guide their conduct and relationships with our customers and others. The statement of purpose provides that “We’re dedicated to helping the people, companies, and institutions that rely on us, acting always with integrity, transparency, and respect.”

Pursuant to its charter, the joint Audit Committee of our and FCB’s Boards annually reviews the Code, recommends to the Boards changes from time to time that it considers necessary or advisable and oversees management’s processes and procedures for enforcement of the Code. Periodic training and awareness programs for associates are also designed to promote a workplace free of discrimination and harassment.

Under the Code, each associate must promptly report: (i) any act or omission the associate knows or suspects to be illegal, dishonest, fraudulent, or unethical that may affect or involve FCB; (ii) any act or omission the associate knows or suspects to be in violation of the Code or our policies, standards, or procedures to which the associate is subject; and (iii) any concerns, complaints, or activities that are inconsistent with the Code or any of our policies, standards, or procedures, including, but not limited to, questionable accounting or auditing matters, or sales practices. Associates may make these reports to their manager, to our Human Resources department using an intranet portal, or anonymously via a third-party service on line or by toll-free telephone call.

Lastly, we are subject to comprehensive consolidated supervision, regulation, and examination by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks, and the Consumer Financial Protection Bureau, among others, including customer due diligence guidance and the Bank Secrecy Act/Anti-Money Laundering legal and regulatory requirements. Adherence to these obligations sometimes requires denial of service or closure of accounts. Decisions to terminate or not terminate any accounts are made with management’s careful consideration of legal, regulatory, and operational and other factors, and are handled with scrutiny and confidentiality. Account closures that we determine are required by applicable law and

[7]	https://s201.q4cdn.com/792406973/files/doc_gov/gov/2024/01/associates-code-of-ethics-2024-vf.pdf

2024 Annual Proxy Statement	89

Proposal 4: Stockholder Proposal Requesting Report on Risks of Politicized De-banking regulations may give rise to false allegations that such account closures result from a policy or practice to terminate relationships with a customer because of their political views, religion, or religious views. We have no such policy or practice.

The requested report would not provide our stockholders with meaningful additional information. We believe we have policies and procedures in place, supported by robust oversight and enforcement, to provide for effective accountability.

Our Board of Directors unanimously recommends that you vote “AGAINST” Proposal 4.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to all shares of our

Class A Common and Class B Common present in person or represented by proxy at the Annual Meeting,

and voting together as one class, must be cast in favor of the proposal.

90	2024 Annual Proxy Statement

Frequently Asked Questions About the Virtual Annual Meeting

FREQUENTLY ASKED QUESTIONS ABOUT THE VIRTUAL ANNUAL MEETING

The following are some questions that you, as a stockholder, may have regarding the Annual Meeting, and brief answers to those questions. We urge you to carefully read the entire proxy statement because the information in these questions and answers does not provide all of the information that will be important to you with respect to the Annual Meeting and proposals to be voted on at the meeting.

Q.	Where will the Annual Meeting be held?

A:

We are holding the Annual Meeting in a virtual format in order to provide convenient access to the meeting for all our stockholders. There will be no physical meeting location for stockholders to attend. The only way to attend the Annual Meeting will be via the Internet.

The virtual meeting platform is designed such that record holders of our voting shares, as well as beneficial holders of voting shares that are held for them in “street name” by a broker, bank, or other nominee, will be afforded the same rights and opportunities to participate as they would have at an in-person meeting.

Q:	How can I participate in the virtual Annual Meeting?

A:

To participate in the Annual Meeting remotely, go to www.virtualshareholdermeeting.com/FCNCA2024 on May 1, 2024, and enter your unique 16-digit “Control Number” which is printed on the proxy card you received with your copy of our proxy statement or, if you are the beneficial owner of shares held in street name, on the voting instruction form you received from your bank, broker, or other nominee that is the record holder of your shares. The Control Number appears on the portion of your proxy card or voting instruction form that you retain.

Record holders of our voting shares who participate in the Annual Meeting remotely will be considered to be present, and shares they hold of record to be represented, “in person” at the meeting. During the Annual Meeting, you may listen to the proceedings, submit written questions, and vote your shares held of record. If your shares are held in street name, you also may listen to the proceedings and submit written questions and, during the meeting, you may submit your voting instructions to your broker or nominee by following the instructions available on the meeting website.

The Annual Meeting will begin at 9:00 a.m. EDT on the meeting date. However, you may begin to log in to the meeting website at 8:45 a.m. and we encourage you to do that. The virtual meeting platform will be supported across most Internet browsers and devices (including desktop and laptop computers, tablets, and smart phones) running updated versions of applicable software and plugins.

Q:	What can I do if I no longer have my Control Number?

A:

If you are a record holder of shares and wish to participate in the Annual Meeting but you no longer have your Control Number, you may obtain your Control Number by calling Broadridge Corporate Issuer Solutions at 855-449-0981 for assistance. If you are a beneficial holder of shares held in street name and no longer have the Control Number printed on your voting instruction form, you should call your bank, broker, or other nominee.

Q:	Will there be help available if I have trouble logging in to the Annual Meeting website?

A:

Yes. If you have trouble accessing the meeting website while trying to login or during the meeting, help and technical support will be available on the day of the meeting by calling 844-986-0822 (U.S.) or 303-562-9302 (International).

Q:	Will I be able to ask questions during the virtual Annual Meeting?

A:

Yes. You may submit written questions during the meeting by following the directions on the meeting website and typing your question in the “Ask a Question” box. We will try to answer all questions, subject to time constraints. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Also, we reserve the right to edit inappropriate language and to exclude questions that are personal matters, are not pertinent to meeting matters, do not comply with the meeting rules of conduct, or otherwise are inappropriate.

2024 Annual Proxy Statement	91

Frequently Asked Questions About the Virtual Annual Meeting

Q:	How can I vote at the Annual Meeting?

A:

Record Holders. You are a record holder if your shares of our common stock are registered in your name on our stock records (either in certificated or uncertificated book entry form). You can vote your shares in one of the following ways.

Voting Methods	Record Holder
In Person During the Meeting	You can participate in the virtual Annual Meeting remotely and, using the 16-Digit Control Number printed on your proxy card, follow the instructions on the meeting website to vote your shares during the meeting.
By Proxy	Before the meeting, you can appoint four of our directors (Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr., and Robert T. Newcomb) or any substitutes appointed by them, individually and as a group, in either of the ways described below to act as your “Proxies” to vote your shares for you at the meeting.
In Writing. Mark your voting instructions on the proxy card enclosed with this proxy statement, sign and date it, and return it in the enclosed pre-addressed envelope.
By Internet. Before 11:59 p.m. EDT on April 30, 2024 (the day before the Annual Meeting), log on to the Internet voting website www.proxyvote.com. Have your enclosed proxy card in hand when you access the website. When you are prompted for your “Control Number,” enter the 16-digit number that is printed in the box on your proxy card, and then follow the instructions you will be given to instruct the Proxies on how to vote your shares.
By Telephone. Before 11:59 p.m. EDT on April 30, 2024 (the day before the Annual Meeting), call 1-800-690-6903. Have your enclosed proxy card in hand when you call. When you are prompted for your “Control Number,” enter the 16-digit number that is printed in the box on your proxy card, and then follow the instructions you will be given to instruct the Proxies on how to vote your shares.

If you are the record holder of shares of both Class A Common and Class B Common, or if you hold shares of record in different forms of your name, then you should have received two or more proxy cards, each containing a unique 16-digit Control Number for the shares represented by that proxy card. If you wish to appoint the Proxies to vote all your shares, you will need to mark, sign, date, and return all proxy cards you received or appoint the Proxies by telephone or Internet separately for shares represented by each card. Or, if you participate in the Annual Meeting remotely and want to vote your shares on the meeting website, you will need to vote shares represented by each card separately on the Annual Meeting website.

If you appoint the Proxies by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed, and returned a proxy card. Whether you return a proxy card or appoint the Proxies by telephone or Internet, the authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement. Even if you plan to participate in the virtual Annual Meeting, we ask that you mark your proxy card to indicate how your shares should be voted, sign and date it, and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies and giving your voting instructions by telephone or Internet. Doing that will ensure that your shares will be represented and voted at the meeting.

Street Name Holders. You are a “street name” holder if your shares are held for you in an account at a brokerage firm, bank, custodian, or other similar nominee. Only the record holders of shares of our common stock or their appointed proxies may vote those shares, and your brokerage firm, bank, or other similar nominee is considered the record holder of shares it holds for you and must vote them for you, or appoint the proxies to vote them for you, at the Annual Meeting. As a result, for your shares to be voted, you will need to give instructions to your brokerage firm, bank, custodian, or other nominee on how you want it to vote the shares it holds for you. You can do that in one of the following ways.

Voting Methods	Street Name Holder
Mail	Follow the directions contained in the voting instruction form your broker or nominee sends you with this proxy statement and give it instructions as to how it should vote your shares by marking and returning to it the voting instruction form.
Internet	Follow the directions contained in the voting instruction form your broker or nominee sends you with this proxy statement and give it instructions by Internet as to how it should vote your shares.
Telephone	Follow the directions contained in the voting instruction form your broker or nominee sends you with this proxy statement and give it instructions by telephone as to how it should vote your shares.
During the Meeting	You can participate in the Annual Meeting and, using the 16-digit Control Number printed on the voting instruction form you received from your broker or nominee with this proxy statement, follow the instructions on the meeting website to give your voting instructions.

92	2024 Annual Proxy Statement

Frequently Asked Questions About the Virtual Annual Meeting

If you hold shares in more than one brokerage or nominee account, each of your brokers or nominees will have sent you a separate voting instruction form, each containing a unique 16-digit Control Number for shares held in your account that it holds. If you wish to give your brokers or nominees voting instructions before the meeting for all shares they hold for you, you should mark all voting instruction forms you received and return them to your brokers or nominees. Or, if you participate in the Annual Meeting remotely, you will need to give your voting instructions for shares covered by each voting instruction form separately on the Annual Meeting website.

Rules of the New York Stock Exchange (which also are applicable to Nasdaq-listed companies) generally permit brokers, banks, and other securities intermediaries that are subject to those rules to use their discretion to vote shares they hold for their customers on “routine” matters when no voting instructions are received from the beneficial owners of the shares. However, those rules prohibit brokers, banks, and other securities intermediaries from voting their customers’ shares on matters designated by the rules as “non-routine” unless the beneficial owners of the shares provide voting instructions. As a result, if your shares are held by a broker, bank, or other financial intermediary and you do not provide it with your voting instructions, it may still vote your shares at the Annual Meeting at its discretion on Proposal 3 to ratify the appointment of our independent accountants. However, your broker, bank, or other financial intermediary may not vote your shares at the Annual Meeting in the election of our directors or on Proposals 2 or 4 (which are considered “non-routine” matters) unless you provide it with your voting instructions. To ensure that your shares held by a broker, bank, or other financial intermediary are represented at the Annual Meeting and voted as you desire on all matters, it is important that you instruct it as to how it should vote your shares.

Q:	Who is soliciting proxies, and who is paying solicitation expenses?

A:

Our Board of Directors is asking you to appoint the Proxies to vote your shares at the Annual Meeting. In addition to solicitation by mail, our and FCB’s directors, officers, and associates may solicit proxy appointments, personally or by telephone, electronic mail, or other methods of communication, but they will not receive any additional compensation from us for doing so.

We will pay all costs of our solicitation of proxy appointments for the Annual Meeting, including costs of preparing and mailing this proxy statement and expenses associated with the telephone and Internet voting facilities. We are requesting banks, brokers, custodians, and other nominees and fiduciaries to forward copies of our proxy solicitation materials to the beneficial holders of the shares they hold and request the beneficial holders’ voting instructions, and we will reimburse them for their expenses in doing so.

Q:	What authority will the Proxies have, and how will they vote at the Annual Meeting?

A:	●	If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by telephone or Internet, you will be appointing the Proxies to vote your shares for you, and they will vote, or abstain from voting, according to the instructions you give them.

●

If you sign and return a proxy card or appoint the Proxies by telephone or Internet, but you do not give voting instructions on a matter to be voted on, then the Proxies will be authorized to vote your shares “FOR” the election of each of the nominees for director named in Proposal 1, “FOR” each of Proposals 2 and 3, and “AGAINST” Proposal 4.

●

If before the Annual Meeting any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, including without limitation death, resignation, withdrawal of his or her nomination, or removal, your proxy card or telephone or Internet voting instructions will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. If no substitute nominee is named by our Board of Directors, then the number of directors to be elected at the Annual Meeting will be reduced accordingly.

●

We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and the proposals described in this proxy statement. However, if any other matter is properly presented for action by our stockholders, your proxy card or telephone or Internet voting instructions will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.

●

If you are the record holder of your shares and you do not return a proxy card or appoint the Proxies by telephone or Internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you participate in the meeting remotely and vote your shares on the meeting website or validly appoint another person to vote your shares for you. Similarly, if your shares are held for you in street name by a broker or other financial intermediary (such as a bank or custodian) and you do not provide it with your voting instructions, it may use its discretion to vote your shares at the Annual Meeting on Proposal 3, but it may not vote your shares on “non-routine” matters (including the election of our directors and Proposals 2 and 4) unless you give it voting instructions by marking and returning to it the voting instruction form you received (or following its instructions to give your voting instructions by Internet or telephone), or by participating in the meeting remotely and giving your voting instructions on the meeting website.

2024 Annual Proxy Statement	93

Frequently Asked Questions About the Virtual Annual Meeting

Q:	How can I change or revoke my voting instructions after I appoint the Proxies by proxy card, telephone, or Internet or after I give voting instructions to my broker or nominee?

A:

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by telephone or Internet, and you later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so by taking the appropriate action described below.

To change the voting instructions you gave the Proxies, whether by returning a proxy card or appointing the Proxies by telephone or Internet, you can:

●

before the Annual Meeting, sign a new proxy card, dated after the date of your original proxy card or after you appointed the Proxies by telephone or Internet, which contains your new voting instructions, and submit it to our proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that your new proxy card is received by our proxy tabulator before the voting takes place at the meeting; or

●

before 11:59 p.m. EDT on April 30, 2024 (the day before the Annual Meeting), call 1-800-690-6903 (the same number used to appoint the Proxies by telephone), or go to the same voting website (www.proxyvote.com) used to appoint the Proxies by Internet, enter your 16-digit Control Number (printed in the box on the enclosed proxy card), and then give your new voting instructions.

Whether you return a proxy card, or appoint the Proxies by telephone or Internet, the Proxies will follow the last voting instructions received from you before the voting takes place at the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by telephone or Internet, you can:

●

give Broadridge Corporate Issuer Solutions, Inc. a written notice at its address listed above, which must be received before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or telephone or Internet appointment; or

●

participate in the Annual Meeting remotely and vote your shares on the meeting website. Simply participating in the Annual Meeting will not revoke your proxy card or telephone or Internet appointment unless you also vote your shares during the meeting on the meeting website.

Street Name Holders. If your shares are held in street name and you want to change voting instructions you have given to your broker or other nominee, you may participate remotely in the Annual Meeting and give your new voting instructions on the meeting website during the meeting. Otherwise, you must contact your broker or nominee and follow its directions to change or revoke your voting instructions.

Q:	How can I obtain another proxy card or voting instruction form?

A:

If you have lost your proxy card or after returning it you want to change your voting instructions, you may obtain another proxy card by calling Broadridge Corporate Issuer Solutions, Inc. at 855-449-0981. To receive another copy of the voting instruction form you received from your broker or other nominee, you must call that broker or nominee.

Q:	What is required in order to have a quorum for the Annual Meeting?

A:	A quorum must be present for business to be conducted at the Annual Meeting. The following table describes the quorum requirements for each proposal.

Proposal	Quorum Requirement
Proposals 1, 2, 3, and 4.	Majority of the votes entitled to be cast by holders of outstanding shares of Class A Common and Class B Common as a group

Shares represented by proxy at the Annual Meeting, or held by record holders who participate in the meeting remotely, will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you are a record holder and you return a valid proxy card, appoint the Proxies by telephone or Internet, or participate in the meeting remotely, your shares will be counted as present for purposes of determining whether there is a quorum, even if you abstain or instruct the Proxies to abstain from voting on one or more matters voted on. Broker “non-votes” also will be counted as present in determining whether there is a quorum. Broker non-votes will occur if your shares are held by a broker and are voted by the broker on one or more “routine” matters at the meeting on which the broker has discretionary voting authority, but are not voted by the broker on a “non-routine” matter because the broker does not have discretionary voting authority with respect to that particular matter and you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

94	2024 Annual Proxy Statement

Frequently Asked Questions About the Virtual Annual Meeting

Q:	Could the Annual Meeting be adjourned?

A:

If a quorum is not present at the Annual Meeting, or for other reasons, the meeting may be adjourned to a different date, time, or place. If an announcement is made during the meeting of the date, time, and place for the adjourned meeting, no further notice of the adjourned meeting will be given unless the adjournment is for more than 30 days or the Record Date is changed.

In the unlikely event that, for any reason, we are not able to convene the Annual Meeting, or if, after being convened, the meeting is interrupted and cannot be continued, including due to loss of internet connectivity or communications capabilities, power failure, or other technical difficulties, the meeting will be adjourned. If a verbal or written announcement of a later date and time for reconvening the meeting is made during the meeting or on the meeting website during the scheduled time for the meeting, the meeting will be reconvened on that date and at that time in a virtual meeting format at the same web address listed above (www.virtualshareholdermeeting.com/FCNCA2024). If such a notice is given, no further notice of the date and time of the reconvened meeting will be given unless the adjournment is for more than 30 days or the Record Date is changed.

The instructions described above for accessing, participating in, and voting at the original meeting will apply to any reconvened meeting.

Q:	What vote is required to elect directors and on Proposals 2, 3, and 4?

A:

Proposals for your vote	Voting Options	Votes Required	Effect of Abstentions	Effect of broker non-votes
Proposal 1: Election of Directors

●  Vote for all nominees by voting “FOR ALL”

●  Withhold your vote for all nominees by voting “WITHHOLD ALL”

●  Vote for all of the nominees except for certain nominees by voting “FOR ALL EXCEPT” and then indicating the nominee(s) for whom you want your vote withheld

●  You may not vote cumulatively for directors

		Plurality of votes cast in election by holders of Class A Common and Class B Common represented at the meeting and voting together as one class	Will have no effect	Will have no effect
Proposal 2: Advisory Vote on Executive Compensation	Vote For, Against, or Abstain	Majority of votes entitled to be cast with respect to shares of Class A Common and Class B Common represented at the meeting and voting together as one class	Will count as a vote against Proposal 2	Will have no effect
Proposal 3: Ratification of Appointment of Independent Accountants	Vote For, Against, or Abstain	Majority of votes entitled to be cast with respect to shares of Class A Common and Class B Common represented at the meeting and voting together as one class	Will count as a vote against Proposal 3	Will have no effect
Proposal 4: Stockholder Proposal Requesting Report on Risks of Politicized De-banking	Vote For, Against, or Abstain	Majority of votes entitled to be cast with respect to shares of Class A Common and Class B Common represented at the meeting and voting together as one class	Will count as a vote against Proposal 4	Will have no effect

Q:	How can I find out the results of the voting at the Annual Meeting?

A:

We will announce the preliminary results of the voting during the Annual Meeting, and we will file a Current Report on Form 8-K with the SEC within four business days after the conclusion of the Annual Meeting to announce the final voting results. FCB’s Internet website (ir.firstcitizens.com/financial-information/sec-filings) contains a link to the SEC’s website (www.sec.gov) where you may review and print copies of that report.

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting, the proposals to be voted upon at the meeting, or how to submit your proxy, contact us at 919-716-7000.

2024 Annual Proxy Statement	95

Recommendations of Nominees

RECOMMENDATIONS OF NOMINEES

As described above under the caption “COMMITTEES OF OUR BOARDS — Compensation, Nominations and Governance Committee,” in identifying potential Board nominee candidates the CNG Committee considers incumbent directors as well as candidates who may be suggested by our management, other directors, or stockholders. Stockholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Compensation, Nominations and Governance Committee

First Citizens BancShares, Inc.

Attention: Corporate Secretary (FCC22)

Post Office Box 27131

Raleigh, North Carolina 27611-7131

Each recommendation should be accompanied by:

●

the full name, address, and telephone number of the person making the recommendation, an affirmation that the person making the recommendation is a stockholder of record (or, if the person is a beneficial owner of shares of our stock but not a record holder, a statement from the record holder of the shares verifying the number of shares beneficially owned by the person making the recommendation), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next annual meeting of stockholders;

●

the full name, address, and telephone number of the candidate being recommended, and information regarding the candidate’s beneficial ownership of shares of our voting securities and any business or personal relationship between the candidate and the person making the recommendation;

●

a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;

●

a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any particular skills, experience, or areas of expertise;

●	a description of any potential contributions to the Board that the candidate might make that are unusual or unique;

●	a description of the candidate’s current positions and experience as a community leader;

●	a description of the candidate’s current positions or experience during the previous 10 years as the director of any public corporation;

●

information regarding any business or personal relationships between the candidate and any of our or our subsidiaries’ customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company, or any of our affiliated companies, and any transactions between the candidate and our company, or any of our affiliated companies;

●

any information in addition to the above regarding the candidate that would be required to be included in our proxy statement pursuant to the SEC’s Regulation 14A (including without limitation information regarding legal proceedings in which the candidate has been involved within the past 10 years); and

●	an explanation of the value or benefit that the person making the recommendation believes that the candidate would provide us as a director.

Candidates recommended by stockholders as nominees must qualify to serve as directors of our company and FCB under applicable state and federal banking laws and regulations, including without limitation the requirements of Section 19 of the Federal Deposit Insurance Act, and must comply with any ownership requirements with respect to ownership by directors of shares of our voting securities. Currently, our directors are encouraged to own an amount of our stock that is significant in light of their financial means. Recommendations by stockholders of candidates for consideration by the Committee in its selection of nominees for our 2025 Annual Meeting must be received by the Committee no later than November 15, 2024. Recommendations submitted by stockholders other than in accordance with these procedures will not be considered by the Committee. The Committee will evaluate candidates recommended by stockholders in a manner similar to its evaluation of other candidates.

96	2024 Annual Proxy Statement

Proposals for 2025 Annual Meeting

PROPOSALS FOR 2025 ANNUAL MEETING

Any proposal of a stockholder, other than a nomination for election as a director, that is intended to be presented for action at our 2025 Annual Meeting and included in the proxy statement and proxy card that we will distribute in connection with that meeting must be received by our Corporate Secretary in writing at our address listed below no later than November 15, 2024, to be considered timely received for inclusion in those proxy materials. In order to be included in our proxy materials for a particular meeting, the proposal and the stockholder submitting it must satisfy and comply with certain eligibility and procedural requirements contained in rules of the SEC.

Under our Bylaws, written notice of a stockholder proposal (other than a nomination) intended to be presented from the floor at our 2025 Annual Meeting but which is not intended to be included in our proxy statement and proxy card, or of a stockholder’s intent to nominate a person from the floor for election as a director at our 2025 Annual Meeting, must be received by our Corporate Secretary at our address listed below no earlier than December 15, 2024, and no later than January 29, 2025, in order for that proposal or nomination to be brought before that Annual Meeting. The same notice requirements apply in the case of a stockholder proposal other than a nomination in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by stockholders at our 2025 Annual Meeting. However, if, effective after the January 29, 2025 deadline for notice of a proposed nomination, our Board of Directors increases the number of our directors to be elected at our 2025 Annual Meeting, and if there is no public announcement naming the nominee to fill the vacancy at least 100 days prior to the first anniversary of the Annual Meeting, then a stockholder’s written notice of a nomination to fill the vacancy will be treated as timely if it is received by us not later than the close of business on the tenth day following the day on which such a public announcement actually is made. To be effective, notices of stockholder proposals or nominations are required to strictly comply with the requirements of Article II, Section 11 of our Bylaws, which specify the procedures, information, and statements that must be included in any stockholder director nomination. Stockholder proposals or nominations not made as provided in our Bylaws will not be considered at Annual Meetings. A copy of our most recent Bylaws have been filed with the SEC as an exhibit to our 2023 Annual Report and they also are available on our website at ir.firstcitizens.com/corporate-governance/governance-documents.

The notices described above should be mailed to:

First Citizens BancShares, Inc.

Attention: Corporate Secretary

Post Office Box 27131 (Mail Code FCC22)

Raleigh, North Carolina 27611-7131

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Exchange Act, and we file periodic reports and other information, including proxy statements, annual reports, quarterly reports, and current reports, with the SEC. FCB’s Internet website (ir.firstcitizens.com/financial-information/sec-filings) contains a link to the SEC’s website (www.sec.gov) where you may review and print copies of information that we file electronically.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, is being mailed to our stockholders with this proxy statement, and a copy is posted with this proxy statement at www.proxyvote.com. An additional copy will be provided without charge to any stockholder upon written request directed to our Corporate Secretary, Matthew G. T. Martin, at the address listed above for notices.

2024 Annual Proxy Statement	97

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com. The Annual Meeting will be held in a virtual format only, and there will be no physical meeting location for stockholders to attend. The only way to participate in the Annual Meeting will be via the Internet. Instructions for participating in the virtual Annual Meeting are contained in the proxy statement which accompanies this proxy card. V32372-P04954 FIRST CITIZENS BANCSHARES, INC. Virtual Annual Meeting of Stockholders May 1, 2024—9:00 a.m. EDT APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr., and Robert T. Newcomb (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class A Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on March 4, 2024, at the Annual Meeting of BancShares’ Stockholders (the “Annual Meeting”) to be held in a virtual meeting format only at 9:00 a.m. EDT on Wednesday, May 1, 2024, and at any postponements or adjournments of the Annual Meeting. I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have discretion to vote for a substitute nominee named by the Board of Directors. On any other matters properly presented for action by stockholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., a written instrument revoking it, or by participating in the virtual Annual Meeting and following the instructions on the meeting website to vote during the meeting.

SCAN TO VIEW MATERIALS & VOTE w FIRST CITIZENS BANCSHARES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS VOTING CLASS A COMMON STOCK BY PROXY P.O. BOX 1342 Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the BRENTWOOD, NY 11717 Annual Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following ways. To Vote by Mail Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-prepaid envelope has been provided for your convenience. To Vote by Telephone Call 1-800-690-6903 To Vote by Internet Go to the Internet website www.proxyvote.com or scan the QR Barcode above. If voting by telephone or Internet, have your proxy card in hand when you call or access the website. When you are prompted for the “control number,” enter the 16-digit number printed in the box below and then follow the instructions provided to appoint the Proxies and give your voting instructions. If you vote by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by telephone or Internet only until 11:59 p.m. EDT on April 30, 2024, which is the day before the Annual Meeting date. You also may participate in the virtual Annual Meeting via the Internet and vote during the meeting on the meeting website using your 16-digit “control number” printed in the box below. Instructions for voting during the meeting will be available on the meeting website. To participate in the virtual Annual Meeting, go to the Internet website www.virtualshareholdermeeting.com/FCNCA2024 on the meeting date. Instructions for participating in the virtual meeting are contained in the proxy statement which accompanies this proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V32371-P04954 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST CITIZENS BANCSHARES, INC. For Withhold For All To withhold authority to vote for any individual PROPOSALS SUBMITTED BY BOARD OF DIRECTORS All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. BancShares’ vote FOR each Board of the of 13 Directors nominees recommends named below. that stockholders 1. Election of 13 directors for one-year terms. ! ! ! Nominees: 01) Ellen R. Alemany 06) Michael A. Carpenter 11) David G. Leitch 02) John M. Alexander, Jr. 07) H. Lee Durham, Jr. 12) Robert E. Mason IV 03) Victor E. Bell III 08) Dr. Eugene Flood, Jr. 13) Robert T. Newcomb 04) Peter M. Bristow 09) Frank B. Holding, Jr. 05) Hope H. Bryant 10) Robert R. Hoppe BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2. For Against Abstain 2. Non-binding advisory resolution (“say-on-pay” resolution) to approve compensation paid or provided to BancShares’ named executive officers as disclosed in the ! ! ! proxy statement for the Annual Meeting. BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 3. For Against Abstain 3. Proposal to ratify the appointment of KPMG LLP as BancShares’ independent accountants for 2024. ! ! ! PROPOSAL SUBMITTED BY A STOCKHOLDER BancShares’ Board of Directors recommends that stockholders vote AGAINST Proposal 4. For Against Abstain 4. Proposal requesting a report on the risks of politicized de-banking, if properly presented during the meeting by or on behalf of the stockholder. ! ! ! of If this each proxy nominee card is named signed in and Proposal returned 1, “FOR” but no in voting the case directions of Proposals are given 2 and on 3, a and matter, “AGAINST” the Proxies in the may case vote of those Proposal shares 4. “FOR” in the case of the election Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com. The Annual Meeting will be held in a virtual format only, and there will be no physical meeting location for stockholders to attend. The only way to participate in the Annual Meeting will be via the Internet. Instructions for participating in the virtual Annual Meeting are contained in the proxy statement which accompanies this proxy card. V32374-P04954 FIRST CITIZENS BANCSHARES, INC. Virtual Annual Meeting of Stockholders May 1, 2024—9:00 a.m. EDT APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr., and Robert T. Newcomb (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class B Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on March 4, 2024, at the Annual Meeting of BancShares’ Stockholders (the “Annual Meeting”) to be held in a virtual meeting format only at 9:00 a.m. EDT on Wednesday, May 1, 2024, and at any postponements or adjournments of the Annual Meeting. I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies will have discretion to vote for a substitute nominee named by the Board of Directors. On any other matters properly presented for action by stockholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., a written instrument revoking it, or by participating in the virtual Annual Meeting and following the instructions on the meeting website to vote during the meeting.

SCAN TO VIEW MATERIALS & VOTE w FIRST CITIZENS BANCSHARES, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS VOTING CLASS B COMMON STOCK BY PROXY P.O. BOX 1342 Read our proxy statement before you vote by proxy. Then, to ensure that your shares are represented at the BRENTWOOD, NY 11717 Annual Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following ways. To Vote by Mail Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A postage-prepaid envelope has been provided for your convenience. To Vote by Telephone Call 1-800-690-6903 To Vote by Internet Go to the Internet website www.proxyvote.com or scan the QR Barcode above. If voting by telephone or Internet, have your proxy card in hand when you call or access the website. When you are prompted for the “control number,” enter the 16-digit number printed in the box below and then follow the instructions provided to appoint the Proxies and give your voting instructions. If you vote by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card. You may appoint the Proxies by telephone or Internet only until 11:59 p.m. EDT on April 30, 2024, which is the day before the Annual Meeting date. You also may participate in the virtual Annual Meeting via the Internet and vote during the meeting on the meeting website using your 16-digit “control number” printed in the box below. Instructions for voting during the meeting will be available on the meeting website. To participate in the virtual Annual Meeting, go to the Internet website www.virtualshareholdermeeting.com/FCNCA2024 on the meeting date. Instructions for participating in the virtual meeting are contained in the proxy statement which accompanies this proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V32373-P04954 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST CITIZENS BANCSHARES, INC. For Withhold For All To withhold authority to vote for any individual PROPOSALS SUBMITTED BY BOARD OF DIRECTORS All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. vote BancShares’ FOR each Board of the of 13 Directors nominees recommends named below. that stockholders 1. Election of 13 directors for one-year terms. ! ! ! Nominees: 01) Ellen R. Alemany 06) Michael A. Carpenter 11) David G. Leitch 02) John M. Alexander, Jr. 07) H. Lee Durham, Jr. 12) Robert E. Mason IV 03) Victor E. Bell III 08) Dr. Eugene Flood, Jr. 13) Robert T. Newcomb 04) Peter M. Bristow 09) Frank B. Holding, Jr. 05) Hope H. Bryant 10) Robert R. Hoppe BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2. For Against Abstain 2. Non-binding advisory resolution (“say-on-pay” resolution) to approve compensation paid or provided to BancShares’ named executive officers as disclosed in the ! ! ! proxy statement for the Annual Meeting. BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 3. For Against Abstain 3. Proposal to ratify the appointment of KPMG LLP as BancShares’ independent accountants for 2024. ! ! ! PROPOSAL SUBMITTED BY A STOCKHOLDER BancShares’ Board of Directors recommends that stockholders vote AGAINST Proposal 4. For Against Abstain 4. Proposal requesting a report on the risks of politicized de-banking, if properly presented during the meeting by or on behalf of the stockholder. ! ! ! of If this each proxy nominee card is named signed in and Proposal returned 1, “FOR” but no in voting the case directions of Proposals are given 2 and on 3, a and matter, “AGAINST” the Proxies in the may case vote of those Proposal shares 4. “FOR” in the case of the election Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date